                                                            [Execution Copy]


                                                                EXHIBIT 10.5(a)




          ************************************************************



                            MEDIACOM CALIFORNIA LLC

                             MEDIACOM DELAWARE LLC

                              MEDIACOM ARIZONA LLC

                         _____________________________



                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                           Dated as of June 24, 1997


                         ______________________________


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                                      and
                           FIRST UNION NATIONAL BANK,
                             as Documentation Agent



          ************************************************************

                                 TABLE OF CONTENTS

  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                      Page
                                                                      ----

Section 1.  Definitions and Accounting Matters....................      2
     1.01  Certain Defined Terms..................................      2
     1.02  Accounting Terms and Determinations....................     34
     1.03  Classes and Types of Loans.............................     36
     1.04  Subsidiaries...........................................     36
     1.05  Nature of Obligations of Borrowers.....................     36

Section 2.  Commitments, Loans, Notes and Prepayments.............     36
     2.01  Loans..................................................     36
     2.02  Borrowings.............................................     38
     2.03  Changes of Commitments.................................     39
     2.04  Commitment Fee.........................................     41
     2.05  Lending Offices........................................     41
     2.06  Several Obligations; Remedies Independent..............     41
     2.07  Notes..................................................     42
     2.08  Optional Prepayments and Conversions or Continuations
           of Loans...............................................     43
     2.09  Mandatory Prepayments and Reductions of Commitments....     45

Section 3.  Payments of Principal and Interest....................     46
     3.01  Repayment of Loans.....................................     46
     3.02  Interest...............................................     49
     3.03  Determination of Applicable Margin.....................     50

Section 4.  Payments; Pro Rata Treatment; Computations; Etc.......     51
     4.01  Payments...............................................     51
     4.02  Pro Rata Treatment.....................................     52
     4.03  Computations...........................................     53
     4.04  Minimum Amounts........................................     53
     4.05  Certain Notices........................................     54
     4.06  Non-Receipt of Funds by the Administrative Agent.......     55
     4.07  Sharing of Payments, Etc...............................     56

Section 5.  Yield Protection, Etc.................................     57
     5.01  Additional Costs.......................................     57

                                      (i)

                                                                     Page
                                                                     ----
     5.02  Limitation on Types of Loans...........................     60
     5.03  Illegality.............................................     61
     5.04  Treatment of Affected Loans............................     61
     5.05  Compensation...........................................     62
     5.06  U.S. Taxes.............................................     63
     5.07  Replacement of Lenders.................................     64

Section 6.  Conditions Precedent..................................     65
     6.01  Initial Loan...........................................     65
     6.02  Initial and Subsequent Loans...........................     70

Section 7.  Representations and Warranties........................     71
     7.01  Corporate Existence....................................     71
     7.02  Financial Condition....................................     71
     7.03  Litigation.............................................     72
     7.04  No Breach..............................................     72
     7.05  Action.................................................     73
     7.06  Approvals..............................................     73
     7.07  ERISA..................................................     73
     7.08  Taxes..................................................     74
     7.09  Investment Company Act.................................     74
     7.10  Public Utility Holding Company Act.....................     74
     7.11  Material Agreements and Liens..........................     75
     7.12  Environmental Matters..................................     75
     7.13  Capitalization.........................................     76
     7.14  Subsidiaries, Etc......................................     77
     7.15  True and Complete Disclosure...........................     77
     7.16  Franchises.............................................     78
     7.17  The CATV Systems.......................................     78
     7.18  Rate Regulation........................................     80
     7.19  Real Property..........................................     81
     7.20  Acquisition Agreements.................................     81

Section 8.  Covenants of the Borrowers............................     81
     8.01  Financial Statements Etc...............................     82
     8.02  Litigation.............................................     85
     8.03  Existence, Etc.........................................     86
     8.04  Insurance..............................................     87
     8.05  Prohibition of Fundamental Changes.....................     87
     8.06  Limitation on Liens....................................     93
     8.07  Indebtedness...........................................     95
     8.08  Investments............................................     95
     8.09  Restricted Payments....................................     96
     8.11  Management Fees........................................    100
     8.12  Capital Expenditures...................................    101
     8.13  Interest Rate Protection Agreements....................    102
     8.14  Affiliate Subordinated Indebtedness....................    102

                                      (ii)

                                                                     Page
                                                                     ----

     8.15  Lines of Business......................................    103
     8.16  Transactions with Affiliates...........................    103
     8.17  Use of Proceeds........................................    104
     8.18  Certain Obligations Respecting Subsidiaries............    104
     8.19  Modifications of Certain Documents.....................    106

Section 9.  Events of Default.....................................    106
     9.01  Events of Default......................................    106
     9.02  Certain Cure Rights....................................    111

Section 10.  The Administrative Agent.............................    113
     10.01  Appointment, Powers and Immunities....................    113
     10.02  Reliance by Administrative Agent......................    114
     10.03  Defaults..............................................    114
     10.04  Rights as a Lender....................................    115
     10.05  Indemnification.......................................    115
     10.06  Non-Reliance on Administrative Agent and Other
             Lenders..............................................    116
     10.07  Failure to Act........................................    117
     10.08  Resignation or Removal of Administrative Agent........    117
     10.09  Consents under Other Loan Documents...................    117
     10.10  Documentation Agent...................................    118

Section 11.  Miscellaneous........................................    118
     11.01  Waiver................................................    118
     11.02  Notices...............................................    119
     11.03  Expenses, Etc.........................................    119
     11.04  Amendments, Etc.......................................    121
     11.05  Successors and Assigns................................    122
     11.06  Assignments and Participations........................    122
     11.07  Survival..............................................    126
     11.08  Captions..............................................    126
     11.09  Counterparts..........................................    126
     11.10  Governing Law; Submission to Jurisdiction.............    126
     11.11  Waiver of Jury Trial..................................    127
     11.12  Treatment of Certain Information; Confidentiality.....    127

                                     (iii)

SCHEDULE I   - Material Agreements and Liens
SCHEDULE II  - Investments
SCHEDULE III - Franchises
SCHEDULE IV  - Certain Matters Related to CATV Systems
SCHEDULE V   - Real Property
SCHEDULE VI  - Certain Adjustments to Operating Cash Flow and  System Cash Flow

EXHIBIT A-1  - Form of Revolving Credit Note
EXHIBIT A-2  - Form of Term A Note
EXHIBIT A-3  - Form of Term B Note
EXHIBIT B    - Form of Quarterly Officer's Report
EXHIBIT C    - Form of Security Agreement
EXHIBIT D    - Form of Guarantee and Pledge Agreement
EXHIBIT E    - Form of Subsidiary Guarantee Agreement
EXHIBIT F    - Form of Management Fee Subordination Agreement
EXHIBIT G    - Form of Opinion of Counsel to
               the Obligors
EXHIBIT H    - Form of Opinion of Special New York
               Counsel to Chase
EXHIBIT I    - Form of Confidentiality Agreement
EXHIBIT J    - Form of Assignment and Acceptance

                                      (iv)

  SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 24, 1997, between: MEDIACOM CALIFORNIA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware ("Mediacom
                                                               --------
California"); MEDIACOM DELAWARE LLC, a limited liability company duly organized
----------
and validly existing under the laws of the State of Delaware ("Mediacom
                                                               --------
Delaware"); MEDIACOM ARIZONA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware ("Mediacom Arizona"
                                                           ----------------
and, together with Mediacom California and Mediacom Delaware, the "Borrowers");
                                                                   ---------
each of the lenders that is a signatory hereto identified under the caption "Lenders" on the signature pages hereto and each lender that becomes a "Lender" after the date hereof pursuant to Section 11.06(b) hereof (individually, a

"Lender" and, collectively, the "Lenders"); THE CHASE MANHATTAN BANK, a New York
-------                          -------
banking corporation, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent") and
                                                    --------------------
FIRST UNION NATIONAL BANK, as documentation agent (in such capacity, the

"Documentation Agent").
--------------------

  Mediacom California, Mediacom Arizona, the Existing Lenders (as hereinafter defined) and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of December 27, 1996 (such Credit Agreement, as heretofore modified and supplemented and in effect on the date hereof, being herein called the "Existing Credit Agreement") providing subject to the terms
                   -------------------------
and conditions thereof, for loans in an aggregate principal amount not exceeding $40,000,000 at any one time outstanding. The parties hereto wish to amend the Existing Credit Agreement by among other things, increasing the amount of loans available thereunder to an aggregate principal amount up to but not exceeding $100,000,000, by adding the New Lenders (as hereinafter defined), by adding Mediacom Delaware as an additional borrower thereunder and by amending certain of the other provisions thereof, and, in that connection, wish to amend and restate the Existing Credit Agreement in its entirety, it being the intention of the parties hereto that the loans outstanding on the Effective Date (as hereinafter defined) shall continue and remain outstanding and not be repaid on the Effective Date, but shall be assigned and reallocated among the Lenders as provided in Section 2.01 hereof.

  Accordingly the parties hereto hereby agree that the Existing Credit Agreement shall, as of the Effective Date (but subject to the satisfaction of the conditions precedent specified


                               Credit Agreement
                               ----------------
in Section 6.01 hereof), be amended and restated in its entirety as follows:


  Section 1.  Definitions and Accounting Matters.


  1.01  Certain Defined Terms. As used herein, the following terms shall have
        ---------------------

  the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
                         ---- -----

        "Acquisition Agreements" shall mean, collectively, the December 1996
         ----------------------
Acquisition Agreements, the Benchmark Acquisition Agreement, the Booth Acquisition Agreement, the Spring 1997 Acquisition Agreements and the Subsequent Acquisition Agreements.

        "Acquisitions" shall mean, collectively, the December 1996 Acquisitions
         ------------
the Benchmark Acquisition, the Booth Acquisition, the Spring 1997 Acquisitions and the Subsequent Acquisitions.

        "Adjusted Operating Cash Flow" shall mean, for any period during which
         ----------------------------
the Borrowers shall have consummated either of the Spring 1997 Acquisitions, the sum, for the Borrowers and their Subsidiaries (determined on a combined basis without duplication in accordance with GAAP), of the following, in each case determined under the assumption that such Spring 1997 Acquisition had been consummated on the first day of such period: (i) Operating Cash Flow for such period plus (ii) the sum of (x) non-recurring expenses incurred by the
       ----
applicable Spring 1997 Seller prior to the actual closing of such Spring 1997 Acquisition (to the extent such items were included as operating expenses in the determination of Operating Cash Flow for such period) and (y) the amounts set forth in Schedule VI hereto for such period (representing certain cost savings and programming cost increases in respect of the CATV Systems being acquired in such Spring 1997 Acquisition), minus (iii) without duplication of the Management
                               -----
Fees actually paid during such period, the additional Management Fees that would have been paid during such period at a rate equal to 5% of the gross operating revenue of the Borrowers and their Subsidiaries for such period (determined, as specified above, under the assumption that such Spring 1997 Acquisition had been consummated on the first day of such period).

                               Credit Agreement
                               ----------------

  "Adjusted System Cash Flow" shall mean, for any period during which the
   -------------------------
Borrowers shall have consummated either of the Spring 1997 Acquisitions, the sum, for the Borrowers and their Subsidiaries (determined on a combined basis without duplication in accordance with GAAP), of the following, in each case determined under the assumption that such Spring 1997 Acquisition had been consummated on the first day of such period: (i) System Cash Flow for such period plus (ii) the sum of (x) non-recurring expenses incurred by the
       ----
applicable Spring 1997 Seller prior to the actual closing of such Spring 1997 Acquisition (to the extent such items were included as operating expenses in the determination of System Cash Flow for such period) and (y) the amounts set forth in Schedule VI hereto (representing certain cost savings and programming cost increases in respect of the CATV Systems being acquired in such Spring 1997 Acquisition).

  "Administrative Questionnaire" shall mean an Administrative Questionnaire in a
   ----------------------------
form supplied by the Administrative Agent.

  "Affiliate" shall mean any Person that directly or indirectly controls, or is
   ---------
under common control with, or is controlled by, a Borrower and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by"
             -------                                              -------------
and "under common control with") shall mean possession, directly or indirectly,
     -------------------------
of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns
                        --------
directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of any Borrower or any of its Subsidiaries and (b) none of the Wholly Owned Subsidiaries of any Borrower shall be Affiliates.

                               Credit Agreement
                               ----------------

  "Affiliate Subordinated Indebtedness" shall mean Indebtedness to an Affiliate
   -----------------------------------
(i) for which a Borrower is directly and primarily liable, (ii) in respect of which none of its Subsidiaries is contingently or otherwise obligated, (iii) that is subordinated to the obligations of the Borrowers to pay principal of and interest on the Loans and Notes hereunder on terms in form and substance satisfactory to the Majority Lenders, (iv) that does not mature prior to June 30, 2006, and that is issued pursuant to documentation containing terms (including interest, covenants and events of default) in form and substance satisfactory to the Majority Lenders and (v) that states by its terms that principal and interest in respect thereof shall only be payable to the extent permitted under Section 8.09 hereof. Notwithstanding the foregoing, Affiliate Subordinated Indebtedness shall not include the Booth Subordinated Indebtedness.

  "Applicable Lending Office" shall mean, for each Lender and for each Type of
   -------------------------
Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrowers as the office by which its Loans of such Type are to be made and maintained.

  "Applicable Margin" shall mean (a) with respect to Revolving Credit Loans and
   -----------------
Term A Loans of any Type, the respective rates indicated below for Revolving Credit Loans and Term A Loans of such Type opposite the then-current Rate Ratio (determined pursuant to Section 3.03 hereof) indicated below (except that anything in this Agreement to the contrary notwithstanding, the Applicable Margin with respect to Revolving Credit Loans and Term A Loans shall be the highest rates provided for below (i.e., 1.625% with respect to Base Rate Loans and 2.625% with respect to Eurodollar Loans) during any period when an Event of Default shall have occurred and be continuing):

                               Credit Agreement
                               ----------------

                            Applicable Margin (% p.a.)
  Range                     --------------------------
  of
  Rate Ratio                Base Rate Loans   Eurodollar Loans
  ----------                ---------------   ----------------

Greater than or equal
  to 5.50 to 1               1.625%              2.625%

Greater than or equal to
  5.00 to 1 but less than
  5.50 to 1                  1.375%              2.375%

Greater than or equal to
  4.50 to 1 but less than
  5.00 to 1                  1.125%              2.125%

Greater than or equal to
  4.00 to 1 but less than
  4.50 to 1                  0.875%              1.875%

Greater than or equal to
  3.00 but less than
  4.00                       0.625%              1.625%

Less than 3.00 to 1          0.375%              1.375%

and (b) with respect to Term B Loans of any Type, the respective rates indicated below for Term B Loans of such Type opposite the then-current Rate Ratio (determined pursuant to Section 3.03 hereof) indicated below (except that anything in this Agreement to the contrary notwithstanding, the Applicable Margin with respect to Term B Loans shall be the highest rates provided for below (i.e., 1.75% with respect to Base Rate Loans and 2.75% with respect to Eurodollar Loans) during any period when an Event of Default shall have occurred and be continuing):

                               Credit Agreement
                               ----------------

                              Applicable Margin (% p.a.)
    Range                     --------------------------
     of
  Rate Ratio               Base Rate Loans   Eurodollar Loans
  ----------               ---------------   ----------------

Greater than or equal
   to 5.50 to 1                 1.75%            2.75%

 Greater than or equal to
  5.00 to 1 but less than
  5.50 to 1                     1.50%            2.50%

Less than 5.00 to 1             1.25%            2.25%


  "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended
   ---------------
from time to time.

  "Base Rate" shall mean, for any day, a rate per annum equal to the higher of
   ---------
(a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

  "Base Rate Loans" shall mean Loans that bear interest at rates based upon the
   ---------------
Base Rate.

  "Basic Documents" shall mean, collectively, this Agreement, the other Loan
   ---------------
Documents and the Acquisition Agreements.

  "Basic Subscribers" shall mean, as at any date, (a) Subscribers who subscribe
   -----------------
to a CATV System at the regular basic monthly subscription rate for such CATV System to a single household Subscriber (exclusive of "secondary outlets", as such term is commonly understood in the cable television industry), plus (b) the
                                                                    ----
number of Subscribers determined by dividing the aggregate dollar monthly amount billed to bulk Subscribers (hotels, motels, apartment buildings, hospitals and the like), by the regular basic monthly subscription rate for basic service charged by the CATV System in which such bulk Subscriber is located.

  "Basle Accord" shall mean the proposals for risk-based capital framework
   ------------
described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital



                              Credit Agreement
                              ----------------

Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

  "Benchmark" shall mean Benchmark Acquisition Fund II Limited Partnership, a
   ---------
Maryland limited partnership.

  "Benchmark Acquisition" shall mean the acquisition by Mediacom California
   ---------------------
pursuant to the Benchmark Acquisition Agreement of substantially all of the assets comprising the cable television systems of Benchmark in the communities of Ridgecrest, and China Lake Naval Station, California, and in San Bernadino County and Kern County, California.

  "Benchmark Acquisition Agreement" shall mean the Asset Purchase Agreement made
   -------------------------------
as of November 6, 1995, by and between Benchmark and Mediacom California, as assignee of Mediacom, as amended by an Amendment No. 1 thereto dated as of March 12, 1996, and as the same shall, subject to Section 8.19 hereof, be further modified and supplemented and in effect from time to time.

  "Booth" shall mean Booth American Company, a Michigan corporation.
   -----

  "Booth Acquisition" shall mean the acquisition by Mediacom California pursuant
   -----------------
to the Booth Acquisition Agreement of substantially all of the assets comprising the cable television systems of Booth in the communities of Kernville, Wofford Heights, Lake Isabella, Bodfish, Onyx, Weldon-Kelso Valley, Belle Vista, Mt. Mesa-Squirrel Valley and South Lake of Kern County, California.

  "Booth Acquisition Agreement" shall mean the Asset Purchase and Sale Agreement
   ---------------------------
made as of May 23, 1996 by and between Booth and Mediacom California, as the same shall, subject to Section 8.19 hereof, be modified and supplemented and in effect from time to time.

  "Booth Subordinated Indebtedness" shall mean the obligations of the Borrowers
   -------------------------------
to Booth (or any transferee thereof) under the Amended and Restated Senior Subordinated Loan Agreement executed and delivered on December 27, 1996 pursuant to the Booth Acquisition Agreement, as amended by Amendment No. 1 dated as of June 24, 1997.

  "Business Day" shall mean any day (a) on which commercial banks are not
   ------------
authorized or required to close in New



                              Credit Agreement
                              ----------------

York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by a Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

  "Capital Expenditures" shall mean, for any period, expenditures made by the
   --------------------
Borrowers or any of their Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs and the Acquisitions) during such period computed in accordance with GAAP.

  "Capital Lease Obligations" shall mean, for any Person, all obligations of
   -------------------------
such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

  "CATV System" shall mean any cable distribution system that receives broadcast
   -----------
signals by antennae, microwave transmission, satellite transmission or any other form of transmission and that amplifies such signals and distributes them to Persons who pay to receive such signals, but shall exclude wireless cable.

  "Chase" shall mean The Chase Manhattan Bank.
   -----

  "Class" shall have the meaning assigned to such term in Section 1.03 hereof.
   -----

  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to
   ----
time.

  "Commisso Entity" shall mean, collectively, (i) Rocco Commisso, (ii) any
   ---------------
entity controlled by Rocco Commisso and owned by Rocco Commisso, (iii) members of the immediate family of Rocco Commisso or (iv) trusts established for the benefit of Rocco Commisso or members of the immediate family of Rocco Commisso.



                              Credit Agreement
                              ----------------

  "Commitments" shall mean, collectively, the Revolving Credit Commitments and
   -----------
the Term Loan Commitments.

  "Continue", "Continuation" and "Continued" shall refer to the continuation
   --------    ------------       ---------
pursuant to Section 2.08 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

  "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant
   -------    ----------       ---------
to Section 2.08 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

  "Cure Monies" shall mean proceeds of Affiliate Subordinated Indebtedness
   -----------
and/or equity contributions received by the Borrowers after the date hereof that, at the time the same are received by the Borrowers are identified by the Borrowers, in a certificate of a Senior Officer delivered by the Borrowers to the Administrative Agent within one Business Day of such receipt, as constituting "Cure Monies" for purposes of Section 9.02 hereof.

  "Debt Issuance" shall mean any issuance or sale by a Borrower or any of its
   -------------
Subsidiaries after the Effective Date of any debt securities, excluding, however, any Indebtedness incurred pursuant to Section 8.07(c) or 8.07(e) hereof.

  "Debt Service" shall mean, for any period, the sum, for the Borrowers and
   ------------
their Subsidiaries (determined on a combined basis without duplication in accordance with GAAP), of the following: (a) in the case of Revolving Credit Loans under this Agreement, the aggregate amount of payments of principal of such Loans that, giving effect to Commitment reductions or terminations scheduled to be made during such period pursuant to Section 2.03(a) hereof, were required to be made pursuant to Section 3.01(a) hereof during such period plus
                                                                          ----
(b) in the case of Term Loans under this Agreement and all other Indebtedness (other than Revolving Credit Loans), all regularly scheduled payments or regularly scheduled prepayments of principal of such Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) made or payable during such period (other than the principal component of any payments in respect of Affiliate Subordinated Indebtedness) plus (c) all Interest Expense for such period.
              ----



                              Credit Agreement
                              ----------------

  "December 1996 Acquisitions" shall mean, collectively, the Saguaro Cable
   --------------------------
Acquisition and the Valley Center Acquisition.

  "December 1996 Acquisition Agreements" shall mean, collectively, the Saguaro
   ------------------------------------
Cable Acquisition Agreement and the Valley Center Acquisition Agreement.

  "Deeds of Trust" shall mean, collectively, one or more deeds of trust,
   --------------
mortgages, or collateral assignments of leasehold interest, in form and substance satisfactory to the Administrative Agent, creating a Lien on real property or leasehold interests in the state where the respective Property to be covered by such instrument is located, executed by the respective Obligor that is the owner or lessee of such Property in favor of the Administrative Agent (or, in the case of a deed of trust, in favor of a trustee for the benefit of the Administrative Agent and the Lenders) pursuant to the Existing Credit Agreement (or any predecessor agreement), Section 6.01(h) hereof or Section 8.18 hereof, as the case may be, covering the respective fee or leasehold interests owned by such Obligor, as said deeds of trust, mortgages and collateral assignments of leasehold interests shall be modified and supplemented and in effect from time to time.

  "Default" shall mean an Event of Default or an event that with notice or lapse
   -------
of time or both would become an Event of Default.

  "Disposition" shall mean any sale, assignment, transfer or other disposition
   -----------
of any Property (whether now owned or hereafter acquired) by the Borrowers or any of their Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms.

  "Dollars" and "$" shall mean lawful money of the United States of America.
   -------       -

  "Effective Date" shall mean the date on which the conditions to effectiveness
   --------------
set forth in Section 6.01 hereof shall have been satisfied or waived.

  "Environmental Claim" shall mean, with respect to any Person, any written or
   -------------------
oral notice, claim, demand or other communication (collectively, a "claim") by
                                                                    -----
any other Person alleging or asserting such Person's liability for investigatory



                               Credit Agreement
                               ----------------
costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

  "Environmental Laws" shall mean any and all present and future Federal, state,
   ------------------
local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

  "Equity Issuance" shall mean, collectively, (a) any issuance or sale by a
   ---------------
Borrower after the Effective Date of (i) any of its ownership interests or of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock or its ownership interests (other than any warrants or options issued to directors, officers or employees of the Borrowers pursuant to employee benefit plans established in the ordinary course of business and any ownership interests of the Borrowers issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrowers or (b) the receipt by a Borrower after the Effective Date of any equity capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution), provided that the term "Equity Issuance" shall not include any
               --------
capital contribution by Mediacom to any Borrower from

                               Credit Agreement
                               ----------------
the proceeds of the proposed equity issuance by Mediacom described in the Confidential Private Placement Memorandum dated September, 1996 relating to the offering of $75,000,000 limited liability company membership interests in Mediacom.

  "Equity Rights" shall mean, with respect to any Person, any subscriptions,
   -------------
options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class or other ownership interests of any type in, such Person.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
   -----
amended from time to time.

  "ERISA Affiliate" shall mean any corporation or trade or business that is a
   ---------------
member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which a Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which a Borrower is a member.

  "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any
   --------------------
Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%), quoted by Chase at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by Chase to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by Chase for such Interest Period. If Chase is not participating in any Eurodollar Loans during any Interest Period therefor, the Eurodollar Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of such Loans that Chase would have made or had outstanding had it been participating in such Loan during such Interest Period.

  "Eurodollar Loans" shall mean Loans that bear interest at rates based on rates
   ----------------
referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

                               Credit Agreement
                               ----------------

  "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period
   ---------------
therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

  "Event of Default" shall have the meaning assigned to such term in Section 9
   ----------------
hereof.

  "Excess Cash Flow" shall mean, for any period, the excess of (a) Operating
   ----------------
Cash Flow for such period over (b) the sum of (i) Capital Expenditures made during such period plus (ii) the aggregate amount of Debt Service for such
                   ----
period plus (iii) the Tax Payment Amount for such period plus (iv) any decreases
       ----                                              ----
(or minus any increases) in Working Capital from the first day to the last day
    -----
of such period.

  "Executive Compensation" shall mean, for any period, the aggregate amount of
   ----------------------
compensation (including, without limitation, salaries, withholding taxes, unemployment insurance contributions, pension, health and other benefits) of the Manager's executive management personnel during such period. For purposes hereof, "executive management personnel" shall not include any individual (such as a system manager) who is employed solely in connection with the day-to-day operations of a CATV System.

  "Existing Lenders" shall mean Chase and First Union National Bank.
   ----------------

"FCC" shall mean the Federal Communications Commission or any governmental
 ---
authority substituted therefor.

  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded
   ------------------
upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not
     --------
a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published




                              Credit Agreement
                              ----------------
on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

  "Fixed Charge Coverage Ratio" shall mean, as at any date, the ratio of (a) the
   ---------------------------
product of (x) Operating Cash Flow for the fiscal quarter ending on, or most recently ended prior to, such date times (y) four to (b) the sum of (i) Debt
                                   -----
Service for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date plus (ii) Capital Expenditures for the period
                                   ----
of four consecutive fiscal quarters ending on, or most recently ended prior to, such date plus (iii) the Tax Payment Amount for the period of four consecutive
          ----
fiscal quarters ending on, or most recently ended prior to, such date. For purposes of determining the Fixed Charge Coverage Ratio, Capital Expenditures incurred for any period prior to January 1, 2000 with respect to the cable television systems acquired or to be acquired in connection with the December 1996 Acquisitions and the Spring 1997 Acquisitions shall be the lesser of (i) actual Capital Expenditures incurred for such period with respect to such cable television systems and (ii) the product of $40 times the average number of
                                               -----
Subscribers to such cable television systems during such period.

  "Franchise" shall mean a franchise, license, authorization or right by
   ---------
contract or otherwise to construct, own, operate, promote, extend and/or otherwise exploit any CATV System operated or to be operated by a Borrower or any of its Subsidiaries granted by any state, county, city, town, village or other local or state government authority or by the FCC. The term "Franchise" shall include each of the Franchises set forth on Schedule III hereto.

  "GAAP" shall mean generally accepted accounting principles applied on a basis
   ----
consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

  "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to
   ---------
purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any

                               Credit Agreement
                               ----------------

Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall
                               ---------       ----------
have a correlative meaning.

  "Guarantee and Pledge Agreement" shall mean a Second Amended and Restated
   ------------------------------
Guarantee and Pledge Agreement substantially in the form of Exhibit D hereto between the Parent Guarantors and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

  "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum
   ------------------
products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or
                             -----
substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

  "Indebtedness" shall mean, for any Person: (a) obligations created, issued or
   ------------
incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person), including, without limitation, Affiliate Subordinated Debt and Booth Subordinated Indebtedness; (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days



                              Credit Agreement
                              ----------------
of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person; provided that
                                                                  --------
Indebtedness shall exclude (i) obligations in respect of surety and performance bonds backing pole rental or conduit attachments and the like, or backing obligations under Franchises, arising in the ordinary course of business of the CATV Systems of the Borrowers and their Subsidiaries and (ii) all obligations in respect of Interest Rate Protection Agreements.

  "Interest Coverage Ratio" shall mean, as at any date, the ratio of (a)
   -----------------------
Operating Cash Flow for the fiscal quarter ending on, or most recently ended prior to, such date to (b) Interest Expense for such fiscal quarter.

  Notwithstanding the foregoing, if during any fiscal quarter for which the Interest Coverage Ratio is being determined the Borrowers shall have consummated either of the Spring 1997 Acquisitions, the Interest Coverage Ratio shall be deemed to be equal to the ratio of Adjusted Operating Cash Flow for such fiscal quarter to Interest Expense for such fiscal quarter, Interest Expense to be determined under the assumption that such Spring 1997 Acquisition had been consummated (and all Indebtedness incurred in connection therewith) on the first day of such fiscal quarter.

  "Interest Expense" shall mean, for any period, the sum, for the Borrowers and
   ----------------
their Subsidiaries (determined on a combined basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) and all commitment fees payable hereunder, but excluding all interest in respect of Affiliate Subordinated Indebtedness and all Booth Subordinated Indebtedness (in each case, to the extent not paid in cash during such period), plus (b) the net amount
                                                    ----
payable (or minus the net amount receivable) under Interest Rate Protection
            -----
Agreements during such period (whether or not actually paid or received during such period)



                              Credit Agreement
                              ----------------
plus (c) the aggregate amount of upfront or one-time fees or
----
expenses payable in respect of Interest Rate Protection Agreements to the extent such fees or expenses are amortized during such period.

  "Interest Period" shall mean, with respect to any Eurodollar Loan, each period
   ---------------
commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and (subject to the provisions of Section
2.01(c) hereof) ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrowers may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

  Notwithstanding the foregoing: (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Commitment Termination Date, such Interest Period shall end on the Revolving Credit Commitment Termination Date; (ii) no Interest Period for any Revolving Credit Loan may commence before and end after any Revolving Credit Commitment Reduction Date unless, after giving effect thereto, the aggregate principal amount of Revolving Credit Loans having Interest Periods that end after such Revolving Credit Commitment Reduction Date shall be equal to or less than the aggregate principal amount of Revolving Credit Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Revolving Credit Commitment Reduction Date; (iii) no Interest Period for any Term A Loan may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term A Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term A Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iv) no Interest Period for any Term B Loan may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term B Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term B Loans scheduled to be outstanding after giving effect to the payments of principal

                               Credit Agreement
                               ----------------
required to be made on such Principal Payment Date; (v) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and
(vi) notwithstanding clauses (i), (ii), (iii) and (iv) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

  "Interest Rate Protection Agreement" shall mean, for any Person, an interest
   ----------------------------------
rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies. For purposes hereof, the "credit exposure" at any time of any Person under an
                      ---------------
Interest Rate Protection Agreement to which such Person is a party shall be determined at such time in accordance with the standard methods of calculating credit exposure under similar arrangements as prescribed from time to time by the Administrative Agent, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Interest Rate Protection Agreement.

  "Investment" shall mean, for any Person:  (a) the acquisition (whether for
   ----------
cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of programming or advertising time by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person;

                               Credit Agreement
                               ----------------
or (d) the entering into of any Interest Rate Protection Agreement.

  "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge,
   ----
charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

  "Loan Documents" shall mean, collectively, this Agreement, the Notes, the
   --------------
Security Documents and each Management Fee Subordination Agreement.

  "Loans" shall mean, collectively, the Revolving Credit Loans and the Term
   -----
Loans.

  "Lower Delaware Acquisition" shall mean the acquisition by Mediacom Delaware
   --------------------------
pursuant to the Lower Delaware Acquisition Agreement of substantially all of the assets comprising the cable television systems of American Cable TV Investors 5, Ltd. in (i) the following areas in Delaware: the residential and recreational areas known as Angola-by-the Bay, unincorporated Sussex County, Long Neck, the private residential community of Sea Colony and the towns of Bethany Beach, Dagsboro, Frankford, Millsboro, Millville, Oceanview, Selbyville and South Bethany and (ii) the following areas in Maryland: the towns of Willards and Pittsville, Unincorporated Wicomico County, Worcester County and the private residential community of Ocean Pines.

  "Lower Delaware Acquisition Agreement" shall mean the Asset Purchase Agreement
   ------------------------------------
made as of December 24, 1996 by and between American Cable TV Investors 5, Ltd. and Mediacom, as the same shall, subject to Section 8.19 hereof, be modified and supplemented and in effect from time to time.

  "Majority Lenders" shall mean, subject to the last paragraph of Section 11.04
   ----------------
hereof, Lenders having at least 66-2/3% of the sum of (a) the aggregate outstanding principal amount of the Term Loans or, if the Term Loans shall not have been made (or designated as provided in Section 2.01 hereof), the aggregate outstanding principal amount of the Term Loan Commitments plus (b) the sum of
                                                          ----
(i) the aggregate unused amount, if any, of the

                               Credit Agreement
                               ----------------

Revolving Credit Commitments at such time plus (ii) the aggregate outstanding
                                          ----
principal amount of the Revolving Credit Loans at such time.

  "Majority Revolving Credit Lenders" shall mean Revolving Credit Lenders having
   ---------------------------------
at least 66-2/3% of the aggregate amount of the Revolving Credit Commitments or, if the Revolving Credit Commitments shall have terminated, Revolving Credit Lenders holding at least 66-2/3% of the aggregate unpaid principal amount of the Revolving Credit Loans.

  "Majority Term A Lenders" shall mean Term A Lenders holding at least 66-2/3%
   -----------------------
of the aggregate outstanding principal amount of the Term A Loans or, if the Term A Loans shall not have been made (or designated as provided in Section 2.01 hereof), at least 66-2/3% of the Term A Commitments.

  "Majority Term B Lenders" shall mean Term B Lenders holding at least 66-2/3%
   -----------------------
of the aggregate outstanding principal amount of the Term B Loans or, if the Term B Loans shall not have been made, at least 66-2/3% of the Term B Commitments.

  "Management Agreements" shall mean, collectively, (a) the Management Agreement
   ---------------------
dated March 12, 1996 among Mediacom California and Mediacom Management Corporation, (b) the Management Agreement dated December 27, 1996 among Mediacom Arizona and Mediacom Management Corporation and (c) the Management Agreement dated June 24, 1997 among Mediacom Delaware and Mediacom Management Corporation, in each case as the same shall, subject to Section 8.19 hereof, be modified and supplemented and in effect from time to time.

  "Management Fee Subordination Agreement" shall mean a Second Amended
   --------------------------------------
Management Fee Subordination Agreement substantially in the form of Exhibit F hereto between the Manager (or, as contemplated by Section 8.11 hereof, any other Person to whom a Borrower or any of its Subsidiaries may be obligated to pay Management Fees), the Borrowers and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

  "Management Fees" shall mean, for any period, the sum of all fees, salaries
   ---------------
and other compensation (including, without limitation, all Executive Compensation) paid or incurred by the Borrowers to Affiliates (other than Affiliates that are employees of the Borrowers and their Subsidiaries) in respect of services



                              Credit Agreement
                              ----------------
rendered in connection with the management or supervision of the Borrowers and their Subsidiaries, provided that Management Fees shall
                                      --------
exclude (a) the first $100,000 of Manager Expenses (if any) during any fiscal year and (b) the aggregate amount of intercompany shared expenses payable to Mediacom that are allocated by Mediacom to the Borrowers and their Subsidiaries in accordance with Section 5.05 of the Guarantee and Pledge Agreement (other than the allocated amount of Executive Compensation, which Executive Compensation shall in any event constitute management fees hereunder).

"Manager" shall mean Mediacom Management Corporation, or any successor in such
 -------
capacity as manager of the Borrowers.

  "Manager Expenses" shall mean out-of-pocket expenses incurred by the Manager
   ----------------
on behalf of the Borrowers and their Subsidiaries in connection with the operation of the business of the Borrowers and their Subsidiaries.

  "Material Adverse Effect" shall mean a material adverse effect on (a) the
   -----------------------
Property, business, operations, financial condition, prospects, liabilities or capitalization of the Borrowers and their Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

  "Mediacom" shall mean Mediacom LLC, a New York limited liability company.
   --------

  "Mediacom Arizona Operating Agreement" shall mean the Operating Agreement of
   ------------------------------------
Mediacom Arizona dated December 27, 1996 between Mediacom and Mediacom California, as the same shall, subject to Section 8.19 hereof, be modified and supplemented and in effect from time to time.

  "Mediacom California Operating Agreement" shall mean the Operating Agreement
   ---------------------------------------
of Mediacom California dated March 12, 1996 between Mediacom and Mediacom Management Corporation, as the same shall, subject to Section 8.19 hereof, be modified and supplemented and in effect from time to time.

                               Credit Agreement
                               ----------------

  "Mediacom Delaware Operating Agreement" shall mean the Operating Agreement of
   -------------------------------------
Mediacom Delaware dated January 1, 1997, as the same shall, subject to Section
8.19 hereof, be modified and supplemented and in effect from time to time.

  "Multiemployer Plan" shall mean a multiemployer plan defined as such in
   ------------------
Section 3(37) of ERISA to which contributions have been made by a Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

  "Net Available Proceeds" shall mean:
   ----------------------

               (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition and

               (ii) in the case of any Equity Issuance or Debt Issuance, the aggregate amount of all cash received by any Borrower or any of its Subsidiaries in respect of such Equity Issuance or Debt Issuance, net of reasonable expenses incurred by the Borrowers and their Subsidiaries in connection therewith.

  "Net Cash Payments" shall mean, with respect to any Disposition, the aggregate
   -----------------
amount of all cash payments, and the fair market value of any non-cash consideration, received by the Borrowers and their Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash
                                                --------
Payments shall be net of the amount of any legal, accounting, broker, title and recording tax expenses, commissions, finders' fees and other fees and expenses paid by the Borrowers and their Subsidiaries in connection with such Disposition and (b) Net Cash Payments shall be net of any repayments by the Borrowers and their Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and
(ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

"New Lenders" shall mean each Lender party hereto on the Effective Date other
 -----------
than the Existing Lenders.

  "Notes" shall mean, collectively, the Revolving Credit Notes and the Term Loan
   -----
Notes.

                               Credit Agreement
                               ----------------

  "Obligors" shall mean, collectively, the Borrowers, the Parent Guarantors and,
   --------
effective upon execution and delivery of any Subsidiary Guarantee Agreement, each Subsidiary of a Borrower so executing and delivering such Subsidiary Guarantee Agreement.

  "Operating Agreements" shall mean, collectively, the Mediacom California
   --------------------
Operating Agreement, the Mediacom Delaware Operating Agreement and the Mediacom Arizona Operating Agreement.

  "Operating Cash Flow" shall mean, for any period, the sum, for the Borrowers
   -------------------
and their Subsidiaries (determined on a combined basis without duplication in accordance with GAAP), of the following: (a) System Cash Flow minus (b)
                                                              -----
Management Fees paid during such period to the extent not exceeding 5% of the gross operating revenue of the Borrowers and their Subsidiaries for such period.

  "Parent Guarantors" shall mean, collectively, Mediacom and Mediacom Management
 -----------------
Corporation.

  "Pay TV Units" shall mean the aggregate number of premium or pay television
 ------------
services to which Subscribers subscribe.

  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity
   ----
succeeding to any or all of its functions under ERISA.

  "Permitted Investments" shall mean:  (a) direct obligations of the United
   ---------------------
States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc., or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

                               Credit Agreement
                               ----------------

  "Person" shall mean any individual, corporation, company, voluntary
   ------
association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

  "Plan" shall mean an employee benefit or other plan established or maintained
   ----
by a Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

  "Post-Default Rate" shall mean a rate per annum equal to 2% plus the Base Rate
   -----------------                                          ----
as in effect from time to time plus the Applicable Margin for Base Rate Loans,
                               ----
provided that, with respect to principal of a Eurodollar Loan that shall become
--------
due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise) on a day other than the last day of the Interest Period therefor, the "Post-Default Rate" shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the
                                                                        ----
interest rate for such Loan as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition.

  "Prime Rate" shall mean the rate of interest from time to time announced by
   ----------
Chase at the its principal office in New York City as its prime commercial lending rate.

  "Principal Payment Dates" shall mean the last Business Day of March, June,
   -----------------------
September and December of each year, commencing with September 30, 1997, through and including September 30, 2005.

  "Property" shall mean any right or interest in or to property of any kind
   --------
whatsoever, whether real, personal or mixed and whether tangible or intangible.

  "Quarterly Dates" shall mean the twentieth day of January, April, July and
   ---------------
October in each year, the first of which shall be the first such day after the date of this Agreement; provided that if any such day is not a Business Day, then such Quarterly Date shall be the next succeeding Business Day.

  "Quarterly Officer's Report" shall mean a quarterly report of a Senior Officer
   --------------------------
with respect to Basic Subscribers,

                               Credit Agreement
                               ----------------
homes passed, revenues per Subscriber and Pay TV Units, substantially in the form of Exhibit B hereto.

  "Quarterly Payment Period" shall mean each successive three-month period from
   ------------------------
and including a Quarterly Date (or, in the case of the initial Quarterly Payment Period, from and including the Effective Date) to but not including the next following Quarterly Date.

  "Rate Ratio" shall mean, for any Quarterly Payment Period, the daily average
   ----------
of the Senior Leverage Ratio during the fiscal quarter ending on, or most recently ended prior to, the first day of such Quarterly Payment Period,

provided that until such time as one complete fiscal quarter shall have elapsed
--------
subsequent to the Effective Date, such daily average of the Senior Leverage Ratio shall be determined only for the portion of such fiscal quarter commencing on the Effective Date.

  "Rate Ratio Certificate" shall mean, for any Quarterly Payment Period, a
   ----------------------
certificate of a Senior Officer setting forth, in reasonable detail, the calculation (and the basis for such calculation) of the Rate Ratio for use in determining the Applicable Margin hereunder during such Quarterly Payment Period.

  "Registered Holder" shall have the meaning assigned to such term in Section
   -----------------
5.06(a)(ii) hereof.

  "Registered Loan" shall have the meaning assigned to such term in Section
   ---------------
2.07(f) hereof.

  "Registered Note" shall have the meaning assigned to such term in Section
   ---------------
2.07(f) hereof.

  "Regulations A, D, G, T, U and X" shall mean, respectively, Regulations A, D,
   -------------------------------
G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

  "Regulatory Change" shall mean, with respect to any Lender, any change after
   -----------------
the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and

                               Credit Agreement
                               ----------------
whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

  "Release" shall mean any release, spill, emission, leaking, pumping,
   -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

  "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar
   -------------------
Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

  "Restricted Payment" shall mean, collectively, (a) all distributions of the
   ------------------
Borrowers (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any portion of any ownership interest in the Borrowers or of any warrants, options or other rights to acquire any such ownership interest (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to fair market or equity value of the Borrowers or any Subsidiary), (b) any payments made by a Borrower to any holders of any equity interests in the Borrowers that are designed to reimburse such holders for the payment of any taxes attributable to the operations of the Borrowers and their Subsidiaries, (c) any payments of principal of or interest on Affiliate Subordinated Indebtedness or Booth Subordinated Indebtedness and
(d) any payments in respect of Management Fees.

                               Credit Agreement
                               ----------------

  "Revolving Credit Commitment" shall mean, as to each Revolving Credit Lender,
   ---------------------------
the obligation of such Lender to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "Revolving Credit Commitment" or, in the case of a Person that becomes a Revolving Credit Lender pursuant to an assignment permitted under
Section 11.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.03 or 2.09 hereof, or increased or reduced in connection with any assignment pursuant to Section 11.06(b) hereof). The original aggregate principal amount of the Revolving Credit Commitments is $40,000,000.

  "Revolving Credit Lenders" shall mean (a) on the date hereof, the Lenders
   ------------------------
having Revolving Credit Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 11.06(b) hereof.

  "Revolving Credit Commitment Reduction Dates" shall mean the last Business Day
   -------------------------------------------
of March, June, September and December in each year, commencing with September 30, 1998, through and including September 30, 2005.

  "Revolving Credit Commitment Termination Date" shall mean the Revolving Credit
   --------------------------------------------
Commitment Reduction Date falling on or nearest to September 30, 2005.

  "Revolving Credit Loans" shall mean the loans provided for in Section 2.01(a)
   ----------------------
hereof, which may be Base Rate Loans and/or Eurodollar Loans.

  "Revolving Credit Notes" shall mean the promissory notes provided for by
   ----------------------
Section 2.07(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The term "Revolving Credit Notes" shall include any Registered Notes evidencing Revolving Credit Loans executed and delivered pursuant to Section 2.07(f) hereof.

  "RidgeNet" shall mean the Internet communications node serving the cities of
   --------
Ridgecrest and Indian Wells Valley, California.

                               Credit Agreement
                               ----------------

  "RidgeNet Indebtedness" shall mean obligations of Mediacom California to pay
   ---------------------
the deferred purchase price of RidgeNet.

  "Saguaro Cable Acquisition" shall mean the acquisition by Mediacom Arizona
   -------------------------
pursuant to the Saguaro Cable Acquisition Agreement of substantially all of the assets comprising the cable television systems of Saguaro Cable TV Investors, L.P. in the communities of Nogales, Rio Rico, Amado and Ajo, Arizona, and located in the Counties of Pima and Santa Cruz, Arizona.

  "Saguaro Cable Acquisition Agreement" shall mean the Asset Purchase Agreement
   -----------------------------------
made as of August 29, 1996, by and between Saguaro Cable TV Investors, L.P. and Mediacom Arizona, as assignee of Mediacom, as the same shall, subject to Section
8.19 hereof, be modified and supplemented and in effect from time to time.

  "Security Agreement" shall mean a Second Amended and Restated Security
   ------------------
Agreement substantially in the form of Exhibit C hereto between the Borrowers, each of the additional parties, if any, that becomes a "Securing Party" thereunder, and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

  "Security Documents" shall mean, collectively, the Security Agreement, the
   ------------------
Deeds of Trust, the Guarantee and Pledge Agreement and the Subsidiary Guarantee Agreements, and all Uniform Commercial Code financing statements required by the Security Agreement, the Deeds of Trust, the Guarantee and Pledge Agreement and the Subsidiary Guarantee Agreements, to be filed with respect to the security interests created pursuant to the Security Agreement, the Deeds of Trust, the Guarantee and Pledge Agreement and the Subsidiary Guarantee Agreements.

  "Senior Indebtedness" shall mean, as of any date, all Indebtedness of the
   -------------------
Borrowers and their Subsidiaries (determined on a combined basis without duplication in accordance with GAAP), including, without limitation, all Indebtedness hereunder, but excluding all Affiliate Subordinated Debt and Booth Subordinated Debt.

  "Senior Leverage Ratio" shall mean, as at any date, the ratio of (a) the
   ---------------------
aggregate amount of all Senior Indebtedness (other than RidgeNet Indebtedness) of the Borrowers and their

                               Credit Agreement
                               ----------------

Subsidiaries (including, without limitation, Capital Lease Obligations) as at such date to (b) the product of (x) System Cash Flow for the fiscal quarter ending on, or most recently ended prior to, such date times (y) four.
                                                      -----

  Notwithstanding the foregoing, if during any fiscal quarter for which the Senior Leverage Ratio is being determined the Borrowers shall have consummated either of the Spring 1997 Acquisitions, the Senior Leverage Ratio shall be deemed to be equal to the ratio of (a) the aggregate amount of all Senior Indebtedness (other than RidgeNet Indebtedness) of the Borrowers and their Subsidiaries (including, without limitation, Capital Lease Obligations) as at the relevant date to (b) the product of Adjusted System Cash Flow for such fiscal quarter, times four.
                -----

  "Senior Officer" shall mean the chairman, chief executive officer or chief
   --------------
financial officer of the Manager, acting for and on behalf of the Borrowers.

  "Spring 1997 Acquisition Agreements" shall mean, collectively, the Lower
   ----------------------------------
Delaware Acquisition Agreement and the Sun City Acquisition Agreement.

"Spring 1997 Acquisitions" shall mean, collectively, the Lower Delaware
 ------------------------
Acquisition and the Sun City Acquisition.

  "Spring 1997 Sellers" shall mean American Cable TV Investors 5, Ltd. and
   -------------------
CoxCom, Inc.

  "Subscriber" shall mean a Person who subscribes to one or more of the cable
   ----------
television services of the Borrowers and their Subsidiaries and includes both Basic Subscribers and Persons who subscribe to Pay TV Units, but excluding each such Person who is pending disconnection for any reason or is delinquent in payment for such services for more than 60 days or who has not paid in full without discount at least one monthly bill generated in the ordinary course of business.

  "Subsequent Acquisition Agreements" shall mean each agreement pursuant to
   ---------------------------------
which a Subsequent Acquisition shall be consummated, as the same shall, subject to Section 8.19 hereof, be modified and supplemented and in effect from time to time.

  "Subsequent Acquisitions" shall mean any acquisition permitted under
   -----------------------
8.05(d)(iv) hereof.

                               Credit Agreement
                               ----------------

  "Subsidiary" shall mean, with respect to any Person, any corporation,
   ----------
partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

  "Subsidiary Guarantee Agreement" shall mean a Subsidiary Guarantee Agreement
   ------------------------------
substantially in the form of Exhibit E hereto by a Subsidiary of a Borrower in favor of the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

  "Subsidiary Guarantor" shall mean any Subsidiary of a Borrower that executes
   --------------------
and delivers a Subsidiary Guarantee Agreement.

  "Sun City Acquisition" shall mean the acquisition by Mediacom California
   --------------------
pursuant to the Sun City Acquisition Agreement of substantially all of the assets comprising the cable television systems of CoxCom, Inc. in Sun City, California.

  "Sun City Acquisition Agreement" shall mean the Asset Purchase Agreement made
   ------------------------------
as of May 22, 1997, by and between CoxCom, Inc. and Mediacom California, as the same shall, subject to Section 8.19 hereof, be modified and supplemented and in effect from time to time.

  "Supplemental Capital" shall mean advances made by an Affiliate to a Borrower
   --------------------
constituting Affiliate Subordinated Indebtedness (excluding any Cure Monies).

  "System Cash Flow" shall mean, for any period, the sum, for the Borrowers and
   ----------------
their Subsidiaries (determined on a combined basis without duplication in accordance with GAAP), of the following: (a) gross operating revenues for such period minus (b) all operating expenses for such period, including, without
       -----
                               Credit Agreement
                               ----------------
limitation, technical, programming and selling, general and administrative expenses, but excluding (to the extent included in operating expenses) income taxes, Management Fees, the first $100,000 of Manager Expenses during any fiscal year, depreciation, amortization and interest expense (including, without limitation, all items included in Interest Expense), provided that gross
                                                     --------
operating revenues and operating expenses for any period shall exclude all extraordinary and unusual items and all non-cash items.

  Notwithstanding the foregoing, (i) if during any period for which System Cash Flow is being determined the Borrowers shall have consummated any acquisition of any CATV System or other business (excluding, however, any of the Spring 1997 Acquisitions), or consummated any Disposition, then, for all purposes of this Agreement (other than for purposes of the definition of Excess Cash Flow), System Cash Flow shall be determined on a pro forma basis as if such acquisition or Disposition had been made or consummated on the first day of such period.

  "Tax Payment Amount" shall mean, for any period, an amount not exceeding in
   ------------------
the aggregate the amount of Federal, state and local income taxes the Borrowers would otherwise have paid in the event it were a corporation (other than an "S corporation" within the meaning of Section 1361 of the Code) for such period and all prior periods.

  "Term A Commitment" shall mean, as to each Term A Lender, the obligation of
   -----------------
such Lender to make one or more Term A Loans (or to acquire Term A Loans pursuant to Section 2.01 hereof) in an aggregate principal amount up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Term A Commitment" or, in the case of a Person that becomes a Term A Lender pursuant to an assignment permitted under Section 11.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.03 or 2.09 hereof, or increased or reduced in connection with any assignment pursuant to Section 11.06(b) hereof). The original aggregate principal amount of the Term A Commitments is $50,000,000.

  "Term A Lenders" shall mean (a) on the date hereof, the Lenders having Term A
   --------------
Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Term A

                               Credit Agreement
                               ----------------

Loans and Term A Commitments after giving effect to any assignments thereof permitted by Section 11.06(b) hereof.

  "Term A Loans" shall mean the loans provided for by Section 2.01(b) hereof,
   ------------
which may be Base Rate Loans and/or Eurodollar Loans.

  "Term A Notes" shall mean the promissory notes provided for by Section 2.07(b)
   ------------
hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The term "Term A Notes" shall include any Registered Notes evidencing Term A Loans executed and delivered pursuant to Section 2.07(f) hereof.

  "Term B Commitment" shall mean, as to each Term B Lender, the obligation of
   -----------------
such Lender to make one or more Term B Loans in an aggregate principal amount up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Term B Commitment" or, in the case of a Person that becomes a Term B Lender pursuant to an assignment permitted under
Section 11.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.03 or 2.09 hereof, or increased or reduced in connection with any assignment pursuant to Section 11.06(b) hereof). The original aggregate principal amount of the Term B Commitments is $10,000,000.

  "Term B Lenders" shall mean (a) on the date hereof, the Lenders having Term B
   --------------
Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Term B Loans and Term B Commitments after giving effect to any assignments thereof permitted by Section 11.06(b) hereof.

  "Term B Loans" shall mean the loans provided for by Section 2.01(c) hereof,
   ------------
which may be Base Rate Loans and/or Eurodollar Loans.

  "Term B Notes" shall mean the promissory notes provided for by Section 2.07(c)
   ------------
hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The term "Term B Notes" shall include any Registered Notes evidencing Term B Loans executed and delivered pursuant to Section 2.07(f) hereof.

                               Credit Agreement
                               ----------------

  "Term Loan Commitments" shall mean, collectively, the Term A Commitments and
   ---------------------
 the Term B Loan Commitments.

  "Term Loan Commitment Termination Date" shall mean June 30, 1997.
   -------------------------------------

  "Term Loan Lenders" shall mean, collectively, the Term A Lenders and the Term
   -----------------
B Lenders.

  "Term Loan Notes" shall mean, collectively, the Term A Notes and the Term B
   ---------------
Notes.

  "Term Loans" shall mean, collectively, the Term A Loans and the Term B Loans.
   ----------

  "Total Leverage Ratio" shall mean, as at any date, the ratio of (a) the
   --------------------
aggregate amount of all Indebtedness (other than RidgeNet Indebtedness) of the Borrowers and their Subsidiaries (including, without limitation, Capital Lease Obligations, but excluding Affiliate Subordinated Debt) as at such date to (b) the product of (x) System Cash Flow for the fiscal quarter ending on, or most recently ended prior to, such date times (y) four.
                                   -----

  Notwithstanding the foregoing, if during any fiscal quarter for which the Total Leverage Ratio is being determined the Borrowers shall have consummated either of the Spring 1997 Acquisitions, the Total Leverage Ratio shall be deemed to be equal to the ratio of (a) the aggregate amount of all Indebtedness (other than RidgeNet Indebtedness) of the Borrowers and their Subsidiaries (including, without limitation, Capital Lease Obligations) as at the relevant date to (b) the product of Adjusted System Cash Flow for such fiscal quarter, times four.
                                                                  -----

  "Type" shall have the meaning assigned to such term in Section 1.03 hereof.
   ----

  "U.S. Person" shall mean a citizen or resident of the United States of
   -----------
America, a corporation, partnership, limited liability company or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

                               Credit Agreement
                               -----------------

  "U.S. Taxes" shall mean any present or future tax, assessment or other charge
   ----------
or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

  "Valley Center Acquisition" shall mean the acquisition by Mediacom California
   -------------------------
pursuant to the Valley Center Acquisition Agreement of substantially all of the assets comprising the cable television systems of Valley Center Cablesystems, L.P. in the communities of Valley Center and Pauma, California and located in the County of San Diego, California.

  "Valley Center Acquisition Agreement" shall mean the Asset Purchase Agreement
   -----------------------------------
made as of August 29, 1996, by and between Valley Center Cablesystems, L.P. and Mediacom California, as the same shall, subject to Section 8.19 hereof, be modified and supplemented and in effect from time to time.

  "Wholly Owned Subsidiary" shall mean, with respect to any Person, any
   -----------------------
corporation, partnership, limited liability company or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

  "Working Capital" shall mean, as at such date, for the Borrowers and their
   ---------------
Subsidiaries (determined on a combined basis without duplication in accordance with GAAP) (a) current assets (excluding cash and cash equivalents) minus (b)
                                                                    -----
current liabilities (excluding the current portion of long term debt and of any installments of principal payable hereunder).

  1.02  Accounting Terms and Determinations.
        -----------------------------------
  (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in paragraph (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 8.01 hereof,

                               Credit Agreement
                               ----------------
shall mean the audited financial statements as at December 31, 1996 referred to in Section 7.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to
Section 8.01 hereof (or, prior to the delivery of the first financial statements under Section 8.01 hereof, used in the preparation of the audited financial statements as at December 31, 1996 referred to in Section 7.02 hereof) unless

               (i) the Borrowers shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or

               (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the unaudited financial statements referred to in Section 7.02(i) hereof).

  (b) The Borrowers shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of paragraph (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

  (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Borrowers will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

                               Credit Agreement
                               ----------------

  1.03  Classes and Types of Loans.
        --------------------------

  Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan, a Term A Loan or a Term B Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

  1.04  Subsidiaries.
        ------------

  None of the Borrowers has any Subsidiaries on the date hereof; reference in this Agreement to Subsidiaries of the Borrowers shall be deemed inapplicable until such time as the Majority Lenders shall consent to the creation of such Subsidiaries or such Subsidiaries shall in fact come into existence in accordance with the terms hereof.

  1.05  Nature of Obligations of Borrowers.
        ----------------------------------

  It is the intent of the parties hereto that the Borrowers shall be jointly and severally obligated hereunder and under the Notes, as co-borrowers under this Agreement and as co-makers on the Notes, in respect of the principal of and interest on, and all other amounts owing in respect of, the Loans and the Notes.


  Section 2.  Commitments, Loans, Notes and Prepayments.


  2.01  Loans.
        -----


  (a)  Revolving Credit Loans.  Each Revolving Credit Lender severally agrees,
       ----------------------
on the terms and conditions of this Agreement, to make loans to the Borrowers in Dollars during the period from and including the Effective Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time (such Loans being herein called "Revolving Credit Loans"), provided that in no
                                 ----------------------    --------
event shall the aggregate principal amount of all Revolving Credit Loans exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Borrowers may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.08 hereof)

                               Credit Agreement
                               ----------------
or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.08 hereof).

  (b)  Term A Loans.  On the Effective Date, all outstanding "Loans" under the
       ------------
Existing Credit Agreement held by the Existing Lenders, shall automatically and without any action on the part of any Person, be designated as Term A Loans hereunder and each of the New Lenders that is a Term A Lender (and each Existing Lender, if any, whose relative proportion of Term A Commitments hereunder is increasing over the proportion of Existing Loans held by it under the Existing Credit Agreement) shall, by assignments from the Existing Lenders (which shall be deemed to occur automatically on the Effective Date), acquire a portion of the Term A Loans of the Existing Lenders so designated in such amounts (and the Term A Lenders shall, through the Administrative Agent, make such additional adjustments among themselves as shall be necessary) so that after giving effect to such assignments and adjustments, the Term A Lenders shall hold the Term A Loans hereunder ratably in accordance with their respective Term A Commitments. On the Effective Date all "Interest Periods" in respect of the "Loans" under the Existing Credit Agreement that are designated as Term A Loans hereunder shall automatically be terminated and, subject to the terms and conditions of this Agreement (including, without limitation, paragraph (d) below), the Borrowers shall be permitted to Continue such "Loans" as Eurodollar Loans or to Convert such "Loans" into Base Rate Loans hereunder, in each case as provided in Section
2.08 hereof.

  In addition to the foregoing, each Term A Lender severally agrees, on the terms and conditions of this Agreement, to make additional term loans to the Borrowers in Dollars on the Effective Date (provided that the same shall occur no later than the Term Loan Commitment Termination Date) in an aggregate principal amount up to but not exceeding the amount of the Term A Commitment of such Lender (such Loans, together with the "Loans" under the Existing Credit Agreement designated as Term Loans hereunder pursuant to the preceding paragraph, being herein called "Term A Loans"), provided that in no event shall
                                ------------    --------
the aggregate principal amount of all Term A Loans exceed the aggregate amount of the Term A Commitments as in effect on the Effective Date. Subject to the terms and conditions of this Agreement, on the Effective Date the Borrowers may borrow the amount of the unutilized Term A Commitments by means of Base Rate Loans and Eurodollar Loans, and thereafter the Borrowers may

                               Credit Agreement
                               ----------------

Convert Term A Loans of one Type into Term A Loans of another Type (as provided in Section 2.08 hereof) or Continue Term A Loans of one Type as Term A Loans of the same Type (as provided in Section 2.08 hereof).

  (c)  Term B Loans.  Each Term B Lender severally agrees, on the terms and
       ------------
conditions of this Agreement, to make one or more term loans to the Borrowers in Dollars on the Effective Date (provided that the same shall occur no later than the Term Loan Commitment Termination Date) in an aggregate principal amount up to but not exceeding the amount of the Term B Commitment of such Lender (such Loans, together with the "Loans" under the Existing Credit Agreement designated as Term B Loans hereunder pursuant to the preceding paragraph, being herein called "Term B Loans"), provided that in no event shall the aggregate principal
        ------------    --------
amount of all Term B Loans exceed the aggregate amount of the Term B Commitments as in effect on the Effective Date. Subject to the terms and conditions of this Agreement, on the Effective Date the Borrowers may borrow the amount of the unutilized Term B Commitments by means of Base Rate Loans and Eurodollar Loans, and thereafter the Borrowers may Convert Term B Loans of one Type into Term B Loans of another Type (as provided in Section 2.08 hereof) or Continue Term B Loans of one Type as Term B Loans of the same Type (as provided in Section 2.08 hereof).

  (d)  Limit on Eurodollar Loans.  No more than ten separate Interest Periods in
       -------------------------
respect of Eurodollar Loans of a Class from each Lender may be outstanding at any one time.

                               Credit Agreement
                               ----------------

  2.02  Borrowings.
        ----------
  The Borrowers shall give the Administrative Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at an account designated by the Administrative Agent to the Lenders, in immediately available funds, for account of the Borrowers. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrowers by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrowers and maintained with Chase at its principal office.

  2.03  Changes of Commitments.
        ----------------------
  (a) The aggregate amount of the Revolving Credit Commitments shall be automatically reduced to zero on the Revolving Credit Commitment Termination Date. In addition, the aggregate amount of the Revolving Credit Commitments shall be automatically reduced on each Revolving Credit Commitment Reduction Date set forth in column (A) below, (x) by an amount (subject to reduction pursuant to paragraph (c) below) equal to the amount set forth in column (B) below opposite such Revolving Credit Commitment Reduction Date, (y) to an amount (subject to reduction pursuant to paragraph (c) below) equal to the amount set forth in column (C) below opposite such Revolving Credit Commitment Reduction
Date:

        (A)                    (B)                  (C)
  Revolving Credit        Revolving Credit       Revolving Credit
Commitment Reduction    Commitments Reduced  Commitments Reduced
Date Falling on or       by the Following      to the Following
    Nearest to:               Amounts:              Amounts:
    ----------                -------               -------
  September 30, 1998         $  100,000            $39,900,000
  December 31, 1998          $  100,000            $39,800,000

  March 31, 1999             $  700,000            $39,100,000
  June 30, 1999                                    $   700,000
$38,400,000
  September 30, 1999         $  700,000            $37,700,000
  December 31, 1999          $  700,000            $37,000,000

  March 31, 2000             $1,000,000            $36,000,000
  June 30, 2000                                    $ 1,000,000
$35,000,000

                               Credit Agreement
                               ----------------

  September 30, 2000         $1,000,000            $34,000,000
  December 31, 2000          $1,000,000            $33,000,000

  March 31, 2001             $1,300,000            $31,700,000
  June 30, 2001                                    $ 1,300,000
$30,400,000
  September 30, 2001         $1,300,000            $29,100,000
  December 31, 2001          $1,300,000            $27,800,000

  March 31, 2002             $1,500,000            $26,300,000
  June 30, 2002                                    $ 1,500,000
$24,800,000
  September 30, 2002         $1,500,000            $23,300,000
  December 31, 2002          $1,500,000            $21,800,000

  March 31, 2003             $1,700,000            $20,100,000
  June 30, 2003                                    $ 1,700,000
$18,400,000
  September 30, 2003         $1,700,000            $16,700,000
  December 31, 2003          $1,700,000            $15,000,000

  March 31, 2004             $2,000,000            $13,000,000
  June 30, 2004              $2,000,000            $11,000,000
  September 30, 2004         $2,000,000            $ 9,000,000
  December 31, 2004          $2,000,000            $ 7,000,000

  March 31, 2005             $2,333,333            $ 4,666,667
  June 30, 2005              $2,333,333            $ 2,333,334
  September 30, 2005         $2,333,334            $         0


  (b) The Borrowers shall have the right at any time or from time to time (i) so long as no Revolving Credit Loans are outstanding, to terminate the Revolving Credit Commitments, (ii) so long as no Term A Loans are outstanding, to terminate the Term A Commitments, (iii) so long as no Term B Loans are outstanding, to terminate the Term B Commitments and (iv) to reduce the aggregate unused amount of the Commitments of any Class; provided that (x) the
                                                         --------
Borrowers shall give notice of each such termination or reduction as provided in
Section 4.05 hereof, (y) each partial reduction shall be in an aggregate amount at least equal to $500,000 (or a larger multiple of $100,000) and (z) prior to the making of the initial Loans hereunder, each such reduction of Commitments shall be applied ratably to the Commitments of each Class.

                               Credit Agreement
                               ----------------

  (c) Each reduction in the aggregate amount of the Revolving Credit Commitments pursuant to paragraph (b) above, or pursuant to Section 2.09(a) hereof, on any date shall be applied to the reductions set forth in the schedule in paragraph (a) above ratably as follows: each such reduction shall result in an automatic and simultaneous reduction (but not below zero) of the respective amounts set forth in column (B) at the end of paragraph (a) above (ratably in accordance with the respective remaining amounts thereof, after giving effect to any prior reductions pursuant to this paragraph (c)), with appropriate reductions (but not below zero) being made to the respective amounts set forth in column (C) of said paragraph (a) after giving effect to such reduction of the amounts in said column (B).

  Each reduction in the aggregate amount of the Revolving Credit Commitments pursuant to Section 2.09(b) or 2.09(c) hereof on any date shall be applied to the reductions set forth in the schedule in paragraph (a) above in inverse order as follows: each such reduction shall result in the automatic and simultaneous reduction (but not below zero) in the aggregate amount of the Revolving Credit Commitments for each Revolving Credit Commitment Reduction Date (as reflected in column (C) at the end of paragraph (a) above) after such date in an amount equal to the amount of such reduction.

  (d) The aggregate amount of the Term A and Term B Commitments shall be automatically reduced to zero on the Term Loan Commitment Termination Date.

  (e)  The Commitments once terminated or reduced may not be reinstated.

  2.04  Commitment Fee.
        --------------

  The Borrowers shall pay to the Administrative Agent for account of each Lender a commitment fee on the daily average unused amount of such Lender's Revolving Credit Commitment, for the period from and including the date hereof to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to 1/2 of 1%. Accrued commitment fee shall be payable on each Quarterly Date and on the earlier of the date the relevant Commitments are terminated and the Revolving Credit Commitment Termination Date.


                               Credit Agreement
                               ----------------

  2.05  Lending Offices.
        ---------------
  The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

  2.06  Several Obligations; Remedies Independent.
        -----------------------------------------
  The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06 hereof) no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including, without limitation, exercising any rights of off-set) without first obtaining the prior written consent of the Administrative Agent or the Majority Lenders, it being the intent of the Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of the Administrative Agent or the Majority Lenders and not individually by a single Lender.

  2.07  Notes.
        -----
  (a) The Revolving Credit Loans (other than Registered Loans) made by each Lender shall be evidenced by a single promissory note of the Borrowers substantially in the form of Exhibit A-1 hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Revolving Credit Commitment as originally in effect and otherwise duly completed.

  (b) The Term A Loans (other than Registered Loans) made by each Lender shall be evidenced by a single promissory note of the Borrowers substantially in the form of Exhibit A-2 hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Term A Commitment as originally in effect and otherwise duly completed.

  (c) The Term B Loans (other than Registered Loans) made by each Lender shall be evidenced by a single promissory note of the Borrowers substantially in the form of Exhibit A-3 hereto, dated the date hereof, payable to such Lender in a


                               Credit Agreement
                               ----------------
principal amount equal to the amount of its Term B Commitment as originally in effect and otherwise duly completed.

  (d) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender
                                       --------
to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

  (e) No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitment, Loans and Notes pursuant to Section 11.06 hereof and except as provided in clause (e) below (and, if requested by any Lender, the Borrowers agree to so exchange any Note).

  (f) Notwithstanding the foregoing, any Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code may request the Borrowers (through the Administrative Agent), and the Borrowers agree thereupon, to record (or cause to be recorded by the Administrative Agent in accordance with Section 11.06(g) hereof) on the Register referred to in said
Section 11.06(g) any Loans of any Class held by such Lender under this Agreement. Loans recorded on the Register ("Registered Loans") may not be
                                             ----------------
evidenced by promissory notes other than Registered Notes as defined below and, upon the registration of any Loan, any promissory note (other than a Registered
Note) evidencing the same shall be null and void and shall be returned to the Borrowers. The Borrowers agree, at the request of any Lender that is the holder of Registered Loans, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loans (i.e. containing the optional registered note language as indicated in Exhibits A-1, A-2 or A-3 hereto, as the case may be) and registered as provided in Section 11.06(g) hereof (herein, a

"Registered Note"), dated the date hereof, payable to such Lender and otherwise
----------------
duly completed. A Loan once recorded on the Register may not be removed from the Register so

                               Credit Agreement
                               ----------------
long as it remains outstanding and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

  2.08  Optional Prepayments and Conversions or Continuations of Loans.
        --------------------------------------------------------------
  Subject to Section 4.04 hereof, the Borrowers shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that:
--------

(a) the Borrowers shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder);

(b)  Eurodollar Loans may be prepaid or Converted at any time from time to time,

     provided that the Borrowers shall pay any amounts owing under Section 5.05
     --------
     hereof in the event of any such prepayment or Conversion on any date other than the last day of an Interest Period for such Loans;

(c) prepayments of any Term Loan shall be effected in such manner so that the Term Loans of both Classes are concurrently prepaid ratably in accordance with the respective outstanding principal amounts thereof and the aggregate principal amount of all such concurrent prepayments is at least equal to $1,000,000 or a greater multiple of $100,000;

(d) prepayments of the Term Loans shall be applied to the remaining installments of such Loans ratably in accordance with the respective principal amounts thereof; and

(e) any Conversion or Continuation of Eurodollar Loans shall be subject to the provisions of Section 2.01(d) hereof.

Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Borrowers to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on

                               Credit Agreement
                               ----------------
the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

  2.09  Mandatory Prepayments and Reductions of Commitments.
        ---------------------------------------------------

  (a)  Excess Cash Flow.  Not later than the date 150 days after the end of the
       ----------------
each fiscal year of the Borrowers (or, if earlier, 30 days after the delivery of the audited financial statements for such fiscal year pursuant to Section 8.01(b) hereof), commencing with the fiscal year ending on December 31, 1999, the Borrowers shall prepay the Loans, and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (d) of this Section 2.09.

  (b)  Equity and Debt Issuances.  Upon any Equity Issuance or Debt Issuance,
       -------------------------
the Borrowers shall prepay the Loans, and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (d) of this Section 2.09.

  (c)  Sale of Assets.  Without limiting the obligation of the Borrowers to
       --------------
obtain the consent of the Majority Lenders pursuant to Section 8.05 hereof to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "Current Disposition"), and
                                                    -------------------
of all prior Dispositions after the date hereof as to which a prepayment has not yet been made under this Section 2.09(c), shall exceed $2,000,000 then, no later than five Business Days prior to the occurrence of the Current Disposition, the Borrowers will deliver to the Lenders a statement, certified by a Senior Officer, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and will prepay the Loans, and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (d) of this Section 2.09.


                               Credit Agreement
                               ----------------

  (d)  Application.  Upon the occurrence of any of the events described in
       -----------
paragraphs (a), (b) or (c) of this Section 2.09, the amount of the required prepayment shall be applied to the reduction of the Revolving Credit Commitments and the prepayment of the Term Loans of each Class then outstanding ratably in accordance with the respective then-outstanding aggregate amounts of such Commitments and Loans (and to the simultaneous prepayment of the Revolving Credit Loans in an amount equal to such required reduction of Revolving Credit Commitments), provided that to the extent any such required reduction of
              --------
Revolving Credit Commitments shall exceed the then-outstanding aggregate principal amount of Revolving Credit Loans, such excess shall be applied to the prepayment of Term Loans. Each such prepayment of Term Loans under paragraph
(a) of this Section 2.09 shall be applied to the installments thereof ratably in accordance with the respective principal amounts of such installments and each prepayment of Term Loans under paragraph (b) or (c) of this Section 2.09 shall be applied to the installments thereof in inverse order of maturity.


  Section 3.  Payments of Principal and Interest.


  3.01  Repayment of Loans.
        ------------------
  (a) The Borrowers hereby jointly and severally promise to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date. In addition, if following any Revolving Credit Commitment Reduction Date the aggregate principal amount of the Revolving Credit Loans shall exceed the Revolving Credit Commitments, the Borrowers shall pay Revolving Credit Loans in an aggregate amount equal to such excess.

  (b) The Borrowers hereby jointly and severally promise to pay to the Administrative Agent for account of each Lender the principal of such Lender's Term A Loans in twenty-nine consecutive quarterly installments payable on the Principal Payment Dates as follows:

  Principal Payment Date              Amount of Installment ($)
  ----------------------              -------------------------


 June 30, 1998                           $   83,333
 September 30, 1998                      $   83,334



                        Credit Agreement
                        ----------------

 December 31, 1998                         $   83,333

 March 31, 1999                            $  875,000
 June 30, 1999                             $  875,000
 September 30, 1999                        $  875,000
 December 31, 1999                         $  875,000

 March 31, 2000                            $1,250,000
 June 30, 2000                             $1,250,000
 September 30, 2000                        $1,250,000
 December 31, 2000                         $1,250,000

 March 31, 2001                            $1,625,000
 June 30, 2001                             $1,625,000
 September 30, 2001                        $1,625,000
 December 31, 2001                         $1,625,000

 March 31, 2002                            $1,875,000
 June 30, 2002                             $1,875,000
 September 30, 2002                        $1,875,000
 December 31, 2002                         $1,875,000

 March 31, 2003                            $2,125,000
 June 30, 2003                             $2,125,000
 September 30, 2003                        $2,125,000
 December 31, 2003                         $2,125,000

 March 31, 2004                            $2,500,000
 June 30, 2004                             $2,500,000
 September 30, 2004                        $2,500,000
 December 31, 2004                         $2,500,000

 March 31, 2005                            $4,375,000
 June 30, 2005                             $4,375,000


If the full amount of the aggregate Term A Commitments are not borrowed (or designated as Term A Loans as provided in Section 2.01 hereof) on or before the Term Loan Commitment Termination Date, the shortfall shall be applied to reduce the foregoing installments ratably.

      (c) The Borrowers hereby jointly and severally promise to pay to the Administrative Agent for account of each Lender the principal of such Lender's Term B Loans in thirty-three consecutive quarterly installments payable on the Principal Payment Dates as follows:

                             Credit Agreement
                             ----------------

    Principal Payment Date         Amount of Installment ($)
    ----------------------         -------------------------

     September 30, 1997                 $   25,000
     December 31, 1997                  $   25,000

     March 31, 1998                     $   25,000
     June 30, 1998                      $   25,000
     September 30, 1998                 $   25,000
     December 31, 1998                  $   25,000

     March 31, 1999                     $   25,000
     June 30, 1999                      $   25,000
     September 30, 1999                 $   25,000
     December 31, 1999                  $   25,000

     March 31, 2000                     $   25,000
     June 30, 2000                      $   25,000
     September 30, 2000                 $   25,000
     December 31, 2000                  $   25,000

     March 31, 2001                     $   25,000
     June 30, 2001                      $   25,000
     September 30, 2001                 $   25,000
     December 31, 2001                  $   25,000

     March 31, 2002                     $   25,000
     June 30, 2002                      $   25,000
     September 30, 2002                 $   25,000
     December 31, 2002                  $   25,000

     March 31, 2003                     $   25,000
     June 30, 2003                      $   25,000
     September 30, 2003                 $   25,000
     December 31, 2003                  $   25,000

     March 31, 2004                     $   25,000
     June 30, 2004                      $   25,000
     September 30, 2004                 $   25,000
     December 31, 2004                  $   25,000

     March 31, 2005                     $   25,000
     June 30, 2005                      $   25,000
     September 30, 2005                 $9,200,000


                           Credit Agreement
                           -----------------

  If the full amount of the aggregate Term B Commitments are not borrowed on or before the Term Loan Commitment Termination Date, the shortfall shall be applied to reduce the foregoing installments ratably.

   3.02  Interest.
          --------
  The Borrowers hereby jointly and severally promise to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

  (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin and
                                    ----

  (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.
                       ----

  Notwithstanding the foregoing, the Borrowers jointly and severally promise to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender and on any other amount payable by the Borrowers hereunder or under the Notes held by such Lender to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, (iii) in the case of any Eurodollar Loan, upon the payment, prepayment or Conversion thereof (but only on the principal amount so paid, prepaid or Converted) and (iv) in the case of all Loans, upon the payment or prepayment in full of the principal of the Loans, and the termination of the Commitments, hereunder, except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrowers.


                              Credit Agreement
                              ----------------

  3.03  Determination of Applicable Margin.
        ----------------------------------
  (a) The Applicable Margin for all Quarterly Payment Periods through and including the Quarterly Payment Period ending July 21, 1997, shall be determined under the assumption that the Rate Ratio is 5.50 to 1. Thereafter, the Applicable Margin for each Quarterly Payment Period shall be determined based upon a Rate Ratio Certificate for such Quarterly Payment Period delivered by the Borrowers to the Lenders and the Administrative Agent under this Section 3.03. If the Rate Ratio Certificate for any Quarterly Payment Period is delivered to the Administrative Agent three or more days prior to the first day of such Quarterly Payment Period, any adjustment in the Applicable Margin required to be made, as shown in such Rate Ratio Certificate, shall be effective on the first day of such Quarterly Payment Period.

  (b) If the Rate Ratio Certificate for any Quarterly Payment Period is delivered by the Borrowers to the Administrative Agent later than three days prior to the commencement of such Quarterly Payment Period, then (i) any decrease in the Applicable Margin for such Quarterly Payment Period shall not become effective on the first day of such Quarterly Payment Period but shall instead become effective on the third day following receipt by the Administrative Agent of such Rate Ratio Certificate and (ii) any increase in the Applicable Margin for such Quarterly Payment Period shall become effective retroactively from the first day of such Quarterly Payment Period.

(c) If it shall be determined at any time, on the basis of a certificate of a Senior Officer delivered pursuant to the last sentence of Section 8.01 hereof, that the Applicable Margin then in effect for the current Quarterly Payment Period, or any previous Quarterly Payment Period, is or was incorrect, and that a correction would have the effect of increasing the Applicable Margin, then the Applicable Margin shall be so increased effective retroactively from the first day of such Quarterly Payment Period, provided that in the event such certificate for any fiscal quarter is not delivered to the Lenders pursuant to said Section 8.01 within 60 days of the end of such fiscal quarter, then, unless the Borrowers shall deliver such certificate within 10 days after notice of such non-delivery shall be given by any Lender or the Administrative Agent to the Borrowers, the Applicable Margin for such Quarterly Payment Period shall be deemed to be the highest Applicable Margin


                              Credit Agreement
                              ----------------
provided for in the definition of such term in Section 1.01 hereof.

  (d) In the event of any retroactive increase in the Applicable Margin for any Quarterly Payment Period pursuant to clause (a), (b) or (c) above, the amount of interest in respect of any Loan outstanding during all or any portion of such Quarterly Payment Period shall be recalculated using the Applicable Margin as so increased. On the Business Day immediately following receipt by the Borrowers of notice from the Administrative Agent of such increase, the Borrowers shall pay to the Administrative Agent, for account of the Lenders, an amount equal to the difference between (i) the amount of interest previously paid or payable by the Borrowers in respect of such Loan for such Quarterly Payment Period and (ii) the amount of interest in respect of such Loan as so recalculated for such Quarterly Payment Period.


  Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

  4.01  Payments.
        --------
  (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers under this Agreement and the Notes, and except to the extent otherwise provided therein, all payments to be made by the Borrowers under any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account designated by the Administrative Agent to the Borrowers, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

  (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of a Borrower with such Lender (with notice to the Borrowers and the Administrative Agent), provided that such
                                                             --------
Lender's failure to give such notice shall not affect the validity thereof.




                              Credit Agreement
                              ----------------

  (c) The Borrowers shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Borrowers hereunder to which such payment is to be applied (and in the event that the Borrowers fail to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

  (d) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

  (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

  4.02  Pro Rata Treatment.
        ------------------
  Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 hereof shall be made from the relevant Lenders, each payment of commitment fee under Section 2.04 hereof in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.03 hereof shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (b) except as otherwise provided in Section 5.04 hereof, Eurodollar Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Revolving Credit, Term A and Term B Commitments (in the case of the making of Loans) or their respective Revolving Credit, Term A and Term B Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Revolving Credit Loans, Term A Loans or Term B Loans by the Borrowers shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the



                              Credit Agreement
                              ----------------

Loans of such Class held by them; and (d) each payment of interest on Revolving Credit Loans, Term A Loans and Term B Loans by the Borrowers shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

  4.03  Computations.
        ------------
  Interest on Eurodollar Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and commitment fee shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

  4.04  Minimum Amounts.
        ---------------
  Except for mandatory prepayments made pursuant to Section 2.09 hereof and Conversions or prepayments made pursuant to Section 5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Base Rate Loans (other than prepayments of Term Loans, as to which the provisions of Section 2.08(c) hereof shall apply) shall be in an aggregate amount at least equal to $100,000 or a larger multiple of $100,000 and each borrowing, Conversion and partial prepayment of Eurodollar Loans (other than prepayments of Term Loans, as to which the provisions of Section 2.08(c) hereof shall apply) shall be in an aggregate amount at least equal to $1,000,000 or a larger multiple of $100,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). If any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

  4.05  Certain Notices.
        ---------------
  Notices by the Borrowers to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 1:00 p.m. New York time on

                              Credit Agreement
                              ----------------
the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                   Number of
                                   Business
       Notice                      Days Prior
       ------                      ----------

Termination or reduction
of Commitments                         3

Borrowing or prepayment of,
or Conversions into,
Base Rate Loans                        1

Borrowing or prepayment of,
Conversions into, Continuations
as, or duration of Interest
Period for, Eurodollar Loans           3

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Borrowers fail to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

  4.06  Non-Receipt of Funds by the Administrative Agent.
        ------------------------------------------------
  Unless the Administrative Agent shall have been notified by a Lender or the Borrowers (the "Payor") prior to the date on which the Payor is to make payment
                -----
to the Administrative Agent of (in


                              Credit Agreement
                              ----------------
the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Borrowers) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt,
            ----------------
that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption
(but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by
                             ------------
the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s)
                                     --------
nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

               (i) if the Required Payment shall represent a payment to be made by the Borrowers to the Lenders, the Borrowers and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Borrowers under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Borrowers under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment and

               (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Borrowers, the Payor and the Borrowers shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates

                              Credit Agreement
                              ----------------
     specified in Section 3.02 hereof is applicable to the Type of such Loan, it being understood that the return by the Borrowers of the Required Payment to the Administrative Agent shall not limit any claim the Borrowers may have against the Payor in respect of such Required Payment.


  4.07  Sharing of Payments, Etc.
        -------------------------
  (a) Each Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to such Borrower), in which case it shall promptly notify such Borrower and the Administrative Agent thereof, provided that such Lender's failure to give such
                              --------
notice shall not affect the validity thereof.

  (b) If any Lender shall obtain from any Borrower payment of any principal of or interest on any Loan of any Class owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans of such Class or such other amounts then due hereunder or thereunder by such Borrower to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or such other amounts, respectively, owing to each of the Lenders. To such end all the


                              Credit Agreement
                              ----------------

Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

  (c) Each Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

  (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrowers. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


  Section 5.  Yield Protection, Etc.


  5.01  Additional Costs.
        ----------------
  (a) The Borrowers shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional
                                                                ----------
Costs"), resulting from any Regulatory Change that:

               (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable


                              Credit Agreement
                              ----------------

     Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

               (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

               (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from the Borrowers under this Section 5.01(a), the Borrowers may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such
             --------
Lender to receive the compensation so requested.

  (b)  Without limiting the effect of the foregoing provisions of this Section
5.01 (but without duplication), the Borrowers shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the

                              Credit Agreement
                              ----------------
national level the Basle Accord, of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

  (c) Each Lender shall notify the Borrowers of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any
                                                    --------
Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Borrowers a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph
(a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations
                                              --------
and allocations are made on a reasonable basis.

  5.02  Limitation on Types of Loans.
        ----------------------------
  Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

                              Credit Agreement
                              ----------------

(a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

(b) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders, if the related Loans are Term A Loans, the Majority Term A Lenders determine or if the related Loans are Term B Loans the Majority Term B Lenders, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrowers and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.08 hereof.

  5.03  Illegality.
        ----------
  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrowers thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).


                              Credit Agreement
                              ----------------

  5.04  Treatment of Affected Loans.
        ---------------------------
  If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to
Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion resulting from a circumstance described in Section 5.03 hereof, on such earlier date as such Lender may specify to the Borrowers with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

(a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

(b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrowers with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans of the same Class made by other Lenders are outstanding, such Lender's Base Rate Loans of such Class shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Base Rate and Eurodollar Loans of such Class are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments of such Class.

  5.05  Compensation.
        ------------
  The Borrowers shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such

                              Credit Agreement
                              ----------------

Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

(a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrowers for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

  5.06  U.S. Taxes.
        ----------
  (a) The Borrowers jointly and severally agree to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided
                                                                      --------
that the foregoing obligation to pay such additional amounts shall not apply:


                              Credit Agreement
                              ----------------

               (i) to any payment to any Lender hereunder (other than in respect of any Registered Loan) unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans),

               (ii) to any payment to any Lender hereunder in respect of a Registered Loan (a "Registered Holder"), unless such Registered Holder (or,
                         -----------------
     if such Registered Holder is not the beneficial owner of such Registered Loan, the beneficial owner thereof) is, on the date hereof (or on the date such Registered Holder becomes a Lender as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, entitled to submit a Form W-8, together with an annual certificate stating that (x) such Registered Holder (or beneficial owner, as the case may be) is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, and (y) such Registered Holder (or beneficial owner, as the case may be) shall promptly notify the Borrowers if at any time, such Registered Holder (or beneficial owner, as the case may be) determines that it is no longer in a position to provide such certificate to the Borrowers (or any other form of certification adopted by the relevant taxing authorities of the United States of America for such purposes), or

               (iii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.06(a), (A) "Form 1001" shall mean Form 1001
                                               ---------
(Ownership, Exemption, or Reduced Rate

                              Credit Agreement
                              ----------------

Certificate) of the Department of the Treasury of the United States of America,
(B) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax
                           ---------
on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates) and (C) "Form W-8"
                                                                    --------
shall mean Form W-8 (Certificate of Foreign Status of the Department of Treasury of the United States of America). Each of the Forms referred to in the foregoing clauses (A), (B) and (C) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

  (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrowers shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

  5.07  Replacement of Lenders.
        ----------------------
  If any Lender requests compensation pursuant to Section 5.01 or 5.06 hereof, or any Lender's obligation to make or Continue, or to Convert Loans of any Type into, the other Type of Loan shall be suspended pursuant to Section 5.01 or 5.03 hereof (any such Lender requesting such compensation being herein called a "Requesting Lender"), the Borrowers, upon three Business Days notice, may
------------------
require that such Requesting Lender transfer all of its right, title and interest under this Agreement and such Requesting Lender's Notes to any bank or other financial institution (a "Proposed Lender") identified by the Borrowers
                                ---------------
that is reasonably satisfactory to the Administrative Agent (i) if such Proposed Lender agrees to assume all of the obligations of such Requesting Lender hereunder, and to purchase all of such Requesting Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Lender's Loans, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Requesting Lender of all other amounts payable hereunder to such Requesting Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section

                              Credit Agreement
                              ----------------

5.05 hereof, as if all of such Requesting Lender's Loans were being prepaid in full on such date) and (ii) if such Requesting Lender has requested compensation pursuant to said Section 5.01 or 5.06, hereof, such Proposed Lender's aggregate requested compensation, if any, pursuant to said Section 5.01 or 5.06 with respect to such Requesting Lender's Loans is lower than that of the Requesting Lender. Subject to the provisions of Section 11.06(b) hereof, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Borrowers hereunder the agreements of the Borrowers contained in Sections 5.01, 5.06 and 11.03 hereof (without duplication of any payments made to such Requesting Lender by the Borrowers or the Proposed Lender) shall survive for the benefit of such Requesting Lender under this Section

  Section 6.  Conditions Precedent.


  6.01  Initial Loan.
        ------------
  The effectiveness of this Agreement (and the amendment and restatement of the Existing Credit Agreement to be effected hereby), and the obligation of any Lender to make its initial Loan hereunder is subject to the conditions precedent that (i) such effectiveness shall occur on or before June 30, 1997 and (ii) the Administrative Agent shall have received the following documents (with, in the case of clauses (a), (b), (c) and (d) below, sufficient copies for each Lender), each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

        (a)  Corporate Documents.  Certified copies of each of the Operating
             -------------------
     Agreements and of the charter and by-laws (or equivalent documents) of each Obligor and of all limited liability company and corporate authority for each Obligor (including, without limitation, board of director resolutions, member approvals and evidence of incumbency, including specimen signatures, of officers of each Obligor) with respect to the execution, delivery and performance of the Basic Documents to which such Obligor is to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the Loans hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

                              Credit Agreement
                              ----------------

     (b)  Officer's Certificate.  A certificate of a Senior Officer, dated
          ---------------------
the Effective Date, to the effect set forth in the first sentence of Section
6.02 hereof.

     (c)  Opinions of Counsel to the Obligors.  An opinion, dated the
          -----------------------------------
Effective Date, of Cooperman Levitt Winikoff Lester & Newman, P.C., counsel to the Obligors, substantially in the form of Exhibit G hereto and covering such other matters as the Administrative Agent or any Lender may reasonably request (and the Borrowers hereby instruct such counsel to deliver such opinion to the Lenders and the Administrative Agent).

     (d)  Opinion of Special New York Counsel to Chase.  An opinion, dated the
          --------------------------------------------
Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit H hereto (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

     (e)  Notes.  The Notes, duly completed and executed for each Lender (except
          -----
that, in the case of a Registered Holder, Notes shall be required only to the extent that such Registered Holder shall have requested the execution and delivery of a Note pursuant to Section 2.07(f) hereof).

     (f)  Security Agreement.  The Security Agreement, duly executed and
          ------------------
delivered by the Borrowers, each of the Subsidiaries of the Borrowers in existence on the Effective Date and the Administrative Agent. In addition, each such Obligor shall have taken such other action as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement, including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements.

     (g)  Guarantee and Pledge Agreement.  The Guarantee and Pledge Agreement,
          ------------------------------
duly executed and delivered by the Parent Guarantors and the Administrative Agent and the certificates (if any) evidencing the ownership interests in each Borrower held by the Parent Guarantors, accompanied by undated stock powers executed in blank. In addition, the Parent Guarantors shall have taken such other action as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the

                              Credit Agreement
                              ----------------

Guarantee and Pledge Agreement, including, without limitation, (i) delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements, (ii) with respect to the ownership interests in each Borrower held by the Parent Guarantors, executing and delivering written instructions to such Borrower to register the Lien created hereunder in such ownership interests in the registration books maintained by such Borrower for such registrations and (iii) delivering to the Administrative Agent a written confirmation from such Borrower to the effect that the Lien created by the Guarantee and Pledge Agreement in the ownership interests in such Borrower has been duly registered in the registration books of such Borrower.

     (h)  Deeds of Trust.  One or more Deeds of Trust (or modifications and
          --------------
confirmations to Deeds of Trust executed and delivered pursuant to the Existing Credit Agreement), covering any material fee or leasehold property of the Borrowers or any of their Subsidiaries, in each case, duly executed and delivered by the respective Obligor and to the extent necessary under applicable law, for filing in the appropriate county land office(s), Uniform Commercial Code financing statements covering fixtures relating to the Property covered by such Deeds of Trust, in each case appropriately completed and duly executed. In addition, the Borrowers shall have paid an amount equal to any recording and stamp taxes payable in connection with recording any such Deeds of Trust (or modifications and confirmations).

     (i)  Management Fee Subordination Agreement.  A Management Fee
          --------------------------------------
Subordination Agreement, duly executed and delivered by the Borrowers, the Manager and the Administrative Agent.

     (j)  Lower Delaware Acquisition.  Evidence that the Lower Delaware
          --------------------------
Acquisition shall have been duly consummated by Mediacom Delaware in accordance with the terms of the Lower Delaware Acquisition Agreement, including the schedules and exhibits thereto (except for any modifications, supplements or waivers thereof, or written consents or determinations made by any of the parties thereto, each of which shall be satisfactory to the Majority Lenders), and the Administrative Agent shall have received a certificate of a Senior Officer to such effect and to the effect that attached thereto are true and complete copies of

                              Credit Agreement
                              ----------------
the documents delivered in connection with the closing thereunder, together with (in the case of each legal opinion delivered to the Borrowers pursuant thereto) a letter from each Person delivering such opinion (which shall in any event include an opinion of special FCC counsel) authorizing reliance thereon by the Administrative Agent and the Lenders.

     (k)  Repayment of Existing Indebtedness.  Evidence that, to the extent the
          ----------------------------------
assets purchased in the Lower Delaware Acquisition shall be subject to any Liens not permitted hereunder, such Liens shall have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made).

     (l)  Subscribers.  Evidence, that as of the Effective Date and after giving
          -----------
effect to the Lower Delaware Acquisition, the Borrowers and their Subsidiaries shall have at least 54,800 Basic Subscribers (or, if the Sea Colony Consent (as defined in the Lower Delaware Acquisition Agreement) has not been obtained, at least 53,800 Basic Subscribers).

     (m)  Financial Statements.  An unaudited combined pro forma balance sheet
          --------------------
of the Borrowers and their Subsidiaries as at the Effective Date giving effect to the Lower Delaware Acquisition and the initial Loans hereunder to be outstanding on the Effective Date (subject, however, to asset value adjustments based on subsequent appraisals), in form and providing such details as are reasonably satisfactory to the Administrative Agent, together with a certificate of a Senior Officer stating that said balance sheet fairly presents the pro forma financial condition of the Borrowers and their Subsidiaries as at such date in accordance with GAAP, after giving effect to the Lower Delaware Acquisition and the initial Loans hereunder to be outstanding on the Effective Date.

     (n)  Adjusted System Cash Flow.  Evidence, that as of the Effective Date
          -------------------------
and after giving effect to the Lower Delaware Acquisition, based on the three-month period ended May 31, 1997, the product of (i) such Adjusted System Cash Flow times (ii) four is at least equal to $10,800,000 (or, if the Sea Colony
     -----
Consent (as defined in the Lower Delaware Acquisition Agreement) has not been obtained, at least equal to $10,600,000).

                              Credit Agreement
                              ----------------

        (o)  Approvals.  Evidence of receipt of all licenses, permits,
             ---------
     approvals and consents, if any, required with respect to the Lower Delaware Acquisition (including, without limitation, the consents of the respective municipal franchising authorities to the acquisition of the respective CATV Systems being acquired by Mediacom Delaware pursuant to the Lower Delaware Acquisition).

        (p)  Capitalization.  Evidence that Mediacom Delaware has received net
             --------------
     cash consideration (prior to the payment of any transaction expenses) of
     (i) not less than $18,500,000 representing an equity contribution by Mediacom to Mediacom Delaware and (ii) not less than $2,100,000 (including the $1,100,000 deposit made by Mediacom with respect to the Lower Delaware Acquisition) representing proceeds of the issuance of Affiliate Subordinated Indebtedness, in each case upon terms and conditions in form and substance satisfactory to the Majority Lenders, and the Administrative Agent shall have received copies of each of the instruments pursuant to which such equity interests and Affiliate Subordinated Indebtedness shall have been issued, certified by a Senior Officer.

        (q)  Other Documents.  Such other documents as the Administrative
             ---------------
     Agent or any Lender or special New York counsel to Chase may reasonably request.

The effectiveness of this Agreement (and the amendment and restatement of the Existing Credit Agreement contemplated hereby) and the obligation of any Lender to make its initial Loan hereunder is also subject (i) to the payment by the Borrowers of such fees as the Borrowers shall have agreed to pay or deliver to any Lender or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other Loan Documents and the making of the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrowers) and
(ii) to the payment by the Borrowers to the Existing Lenders of accrued interest on, and all amounts owing pursuant to Section 5.05 of the Existing Credit Agreement in respect of the "Loans" under the Existing Credit Agreement, on the Effective Date as if such "Loans" were being prepaid in full on the Effective Date.

                              Credit Agreement
                              ----------------

  6.02  Initial and Subsequent Loans.
        ----------------------------
  The obligation of the Lenders to make any Loan to the Borrowers upon the occasion of each borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

       (a)  no Default shall have occurred and be continuing;

       (b) the representations and warranties made by the Borrowers in Section 7 hereof, and by each Obligor in the other Loan Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

        (c) if the Sun City Acquisition shall not have occurred, the aggregate principal amount of Loans outstanding shall not exceed $65,000,000.

Each notice of borrowing by the Borrowers hereunder shall constitute a certification by the Borrowers to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrowers otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

  Section 7. Representations and Warranties. The Borrowers represent and warrant to the Administrative Agent and the Lenders that:

  7.01  Corporate Existence.  Each Borrower and its Subsidiaries:  (a) is a
        -------------------
corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where

                              Credit Agreement
                              ----------------
failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

  7.02 Financial Condition. The Borrowers have heretofore furnished to each of
       -------------------
the Lenders the following financial statements:

        (i) audited combined consolidated statements of income, retained earnings and cash flows of Mediacom California and Mediacom Arizona and their Subsidiaries for the fiscal year ended December 31, 1996, and the related combined balance sheet of Mediacom California and Mediacom Arizona and their Subsidiaries as at the end of such fiscal year;

        (ii) unaudited balance sheets of the CATV Systems being acquired pursuant to the Spring 1997 Acquisitions as at December 31, 1996 and the related unaudited statements of operations for the fiscal year ended on said date; and

        (iii) an unaudited pro forma combined balance sheet of the Borrowers and their Subsidiaries as at March 31, 1997, prepared under the assumption that the Spring 1997 Acquisitions were consummated on said date and that all of the transactions contemplated by Section 6.01 hereof had been effected on such date.

All such financial statements are complete and correct and fairly present in all material respects the actual or pro forma (as the case may be) consolidated financial condition of the respective entities as at said respective dates and the actual or pro forma (as the case may be) results of their operations for the applicable periods ended on said respective dates, all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of the Borrowers nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said pro forma balance sheet as at March 31, 1997. Since December 31, 1996, there has been no material adverse change in the combined financial condition, operations, business or prospects (x) of Mediacom California and Mediacom Arizona and their Subsidiaries taken as a whole from that set forth in said financial statements as at December 31, 1996 referred to in clause (i) above, (y) of the CATV Systems (taken

                              Credit Agreement
                              ----------------
as a whole) to be purchased by Mediacom Delaware on or before the Effective Date from that set forth in said financial statements as at December 31, 1996, referred to in clause (ii) above, or (z) of the Borrowers and their Subsidiaries taken as a whole from that set forth in said pro forma balance sheet as at March 31, 1997 referred to in clause (iii) above.

  7.03 Litigation. There are no legal or arbitral proceedings, or any
       ----------
proceedings or investigations by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of any Borrower) threatened against any Borrower or any of its Subsidiaries, or against American Cable TV Investors 5, Ltd. (and in respect of which Mediacom Delaware would be obligated after giving effect to the Lower Delaware Acquisition), or, on or after the consummation of the Sun City Acquisition, against CoxCom, Inc. (and in respect of which Mediacom California would be obligated after giving effect to the Sun City Acquisition), that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

  7.04  No Breach.  None of the execution and delivery of this Agreement and the
        ---------
Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the Operating Agreements, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which any Borrower or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Borrower or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

  7.05  Action.  Each Borrower has all necessary limited liability company
        ------
power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Borrower of each of the Basic Documents to which it is a party have been duly authorized by all necessary limited liability company action on its part (including, without limitation, any required member approvals); and this Agreement

                              Credit Agreement
                              ----------------
has been duly and validly executed and delivered by each Borrower and constitutes, and each of the Notes and the other Basic Documents to which it is a party when executed and delivered (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and
(b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  7.06  Approvals.  No authorizations, approvals or consents of, and no filings
        ---------
or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Borrower of this Agreement or any of the other Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for (i) filings and recordings in respect of the Liens created pursuant to the Security Documents, (ii) the authorizations, approvals, consents, filings and registrations contemplated by the Spring 1997 Acquisition Agreements (each of which shall have been made or obtained on or before the date of the closings of the Spring 1997 Acquisitions, to the extent required under the Spring 1997 Acquisition Agreements to be obtained before such date, except that orders of the FCC may not have become final under the rules and regulations of the FCC) and (iii) the exercise of remedies under the Security Documents (and the creation of a valid security interest in Franchises and the other Collateral as described in Sections 6.01(f) and 8.18 hereof) may require the prior approval of the FCC or the issuing municipalities or States under one or more of the Franchises.

  7.07  ERISA.  Each Plan, and, to the knowledge of each Borrower, each
        -----
Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Borrowers would be under an obligation to furnish a report to the Lenders under Section 8.01(e) hereof.

  7.08 Taxes. Each Borrower and its Subsidiaries have filed all Federal income tax returns and all other material tax

                              Credit Agreement
                              ----------------
returns and information statements that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by such Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been set aside by such Borrower in accordance with GAAP. The charges, accruals and reserves on the books of each Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrowers, adequate. None of the Borrowers has given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions.

  7.09  Investment Company Act. None of the Borrowers nor any of its
        ----------------------
Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

  7.10  Public Utility Holding Company Act. None of the Borrowers nor any of its
        ----------------------------------
Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

  7.11  Material Agreements and Liens.
        -----------------------------
        (a) Part A of Schedule I hereto sets forth (i) a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement (other than the Loan Documents) providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrowers or any of their Subsidiaries, outstanding on the date hereof, or that (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date) will be outstanding on the Effective Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I, and (ii) a statement of the aggregate amount of obligations in respect of surety and performance bonds backing pole rental or conduit attachments and the like, or backing obligations under Franchises, of the Borrowers or any of their Subsidiaries outstanding on the date hereof, or that (after giving effect to the transactions contemplated hereunder to occur

                              Credit Agreement
                              ----------------
on or before the Effective Date) will be outstanding on the Effective Date.

          (b) Part B of Schedule I hereto is a complete and correct list of each Lien (other than the Liens created pursuant to the Security Documents) securing Indebtedness of any Person outstanding on the date hereof, or that (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date) will be outstanding on the Effective Date, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000 and covering any Property of the Borrowers or any of their Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

  7.12  Environmental Matters.  Each of the Borrowers and their Subsidiaries has
        ---------------------
obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Borrowers and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect. In addition, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the Borrowers' knowledge, no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrowers or any of their Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Borrowers or any of their Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Borrowers or any of their Subsidiaries. All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Borrowers or

                              Credit Agreement
                              ----------------
any of their Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Borrowers or any of their Subsidiaries and that could result in a Material Adverse Effect have been made available to the Lenders.

  7.13  Capitalization.  The Borrowers have heretofore delivered to the Lenders
        --------------
true and complete copies of the Operating Agreements. The only members of Mediacom California on the date hereof are Mediacom and Mediacom Management Corporation, the only member of Mediacom Delaware on the date hereof is Mediacom and the only members of Mediacom Arizona on the date hereof are Mediacom and Mediacom California. As of the date hereof, (x) there are no outstanding Equity Rights with respect to any Borrower and (y) there are no outstanding obligations of any Borrower or any of their Subsidiaries to repurchase, redeem, or otherwise acquire any equity interests in any Borrower nor are there any outstanding obligations of any Borrower or any of their Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of such Borrowers or any of its Subsidiaries.

  7.14  Subsidiaries, Etc.
        ------------------
        (a)  As of the date hereof, none of the Borrowers has any Subsidiaries.

        (b) Set forth in Schedule II hereto is a complete and correct list of all Investments (other than Investments of the type referred to in paragraphs
(b), (c) and (e) of Section 8.08 hereof) held by the Borrowers or any of their Subsidiaries in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule II hereto, each of the Borrowers and their Subsidiaries owns, free and clear of all Liens (other than the Liens created pursuant to the Security Documents), all such Investments.

        (c) None of the Subsidiaries of the Borrowers is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 8.18(d) hereof.

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                              ----------------

  7.15  True and Complete Disclosure.  The information, reports, financial
        ----------------------------
statements, exhibits and schedules furnished in writing by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Borrowers and their Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Borrowers that could have a Material Adverse Effect (other than facts affecting the cable television industry in general) that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

  7.16  Franchises.  Set forth in Schedule III hereto is a complete and correct
        ----------
list of all Franchises (identified by issuing authority, franchisee and expiration date) owned by the Borrowers and their Subsidiaries on the date hereof. Each of the Borrowers and their Subsidiaries possesses or has the right to use all such Franchises, and all copyrights, licenses, trademarks, service marks, trade names or other rights, including licenses and permits granted by the FCC, agreements with public utilities and microwave transmission companies, pole or conduit attachment, use, access or rental agreements and utility easements that are necessary for the conduct of the CATV Systems of the Borrowers and their Subsidiaries, except for such of the foregoing the absence of which could not have a Material Adverse Effect on the Borrowers or any of their Subsidiaries, and each of such Franchises, copyrights, licenses, patents, trademarks, service marks, trade names and rights is (or on the Effective Date will be) in full force and effect and no material default has occurred and is continuing thereunder. No approval, application, filing, registration, consent or other action of any local, state or federal authority is required to enable the

                              Credit Agreement
                              ----------------

Borrowers or any of their Subsidiaries to operate the CATV Systems of the Borrowers and their Subsidiaries, except for approvals, applications, filings, registrations, consents or other actions that (if not made or obtained) could not have a Material Adverse Effect on the Borrowers or any of their Subsidiaries. None of the Borrowers nor any of its Subsidiaries has received any notice from the granting body or any other governmental authority with respect to any breach of any covenant under, or any default with respect to, any Franchise. Complete and correct copies of all Franchises have heretofore been delivered to the Administrative Agent.

  7.17  The CATV Systems.
        ----------------
  (a) Each of the Borrowers and their Subsidiaries, and, (after giving effect to the transactions contemplated hereunder to occur on or before the Effective
Date), the CATV Systems to be owned by it, are in compliance with all applicable federal, state and local laws, rules and regulations, including without limitation, the Communications Act of 1934, the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992, the Copyright Revision Act of 1976, and the rules and regulations of the FCC and the United States Copyright Office, including, without limitation, rules and laws governing system registration, use of aeronautical frequencies and signal carriage, equal employment opportunity, cumulative leakage index testing and reporting, signal leakage, and subscriber privacy, except to the extent that the failure to so comply with any of the foregoing could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing (except to the extent that the failure to comply with any of the following could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except as set forth in Schedule IV hereto:

               (i) the communities included in the areas covered by the Franchises have been registered with the FCC;

               (ii) all of the annual performance tests on such CATV Systems required under the rules and regulations of the FCC have been performed and the results of such tests demonstrate satisfactory compliance with the applicable requirements being tested in all material respects;

                              Credit Agreement
                              ----------------

               (iii) to the knowledge of the Borrowers, such CATV Systems currently meet or exceed the technical standards set forth in the rules and regulations of the FCC, including, without limitation, the leakage limits contained in 47 C.F.R. Section 76.605(a)(11);

               (iv) to the knowledge of the Borrowers, such CATV Systems are being operated in compliance with the provisions of 47 C.F.R. Sections
     76.610 through 76.619 (mid-band and super-band signal carriage), including 47 C.F.R. Section 76.611 (compliance with the cumulative signal leakage index); and

               (v) to the knowledge of the Borrowers, where required, appropriate authorizations from the FCC have been obtained for the use of all aeronautical frequencies in use in such CATV Systems and such CATV Systems are presently being operated in compliance with such authorizations (and all required certificates, permits and clearances from governmental agencies, including the Federal Aviation Administration, with respect to all towers, earth stations, business radios and frequencies utilized and carried by such CATV Systems have been obtained).

  (b) To the knowledge of the Borrowers, all notices, statements of account, supplements and other documents required under Section 111 of the Copyright Act of 1976 and under the rules of the Copyright Office with respect to the carriage of off-air signals by the CATV Systems to be owned by the Borrowers and their Subsidiaries (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date) have been duly filed, and the proper amount of copyright fees have been paid on a timely basis, and each such CATV System qualifies for the compulsory license under Section 111 of the Copyright Act of 1976, except to the extent that the failure to so file or pay could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

  (c) The carriage of all off-air signals by the CATV Systems to be owned by the Borrowers and their Subsidiaries (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date) is permitted by valid transmission consent agreements or by must-carry elections by broadcasters, or is otherwise permitted under applicable law, except to the extent the failure to obtain any of the foregoing

                              Credit Agreement
                              ----------------
could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

  (d) The assets of the CATV Systems to be owned by the Borrowers and their Subsidiaries (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date) are adequate and sufficient for all of the current operations of such CATV System.

  7.18  Rate Regulation.  Each of the Borrowers and their Subsidiaries have each
        ---------------
reviewed and evaluated in detail the FCC rules currently in effect (the "Rate
                                                                         ----
Regulation Rules") implementing the rate regulation provisions of the Cable
----------------
Television Consumer Protection and Competition Act of 1992 (the "Rate Regulation
                                                                 ---------------
Act"). Based upon such review and completion by the Borrowers and their
---
Subsidiaries of all applicable worksheets contemplated by the Rate Regulation Rules for each CATV System to be owned by the Borrowers and their Subsidiaries (after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date):

               (i) except as set forth in Schedule IV hereto, to the knowledge of the Borrowers, none of such CATV Systems is subject to effective competition as of the date hereof;

               (ii) except as set forth in Schedule IV hereto, no franchising authority has notified any Borrower or any of its Subsidiaries or any Spring 1997 Seller of its application to be certified to regulate rates as provided in Section 76.910 of the Rate Regulation Rules;

               (iii) except as set forth in Schedule IV hereto, no franchising authority has notified the Borrowers or any of their Subsidiaries or any Spring 1997 Seller that it has been certified and has adopted regulations required to commence regulation as provided in Section 76.910(c)(2) of the Rate Regulation Rules; and

               (iv) no reduction of rates or refunds to subscribers is required as of the date hereof under the Rate Regulation Act and the Rate Regulation Rules applicable to the CATV Systems of the Borrowers and their Subsidiaries.

  7.19  Real Property.  Set forth on Schedule V attached hereto is a list of all
        -------------
of the real property interests to be held by the Borrowers and their Subsidiaries on the Effective Date

                              Credit Agreement
                              ----------------

(after giving effect to the transactions contemplated hereunder to occur on or before the Effective Date), indicating in each case whether the respective Property is to be owned or leased, the identity of the owner or lessee and the location of the respective Property.

  7.20  Acquisition Agreements.  The Borrowers have heretofore delivered to the
        ----------------------
Administrative Agent a true and complete copy of each of the Spring 1997 Acquisition Agreements (including all modifications or supplements to any thereof) and each of the Spring 1997 Acquisition Agreements has been duly executed and delivered by each party thereto and is in full force and effect.


  Section 8. Covenants of the Borrowers. Each Borrower covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Borrowers hereunder:

  8.01  Financial Statements Etc. The Borrowers shall deliver to each of the
        ------------------------
Lenders:

        (a) as soon as available and in any event within 60 days after the end of each quarterly fiscal period of each fiscal year of the Borrowers, combined statements of income, retained earnings and cash flows of the Borrowers and their Subsidiaries (and, separately stated, for each Borrower and its Subsidiaries if requested by the Administrative Agent) for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related combined balance sheets of the Borrowers and their Subsidiaries (and, separately stated, for each Borrower and its Subsidiaries, if so requested) as at the end of such period, setting forth, in each case (other than financial statements for any period ending on or prior to December 31, 1996) in comparative form the corresponding combined figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a Senior Officer, which certificate shall state that said combined financial statements fairly present the combined financial condition and results of operations of the Borrowers and their Subsidiaries (and said separate financial statements fairly

                              Credit Agreement
                              ----------------
     present the separate consolidated financial condition and results of operations of the respective Borrower and its Subsidiaries), in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

        (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrowers, combined statements of income, retained earnings and cash flows of the Borrowers and their Subsidiaries (and, separately stated, for each Borrower and its Subsidiaries if requested by the Administrative Agent) for such fiscal year and the related combined balance sheets of the Borrowers and their Subsidiaries (and, separately stated, for each Borrower and its Subsidiaries, if requested) as at the end of such fiscal year, setting forth, in each case (other than financial statements for the fiscal year ending on December 31, 1996) in comparative form the corresponding combined figures for the preceding fiscal year, and accompanied (x) in the case of said combined financial statements, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said combined financial statements fairly present the combined financial condition and results of operations of the Borrowers and their Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Borrowers were not in compliance with Sections 8.07, 8.08, 8.09, 8.10, 8.11, 8.12 or 8.15 hereof, insofar as such Sections relate to accounting matters and (y) in the case of said separate financial statements, by a certificate of a Senior Officer, which certificate shall state that said separate financial statements fairly present the separate consolidated financial condition and results of operations of the respective Borrower and its Subsidiaries, in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period;

        (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Borrowers shall have filed with the Securities

                              Credit Agreement
                              ----------------
     and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

        (d) promptly upon the mailing thereof to the members of the Borrowers generally or to holders of Affiliate Subordinated Indebtedness generally, copies of all financial statements, reports and proxy statements so mailed;

        (e) as soon as possible, and in any event within ten days after any Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Senior Officer setting forth details respecting such event or condition and the action, if any, that such Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by any Borrower or an ERISA Affiliate with respect to such event or condition):

                    (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of
          Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum
                                    --------
          funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
          Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
          Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                    (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by any Borrower or an ERISA Affiliate to terminate any Plan;

                    (iii)  the institution by the PBGC of proceedings under
          Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action

                              Credit Agreement
                              ----------------
          has been taken by the PBGC with respect to such Multiemployer Plan;

                    (iv) the complete or partial withdrawal from a Multiemployer Plan by any Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by any Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                    (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against any Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                    (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if any Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

        (f) within 60 days of the end of each quarterly fiscal period of the Borrowers, a Quarterly Officer's Report as at the end of such period;

        (g) promptly after any Borrower knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrowers have taken or propose to take with respect thereto; and

        (h) from time to time such other information regarding the financial condition, operations, business or prospects of the Borrowers or any of their Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.
                              Credit Agreement
                              ----------------

The Borrowers will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a Senior Officer (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrowers have taken or propose to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrowers are in compliance with Sections 8.07, 8.08, 8.09, 8.10, 8.11, 8.12 and 8.15 hereof as of the end of the respective quarterly fiscal period or fiscal year.

  8.02  Litigation.  The Borrowers will promptly give to each Lender notice of
        ----------
all legal or arbitral proceedings, and of all proceedings or investigations by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Borrowers or any of their Subsidiaries or any of their Franchises, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrowers will give to each Lender (i) notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Borrowers or any of their Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect and (ii) copies of any notices received by the Borrowers or any of their Subsidiaries under any Franchise of a material default by any Borrower or any of its Subsidiaries in the performance of its obligations thereunder.

  8.03  Existence, Etc.  Each Borrower will, and will cause each of its
        --------------
Subsidiaries to:

        (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this
                                                  --------
     Section 8.03 shall prohibit any transaction expressly permitted under
     Section 8.05 hereof);

                              Credit Agreement
                              ----------------

        (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

        (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

        (d) maintain, in all material respects, all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

        (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

        (f) permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

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                              ----------------

  8.04  Insurance.
        ---------
  Each Borrower will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations, provided that each Borrower will in any event maintain (with
              --------
respect to itself and each of its Subsidiaries) casualty insurance and insurance against claims for damages with respect to defamation, libel, slander, privacy or other similar injury to person or reputation (including misappropriation of personal likeness), in such amounts as are then customary for Persons engaged in the same or similar business similarly situated.

  8.05  Prohibition of Fundamental Changes.
        ----------------------------------
  (a)  Restrictions on Merger. None of the Borrowers will, nor will it permit
       ----------------------
any of it Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

  (b)  Restrictions on Acquisitions.  None of the Borrowers will, nor will it
       ----------------------------
permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of equipment, programming rights and other Property to be sold or used in the ordinary course of business, Investments permitted under Section 8.08(f) hereof, and Capital Expenditures permitted under Section 8.12 hereof.

  (c)  Restrictions on Sales and Other Dispositions. None of the Borrowers will,
       --------------------------------------------
nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Borrowers and their Subsidiaries shall not have a fair market value in excess of $500,000 and (ii) any equipment, programming rights or other Property sold or disposed of in the ordinary course of business and on ordinary business terms).



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                              ----------------

  (d)  Certain Permitted Transactions.  Notwithstanding the foregoing provisions
       ------------------------------
of this Section 8.05:

               (i)  Intercompany Mergers and Consolidations.  Any Subsidiary of
                    ---------------------------------------
     a Borrower may be merged or consolidated with or into: (x) such Borrower if such Borrower shall be the continuing or surviving corporation or (y) any other such Subsidiary; provided that if any such transaction shall be
                                --------
     between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation.

               (ii)  Intercompany Dispositions.  Any Subsidiary of a Borrower
                     -------------------------
     may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to such Borrower or a Wholly Owned Subsidiary of such Borrower.

               (iii)  Spring 1997 Acquisitions.  The Borrowers may consummate
                      ------------------------
     the Spring 1997 Acquisitions, so long as the same are consummated in accordance in all material respects with the respective Spring 1997 Acquisition Agreement and, in the case of the Sun City Acquisition:

                      (A) the Sun City Acquisition shall have been consummated on or before September 30, 1997;

                      (B) at the time thereof, the Borrowers shall have delivered to the Administrative Agent evidence that the Sun City Acquisition has been duly consummated by Mediacom California in accordance with the terms of the Sun City Acquisition Agreement, including the schedules and exhibits thereto (except for any modifications, supplements or waivers thereof, or written consents or determinations made by any of the parties thereto, each of which shall be satisfactory to the Majority Lenders), and the Administrative Agent shall have received (and shall promptly forward copies thereof to each Lender, if requested by such Lender) a certificate of a Senior Officer to such effect and to the effect that attached thereto are true and complete copies of the documents delivered in connection with the closing thereunder, together with (in the case of each legal opinion delivered to the Borrowers pursuant thereto) a letter from each Person delivering such opinion (which


                              Credit Agreement
                              ----------------
               shall in any event include an opinion of special FCC counsel) authorizing reliance thereon by the Administrative Agent and the Lenders;

                      (C) to the extent the assets purchased in the Sun City Acquisition shall be subject to any Liens not permitted hereunder, such Liens shall have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made);

                      (D) after giving effect to the Sun City Acquisition, the Borrowers and their Subsidiaries shall have at least 64,200 Basic Subscribers, and the Administrative Agent shall have received a certificate of a Senior Officer to such effect (and shall promptly forward a copy thereof to each Lender, if requested by such Lender);

                      (E) the Borrowers shall have delivered to the Administrative Agent (which shall promptly forward copies thereof to each Lender, if requested by such Lender) an unaudited combined pro forma balance sheet of the Borrowers and their Subsidiaries as at the date the Sun City Acquisition is consummated after giving effect to the Sun City Acquisition and the Loans hereunder to be outstanding on such date (subject, however, to asset value adjustments based on subsequent appraisals), in form and providing such details as are reasonably satisfactory to the Administrative Agent, together with a certificate of a Senior Officer stating that said balance sheet fairly presents the pro forma financial condition of the Borrowers and their Subsidiaries as at such date in accordance with GAAP, after giving effect to the Sun City Acquisition and the Loans hereunder to be outstanding on such date;

                      (F) after giving effect to the Sun City Acquisition, based on the three-month period ended on the last day of the calendar month immediately preceding the consummation of the Sun City Acquisition, the product of (i) such Adjusted System Cash Flow times (ii) four is at least equal to $12,100,000, and the
                   -----
              Administrative Agent has received a certificate of a Senior Officer to such effect (and shall promptly forward a copy thereof to each Lender, if requested by such Lender);



                              Credit Agreement
                              ----------------

                      (G) the Borrowers shall have delivered to the Administrative Agent evidence satisfactory to the Administrative Agent and the Majority Lenders of receipt of all licenses, permits, approvals and consents, if any, required with respect to the Sun City Acquisition (including, without limitation, the consents of the respective municipal franchising authorities to the acquisition of the respective CATV Systems being acquired by Mediacom California pursuant to the Sun City Acquisition);

                      (H) the Borrowers shall have delivered to the Administrative Agent evidence that Mediacom California has received net cash consideration (prior to the payment of any transaction expenses) of not less than $3,500,000 representing (i) an equity contribution by Mediacom to Mediacom California or (ii) proceeds of the issuance of Affiliate Subordinated Indebtedness by Mediacom California; and

                      (I) the Administrative Agent shall have received one or more Deeds of Trust covering any material fee or leasehold property of Mediacom California acquired pursuant to the Sun City Acquisition, duly executed and delivered by Mediacom California and to the extent necessary under applicable law, for filing in the appropriate county land office(s), Uniform Commercial Code financing statements covering fixtures relating to the Property covered by such Deeds of Trust, in each case appropriately completed and duly executed and the Borrowers shall have paid an amount equal to any recording and stamp taxes payable in connection with recording any such Deeds of Trust.

              (iv)  Subsequent Acquisitions.  Any Borrower may acquire any
                    -----------------------
     business or Property from, or capital stock of, or be a party to any acquisition of, any Person, so long as:

                    (A) such acquisition (if by purchase of assets, merger or consolidation) shall be effected in such manner so that the acquired business, and the related assets, are owned either by a Borrower or a Wholly Owned Subsidiary of a Borrower and, if effected by merger or consolidation involving a Borrower, the Borrower shall be the continuing or surviving entity



                              Credit Agreement
                              ----------------
              and, if effected by merger or consolidation involving a Wholly Owned Subsidiary of a Borrower, such Wholly Owned Subsidiary shall be the continuing or surviving entity;

                    (B) such acquisition (if by purchase of stock) shall be effected in such manner so that the acquired entity becomes a Wholly Owned Subsidiary of a Borrower;

                    (C) the Company shall deliver to the Administrative Agent (which shall promptly forward copies thereof to each Lender (1) no later than five Business Days prior to the consummation of each such acquisition (or such earlier date as shall be five Business Days after the execution and delivery thereof), copies of the respective agreements or instruments pursuant to which such acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements or instruments and all other material ancillary documents to be executed or delivered in connection therewith and (2) promptly following request therefor (but in any event within three Business Days following such request), copies of such other information or documents relating to each such acquisition as the Administrative Agent or the Majority Lenders shall have requested;

                    (D) the Administrative Agent shall have received (and shall promptly forward copies thereof to each Lender, if requested by such Lender) a letter (in the case of each legal opinion delivered to the Borrowers pursuant to such acquisition) from each Person delivering such opinion (which shall in any event include an opinion of special FCC counsel) authorizing reliance thereon by the Administrative Agent and the Lenders;

                    (E) the Borrowers shall have delivered to the Administrative Agent evidence satisfactory to the Administrative Agent and the Majority Lenders of receipt of all licenses, permits, approvals and consents, if any, required with respect to such acquisition (including, without limitation, the consents of the respective municipal franchising



                              Credit Agreement
                              ----------------
              authorities to the acquisition of the respective CATV Systems being acquired (if any));

                    (F) to the extent the assets purchased in such acquisition shall be subject to any Liens not permitted hereunder, such Liens shall have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made);

                    (G) the Administrative Agent shall have received one or more Deeds of Trust covering any material fee or leasehold property of the Borrowers acquired pursuant to such acquisition, duly executed and delivered by such Borrower and to the extent necessary under applicable law, for filing in the appropriate county land office(s), Uniform Commercial Code financing statements covering fixtures relating to the Property covered by such Deeds of Trust, in each case appropriately completed and duly executed and the Borrowers shall have paid an amount equal to any recording and stamp taxes payable in connection with recording any such Deeds of Trust;

                    (H) to the extent applicable, the Company shall have complied with the provisions of Section 8.18 hereof, including, without limitation, to the extent not theretofore delivered, delivery to the Administrative Agent of (x) the shares of stock or other ownership interests, accompanied by undated stock powers or other powers executed in blank, and (y) the agreements, instruments, opinions of counsel and other documents required under Section 8.18 hereof;

                    (I) immediately prior to such acquisition and after giving effect thereto, no Default shall have occurred and be continuing;

                    (J) such acquisition shall have been approved by the Majority Lenders and the Administrative Agent; and

                    (K) the Borrowers shall deliver such other documents and shall have taken such other action as the Majority Lenders or the Administrative Agent may request (which may include evidence that a particular Borrower shall have received an equity contribution from Mediacom or the proceeds of the issuance of



                              Credit Agreement
                              ----------------

              Affiliate Subordinated Indebtedness pursuant to documentation and in amounts in form and substance satisfactory to the Majority Lenders and the Administrative Agent); and

              (v)  Other Acquisitions.  Any Borrower may acquire any business
                   ------------------
     or Property from, or capital stock of, or be a party to any acquisition of, any Person (in addition to the Spring 1997 Acquisitions and any Subsequent Acquisitions), so long as the aggregate amount paid by the Borrowers in respect of all such acquisitions (other than the Spring 1997 Acquisitions and any Subsequent Acquisitions) after the date hereof shall not exceed $1,000,000.

  8.06  Limitation on Liens. None of the Borrowers will, nor will it permit
        -------------------
any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

  (a)  Liens created pursuant to the Security Documents;

  (b) Liens in existence on the date hereof and listed in Part B of Schedule I hereto;

  (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the respective Borrower or the affected Subsidiaries, as the case may be, in accordance with GAAP;

  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9.01(i) hereof;

  (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

  (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory



                              Credit Agreement
                              ----------------
 obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

  (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of their Subsidiaries; and

  (h) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Borrowers or any of their Subsidiaries and securing Indebtedness permitted under Section 8.07(e) hereof, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend to or cover any Property of a Borrower or any such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the fair market value (as determined in good faith by a Senior Officer) of such Property at the time it was acquired (by purchase, construction or otherwise).

  8.07  Indebtedness.
        ------------
  None of the Borrowers will, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

  (a)  Indebtedness to the Lenders hereunder;

  (b)  Indebtedness outstanding on the date hereof and listed in Part A of
 Schedule I hereto;

  (c) the following Indebtedness: (x) Affiliate Subordinated Indebtedness incurred in accordance with Section 8.14 hereof and (y) the Booth Subordinated Indebtedness;


                              Credit Agreement
                              ----------------

  (d) Indebtedness of the Borrowers and their Subsidiaries to the Borrowers and their Subsidiaries; and

  (e) additional Indebtedness of the Borrowers and their Subsidiaries (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens permitted under Section 8.06(h) hereof) up to but not exceeding an aggregate amount of $1,000,000 at any one time outstanding.

  In addition to the foregoing, the Borrowers will not, nor will they permit their Subsidiaries to, incur or suffer to exist any obligations in an aggregate amount in excess of $1,250,000 at any one time outstanding in respect of surety and performance bonds backing pole rental or conduit attachments and the like, or backing obligations under Franchises, arising in the ordinary course of business of the CATV Systems of the Borrowers and their Subsidiaries.

  8.08  Investments. None of the Borrowers will, nor will it permit any of its
        -----------
Subsidiaries to, make or permit to remain outstanding any Investments except:

  (a) Investments outstanding on the date hereof and identified in Schedule II hereto;

  (b)  operating deposit accounts with banks;

  (c)  Permitted Investments;

  (d) Investments by the Borrowers and their Subsidiaries in the Borrowers and their Subsidiaries;

  (e)  Interest Rate Protection Agreements; provided that, without limiting the
                                            --------
 obligation of the Borrowers under Section 8.13 hereof, when entering into any Interest Rate Protection Agreement that at the time has, or at any time in the future may give rise to, any credit exposure, the aggregate credit exposure under all Interest Rate Protection Agreements (including the Interest Rate Protection Agreement being entered into) shall not exceed $2,500,000; and

  (f) additional Investments (including, without limitation, Investments by the Borrowers or any of their Subsidiaries in Affiliates of the Borrowers), so long as the


                              Credit Agreement
                              ----------------
aggregate amount of all such Investments shall not exceed $1,000,000.

Without limiting the generality of the forgoing, the Borrowers will not create, or make any Investment in, any Subsidiary after the date hereof without the prior written consent of the Majority Lenders.

  8.09  Restricted Payments. None of the Borrowers will make any Restricted
        -------------------
Payment at any time, provided that, so long as at the time thereof, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, the Borrowers may make the following Restricted Payments (subject, in each case, to the applicable conditions set forth below):

  (a) the Borrowers may make Restricted Payments to its members on or after April 12 of each fiscal year (the "current year") in an amount equal to the Tax Payment Amount for the immediately preceding fiscal year (the "prior year"), so long as at least fifteen days prior to making any such Restricted Payment, the Borrowers shall have delivered to each Lender (i) notification of the amount and proposed payment date of such Restricted Payment and (ii) a statement from the Borrowers' independent certified public accountants setting forth a detailed calculation of the Tax Payment Amount for the prior year and showing the amount of such Restricted Payment and all prior Restricted Payments;

  (b) the Borrowers may make payments in respect of Management Fees to the extent permitted under Section 8.11 hereof;

  (c) the Borrowers may make payments in respect of the interest on Affiliate Subordinated Indebtedness constituting Supplemental Capital or Cure Monies; and

  (d) the Borrowers may make payments in respect of the principal of Affiliate Subordinated Indebtedness constituting Supplemental Capital or Cure Monies, so long as

                    (i) in the case of any such payment in respect of the principal of Affiliate Subordinated Indebtedness constituting Cure Monies, at least one complete fiscal quarter shall have elapsed subsequent to the last date upon which the Borrowers shall have utilized its cure rights under Section 9.02 hereof, without the



                              Credit Agreement
                              ----------------
          occurrence of any Event of Default (and, for purposes hereof, unless the Borrowers indicate otherwise at the time of any such payment, such payment shall be deemed to be made first from Cure Monies and second from Supplemental Capital);

                    (ii) after giving effect to the payment of such principal, the Borrowers would (as at the last day of the most recent fiscal quarter) have been in compliance on a pro forma basis with Section
          8.10 hereof and the Senior Leverage Ratio calculated on a pro forma basis is at the time less than 5.50 to 1 (or, if lower, the applicable requirement at the time under Section 8.10(a) hereof), the determination of such compliance and such Senior Leverage Ratio to be determined as if (x) for purposes of calculating the Senior Leverage Ratio and the Total Leverage Ratio, the amount of such payment were added to Indebtedness, and (y) for purposes of calculating the Interest Coverage Ratio and Fixed Charges Coverage Ratio, the amount of such payment (and any Cure Monies received during the period for which the Interest Coverage Ratio or Fixed Charge Coverage Ratio is calculated) represented additional principal of the Loans outstanding hereunder at all times during the respective fiscal quarter for which such Ratios are calculated and the amount of interest that would have been payable hereunder during such fiscal quarter were recalculated to take into account such additional principal; and

                    (iii) at least three Business Days prior to the date of any such payment, the Borrowers shall have delivered to the Lenders a certificate of a Senior Officer setting forth calculations, in form and detail satisfactory to the Majority Lenders, demonstrating compliance with the requirements of this paragraph (c) after giving effect to such payment.

          Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of a Borrower to such Borrower or to any other Subsidiary of such Borrower.

  8.10  Certain Financial Covenants.
        ---------------------------
  (a)  Leverage Ratios.  The Borrowers will not permit the Senior Leverage Ratio
       ---------------
and Total Leverage Ratio to exceed the
following respective ratios at any time during the following respective periods:


                                     Senior          Total
          Period                 Leverage Ratio  Leverage Ratio
          ------                 --------------  --------------

  From the Effective Date
   through September 29, 1997      6.25 to 1       6.50 to 1

  From September 30, 1997
   through June 29, 1998           6.00 to 1       6.50 to 1

  From June 30, 1998
   through September 29, 1998      5.90 to 1       6.40 to 1

  From September 30, 1998
   through March 30, 1999          5.75 to 1       6.25 to 1

  From March 31, 1999
   through September 29, 1999      5.50 to 1       6.00 to 1

  From September 30, 1999
   through June 29, 2000           5.00 to 1       5.50 to 1

  From June 30, 2000
   through June 29, 2001           4.50 to 1       5.00 to 1

  From June 30, 2001
   through June 29, 2002           3.50 to 1       4.00 to 1

  From June 30, 2002
   and at all times
   thereafter                      3.00 to 1       4.00 to 1


  (b)  Interest Coverage Ratio.  The Borrowers will not permit the Interest
       -----------------------
Coverage Ratio to be less than the following respective ratios as at the last day of any fiscal quarter ending during the following respective periods:


                              Credit Agreement
                              ----------------

          Period                    Ratio
          ------                    -----

  From the Effective Date
   through September 29, 1998     1.50 to 1

  From September 30, 1998
   through June 29, 1999          1.60 to 1

  From June 30, 1999
   through March 30, 2000         1.75 to 1

  From March 31, 2000
   and at all times thereafter    2.00 to 1


  (c)  Fixed Charge Coverage Ratio.  The Borrowers will not permit the Fixed
       ---------------------------
Charge Coverage Ratio to be less than 1.05 to 1 at any time on or after December 31, 1997.

  8.11  Management Fees. The Borrowers will not permit the aggregate amount of
        ---------------
Management Fees accrued in respect of any fiscal year of the Borrowers to exceed 5% of the Gross Operating Revenue of the Borrowers and their Subsidiaries for such fiscal year. In addition, the Borrowers will not, as at the last day of the first, second and third fiscal quarters in any fiscal year, permit the amount of Management Fees paid during the portion of such fiscal year ending with such fiscal quarter to exceed 5% of the Gross Operating Revenue of the Borrowers and their Subsidiaries for such portion of such fiscal year (based upon the financial statements of the Borrowers provided pursuant to Section 8.01(a) hereof), provided that in any event the Borrowers will not pay any Management
         --------
Fees at any time following the occurrence and during the continuance of any Default. Any Management Fees that are accrued for any fiscal quarter (the "current fiscal quarter") but which are not paid during the current fiscal
 ----------------------
quarter may be paid at any time during the period of four fiscal quarters following the current fiscal quarter (and for these purposes any payment of Management Fees during such period shall be deemed to be applied to Management Fees in the order of the fiscal quarters in respect of which such Management Fees are accrued). Any Management Fees which may not be paid as a result of the limitations set forth in the forgoing provisions of this Section 8.11 shall be deferred and shall not be payable until the principal of and interest on the Loans, and all other amounts owing hereunder, shall have been paid in full. For purposes of this Section 8.11 "Gross Operating Revenue" shall mean the aggregate
                               -----------------------
gross operating revenues derived by the



                              Credit Agreement
                              ----------------

Borrowers from its CATV Systems, from RidgeNet and from other telecommunications services as determined in accordance with GAAP excluding, however, revenue or income derived by the Borrowers from any of the following sources: (i) from the sale of any asset of such CATV Systems not in the ordinary course of business,
(ii) interest income, (iii) proceeds from the financing or refinancing of any Indebtedness of the Borrowers or any of their Subsidiaries and (iv) extraordinary gains in accordance with GAAP.

  Neither the Borrowers nor any of their Subsidiaries shall be obligated to pay Management Fees to any Person, unless the Borrowers and such Person shall have executed and delivered to the Administrative Agent a Management Fee Subordination Agreement, and neither the Borrowers nor any of their Subsidiaries shall pay Management Fees to any person except to the extent permitted under the respective Management Fee Subordination Agreement to which such Person is a party.

  Neither the Borrowers nor any of their Subsidiaries shall employ or retain any executive management personnel (or pay any Person, other than the Manager, in respect of executive management personnel or matters, for the Borrowers or any of their Subsidiaries), it being the intention of the parties hereto that all executive management personnel required in connection with the business or operations of the Borrowers and their Subsidiaries shall be employees of the Manager (and that the Executive Compensation for such employees shall be covered by Management Fees payable hereunder). For purposes hereof, "executive management personnel" shall not include any individual (such as a system manager) who is employed solely in connection with the day-to-day operations of a CATV System.

  8.12  Capital Expenditures. The Borrowers will not permit the aggregate
        --------------------
amount of Capital Expenditures to exceed (i) $14,500,000 for the period from and including the Effective Date through December 31, 1998, (ii) $4,000,000 for the fiscal year ending on December 31, 1999 and (iii) $3,500,000 for each fiscal year commencing after December 31, 1999. If the aggregate amount of Capital Expenditures shall be less than $14,500,000 for the period from and including the Effective Date through December 31, 1998, then the shortfall shall be added to the amount of Capital Expenditures permitted for the fiscal year ending on December 31, 1999 so long as the upgrades and rebuilds with respect to the Spring 1997 Acquisitions have not been completed.



                              Credit Agreement
                              ----------------

  8.13  Interest Rate Protection Agreements. The Borrowers will within 90 days
        -----------------------------------
of the Effective Date, enter into, and thereafter maintain in full force and effect, one or more Interest Rate Protection Agreements with one or more of the Lenders (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), that effectively enables the Borrowers (in a manner satisfactory to the Majority Lenders) to protect itself, in a manner and on terms reasonably satisfactory to the Majority Lenders, against adverse fluctuations in the three-month London interbank offered rates as to a notional principal amount at least equal to 50% of the aggregate outstanding principal amount of the Loans.

  8.14  Affiliate Subordinated Indebtedness.
        -----------------------------------
  (a) The Borrowers may at any time after the date hereof incur Affiliate Subordinated Indebtedness to Mediacom or one or more other Affiliates, so long as the proceeds of any such Affiliate Subordinated Indebtedness constituting Cure Monies are immediately applied to the reduction of the Revolving Credit Commitments and the prepayment of principal of the Term Loans hereunder, applied ratably to the Revolving Credit Commitments and Term Loans of each Class in accordance with the respective then-outstanding aggregate amounts of such Commitments and Loans (and to the simultaneous prepayment of the Revolving Credit Loans in an amount equal to such required reduction of Revolving Credit Commitments), provided that to the extent any such required prepayment of
              --------
Revolving Credit Loans shall exceed the then-outstanding aggregate principal amount of Revolving Credit Loans, such excess shall be applied to the prepayment of Term Loans.

  (b) The Borrowers will not, nor will it permit any of their Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Affiliate Subordinated Indebtedness or the Booth Subordinated Indebtedness, except (in the case of Affiliate Subordinated Indebtedness) to the extent permitted under Section 8.09 hereof.

  8.15  Lines of Business. The Borrowers will at all times ensure that not
        -----------------
more than 15% of gross operating revenue of the Borrowers and their Subsidiaries for any fiscal year shall be



                              Credit Agreement
                              ----------------
derived from any line or lines of business activity other than the business of owning and operating CATV Systems and related communications businesses.

  8.16  Transactions with Affiliates. Except as expressly permitted by this
        ----------------------------
Agreement, none of the Borrowers will, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate except for Investments permitted under Section 8.08(f), provided that, the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrowers and their Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; (d) make any contribution towards, or reimbursement for, any Federal income taxes payable by any member of any Borrower or any of its Subsidiaries in respect of income of such Borrower; or
(e) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that

               (i) any Affiliate who is an individual may serve as a director, officer or employee of a Borrower or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity,

               (ii) the Borrowers and their Subsidiaries may enter into transactions (other than extensions of credit by the Borrowers or any of their Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of equipment, programming rights, advertising time and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrowers and their Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate,

               (iii) the Borrowers may enter into and perform their respective obligations under, the Management Agreements,



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                              ----------------

               (iv) the Borrowers and their Subsidiaries may reimburse the Manager for up to $100,000 of Manager Expenses during any fiscal year and

               (v) the Borrowers and their Subsidiaries may pay to the Manager the aggregate amount of intercompany shared expenses payable to Mediacom that are allocated by Mediacom to the Borrowers and their Subsidiaries in accordance with Section 5.05 of the Guarantee and Pledge Agreement.

  8.17  Use of Proceeds. The Borrowers will use the proceeds of the Loans
        ---------------
hereunder solely to (i) provide financing for Acquisitions and to pay the fees and expenses related thereto, (ii) make Restricted Payments, (iii) pay Management Fees and Manager Expenses, (iv) make Investments permitted under
Section 8.08 hereof and (v) finance capital expenditures and working capital needs of the Borrowers and their Subsidiaries and acquisitions permitted hereunder (in each case in compliance with all applicable legal and regulatory requirements); provided that neither the Administrative Agent nor any Lender
               --------
shall have any responsibility as to the use of any of such proceeds.

  8.18  Certain Obligations Respecting Subsidiaries.
        -------------------------------------------
  (a)  Subsidiary Guarantors.  In the event that the Borrowers or any of their
       ---------------------
Subsidiaries shall form or acquire any Subsidiary after the Effective Date (after obtaining any necessary consent of the Lenders), the Borrowers shall cause, and shall cause their Subsidiaries to cause, such Subsidiary to:

               (i) execute and deliver to the Administrative Agent a Subsidiary Guarantee Agreement in the form of Exhibit E hereto (and, thereby, to become a "Subsidiary Guarantor", and an "Obligor" hereunder and a "Securing Party" under the Security Agreement);

               (ii) deliver the shares of its stock or other ownership interests accompanied by undated stock powers or other powers executed in blank to the Administrative Agent, and to take other such action, as shall be necessary to create and perfect valid and enforceable first priority Liens (subject to Liens permitted under Section 8.06 hereof) on substantially all of the Property of such new Subsidiary as collateral security for the obligations of such new Subsidiary under the Subsidiary Guarantee Agreement, and



                              Credit Agreement
                              ----------------

               (iii) deliver such proof of corporate action, limited liability company action or partnership action, as the case may be, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 hereof on the Effective Date or as the Administrative Agent shall have reasonably requested.

  (b)  Ownership of Subsidiaries.  The Borrowers will, and will cause each of
       -------------------------
their Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary. In the event that any additional shares of stock or other ownership interests shall be issued by any Subsidiary, the respective Borrower agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreement the certificates evidencing such shares of stock or other ownership interests, accompanied by undated stock or other powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

  (c)  Further Assurances.  The Borrowers will, and will cause each of their
       ------------------
Subsidiaries to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements, Deeds of Trust and other instruments) as shall be requested by the Administrative Agent to create, in favor of the Administrative Agent for the benefit of the Lenders, perfected security interests and Liens in substantially all of the personal Property, and all of the material fee and leasehold property, of the Borrowers and each of their Subsidiaries.

  (d)  Certain Restrictions.  The Borrowers will not permit any of their
       --------------------
Subsidiaries to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

  8.19  Modifications of Certain Documents.
        ----------------------------------
  None of the Borrowers will consent to any modification, supplement or waiver of any of the provisions of the Management Agreements, any


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                              ----------------

Acquisition Agreement, or any agreement, instrument or other document evidencing or relating to Affiliate Subordinated Indebtedness or the Booth Subordinated Indebtedness without the prior consent of the Administrative Agent (with the approval of the Majority Lenders).


  Section 9.  Events of Default.

  9.01  Events of Default.
        -----------------
  If one or more of the following events (herein called "Events of Default")
                                                         -----------------
shall occur and be continuing:

(a) Any Borrower shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of or interest on any Loan, any fee or any other amount payable by them hereunder or under any other Loan Document; or

(b) Mediacom, any Borrower or any Subsidiary of a Borrower shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $500,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (without the lapse of time or the taking of any action, other than the giving of notice) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or the Borrowers shall default in the payment when due of any amount aggregating $500,000 or more under any Interest Rate Protection Agreement; or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, termination or liquidation payment or payments aggregating $500,000 or more to become due; or

(c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or


                              Credit Agreement
                              ----------------
     thereto) by any Borrower, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or any representation or warranty made or deemed made in any Acquisition Agreement by the respective seller(s) thereunder, shall prove to have been false or misleading as of the time made or furnished in any material respect (except to the extent fully covered by amounts held on deposit pursuant to the respective escrow agreements under the relevant Acquisition Agreement); or

(d) Any Borrower shall default in the performance of any of its obligations under any of Sections 8.01(g), 8.05, 8.06, 8.07, 8.08, 8.09, 8.10, 8.11,
     8.12, 8.14, 8.16, 8.18 or 8.19 hereof; or any Borrower shall default in the performance of any of its other obligations in this Agreement or any Obligor shall default in the performance of its obligations under any other Loan Document to which it is a party, and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Borrowers by the Administrative Agent or any Lender (through the Administrative Agent); or

(e) Any Obligor shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(f) Any Obligor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

(g) A proceeding or case shall be commenced, without the application or consent of any Obligor, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the



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                              ----------------
     appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Obligor or of all or any substantial part of its Property or
     (iii) similar relief in respect of such Obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against such Obligor shall be entered in an involuntary case under the Bankruptcy Code; or

(h) Any Borrower shall be terminated, dissolved or liquidated (as a matter of law or otherwise), or proceedings shall be commenced by a Borrower seeking the termination, dissolution or liquidation of a Borrower, or proceedings shall be commenced by any Person (other than the Borrowers) seeking the termination, dissolution or liquidation of a Borrower and such proceeding shall continue undismissed for a period of 60 or more days; or

(i) A final judgment or judgments for the payment of money of $600,000 or more in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or of $5,000,000 or more in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrowers or any of their Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the relevant Borrower or Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(j) An event or condition specified in Section 8.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrowers or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a


                              Credit Agreement
                              ----------------

     Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

(k) A reasonable basis shall exist for the assertion against any Borrower or any of its Subsidiaries, or any predecessor in interest of any Borrower or any of their Subsidiaries or Affiliates, of (or there shall have been asserted against any Borrower or any of its Subsidiaries) an Environmental Claim that, in the judgment of the Majority Lenders is reasonably likely to be determined adversely to such Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by such Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

  (l)  Any one or more of the following events shall occur and be continuing:

                    (i) Rocco Commisso shall cease to be Chairman and Chief Executive Officer of the Manager;

                    (ii) Mediacom Management Corporation shall cease to act as Manager of the Borrowers;

                    (iii) the Parent Guarantors and Mediacom California shall cease to own 100% of the aggregate ownership interests in each Borrower;

                    (iv) any person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                      --------
          Act") and Section 13(d) and 14(d) of the Exchange Act (other than a
          ---
          Commisso Entity, or any entity controlled by or under common control with Chase Manhattan Capital Corporation or Booth American Company becomes, directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation or other business combination or otherwise, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 25% of the capital stock of any Borrower on a fully-diluted basis (in other words,



                              Credit Agreement
                              ----------------
          giving effect to the exercise of any warrants, options and conversion and other rights); or

                    (v) the Commisso Entities shall sell, transfer, pledge or otherwise dispose of more than 20% of the aggregate equity interests in Mediacom held by them on the Effective Date (after giving effect to the transactions contemplated hereunder to occur on the Effective
          Date); or

(m) Except for Franchises that cover fewer than 5% of the Subscribers of the Borrowers and their Subsidiaries (determined as at the last day of the most recent fiscal quarter for which a Quarterly Officers' Report shall have been delivered), one or more Franchises relating to the CATV Systems of the Borrowers and their Subsidiaries shall be terminated or revoked such that the respective Borrower or Subsidiary is no longer able to operate such Franchises and retain the revenue received therefrom or the respective Borrower or Subsidiary or the grantors of such Franchises shall fail to renew such Franchises at the stated expiration thereof such that the respective Borrower or Subsidiary is no longer able to operate such Franchises and retain the revenue received therefrom; or

(n) The Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 8.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Borrower; or

(o) The Operating Agreements, or the Amended and Restated Operating Agreement dated as of March 12, 1996 with respect to Mediacom, shall be modified in any manner that would adversely affect the obligations of the Borrowers, or the rights of the Lenders or the Administrative Agent, hereunder or under any of the other Loan Documents; or



                              Credit Agreement
                              ----------------

(p) A material adverse change shall have occurred subsequent to the date hereof in the proceedings of the federal Defense Base Closure Commission with respect to the China Lake Naval Base;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to the Borrowers, the Administrative Agent shall, if instructed by the Majority Lenders, by notice to the Borrowers, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9 with respect to the Borrowers, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

  9.02  Certain Cure Rights.
        -------------------
  (a) Notwithstanding the provisions of Section 9.01 hereof, but without limiting the obligations of the Borrowers under Section 8.10(a) hereof, a breach by the Borrowers as of the last day of any fiscal quarter or any fiscal year of its obligations under said Section 8.10(a) shall not constitute an Event of Default hereunder (except for purposes of Section 6 hereof) until the date (the "Cut-Off Date") which is the earlier of the date thirty days after (a) the date
 ------------
the financial statements for the Borrowers and their Subsidiaries with respect to such fiscal quarter or fiscal year, as the case may be, are delivered pursuant to Section 8.01(a) or 8.01(b) hereof or (b) the latest date on which such financial statements are required to be delivered pursuant to said Section 8.01(a) or 8.01(b), provided that, if following the last day of such fiscal
                    --------
quarter or fiscal year and prior to the Cut-Off Date, the Borrowers shall have received Cure Monies (and shall have applied the proceeds



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                              ----------------
thereof to the prepayment of the Loans hereunder, which prepayment, in the case of Affiliate Subordinated Indebtedness, shall be effected in the manner provided in Section 8.14(a) hereof), or shall have prepaid the Loans hereunder from available cash, in an amount sufficient to bring the Borrowers into compliance with said Section 8.10(a) assuming that the Senior Leverage Ratio or Total Leverage Ratio (as the case may be), as of the last day of such fiscal quarter or fiscal year, as the case may be, were recalculated to subtract such prepayment from the aggregate outstanding amount of Indebtedness, then such breach or breaches shall be deemed to have been cured; provided, further, that
                                                       --------  -------
breaches of Section 8.10 hereof (including pursuant to paragraph (b) below) may not be deemed to be cured pursuant to this Section 9.02 (x) more than three times during the term of this Agreement or (y) during consecutive fiscal quarters.

  (b) Notwithstanding the provisions of Section 9.01 hereof, but without limiting the obligations of the Borrowers under Section 8.10(b) or 8.10(c) hereof, a breach by the Borrowers as of the last day of any fiscal quarter or any fiscal year of its obligations under said Section 8.10(b) or 8.10(c) shall not constitute an Event of Default hereunder (except for purposes of Section 6 hereof) until the date (the "Cut-Off Date") which is the earlier of the date
                             ------------
thirty days after (a) the date the financial statements for the Borrowers and their Subsidiaries with respect to such fiscal quarter or fiscal year, as the case may be, are delivered pursuant to Section 8.01(a) or 8.01(b) hereof or (b) the latest date on which such financial statements are required to be delivered pursuant to said Section 8.01(a) or 8.01(b), provided that, if following the
                                             --------
last day of such fiscal quarter or fiscal year and prior to the Cut-Off Date, the Borrowers shall have received Cure Monies (and shall have applied the proceeds thereof to the prepayment of the Loans hereunder, which prepayment, in the case of Affiliate Subordinated Indebtedness, shall be effected in the manner provided in Section 8.14(a) hereof), or shall have prepaid the Loans hereunder from available cash, in an amount sufficient to bring the Borrowers into compliance with said Section 8.10(b) or 8.10(c) assuming that the Interest Coverage Ratio and Fixed Charge Coverage Ratio (as the case may be), as of the last day of such fiscal quarter or fiscal year, as the case may be, were recalculated to deduct from Interest Expense the aggregate amount of interest that would not have been required to be paid hereunder if such prepayment had been made on the first day of the period for which the Interest Coverage Ratio and Fixed Charge Coverage Ratio is determined under said Section 8.10(b) or 8.10(c), then such

                              Credit Agreement
                              ----------------
breach or breaches shall be deemed to have been cured; provided, further, that
                                                       --------  -------
breaches of Section 8.10 hereof (including pursuant to paragraph (a) above) may not be deemed to be cured pursuant to this Section 9.02 (x) more than three times during the term of this Agreement or (y) during consecutive fiscal quarters.

  Section 10.  The Administrative Agent.

  10.01  Appointment, Powers and Immunities.
         ----------------------------------
  Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and under the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

(a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender;

(b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrowers or any other Person to perform any of its obligations hereunder or thereunder;

(c) shall not, except to the extent expressly instructed by the Majority Lenders with respect to the collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and


                              Credit Agreement
                              ----------------

(d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee (or Registered Holder, as the case may be) of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent.

  10.02  Reliance by Administrative Agent.
         --------------------------------
  The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Revolving Credit Lenders, the Majority Term A Lenders, the Majority Term B Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

  10.03  Defaults.
         --------
  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Borrowers specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders or, if


                              Credit Agreement
                              ----------------
provided herein, the Majority Revolving Credit Lenders, the Majority Term A Lenders or the Majority Term B Lenders, provided that, unless and until the
                                        --------
Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, the Majority Revolving Credit Lenders, the Majority Term A Lenders, the Majority Term B Lenders or all of the Lenders.

  10.04  Rights as a Lender.
         ------------------
  With respect to its Commitments and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Borrowers (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from the Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

  10.05  Indemnification.
         ---------------
  The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Borrowers under said Section 11.03) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document any other documents contemplated by or referred to


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                              ----------------
herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrowers are obligated to pay under Section 11.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender
                                                        --------
shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

  10.06  Non-Reliance on Administrative Agent and Other Lenders.
         ------------------------------------------------------
  Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Borrowers or any of their Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the Security Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers or any of their Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.


                              Credit Agreement
                              ----------------

  10.07  Failure to Act.
         --------------
  Except for action expressly required of the Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

  10.08  Resignation or Removal of Administrative Agent.
         ----------------------------------------------
  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving five days prior notice thereof to the Lenders and the Borrowers, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with the Borrowers, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, in consultation with the Borrowers, appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

  10.09  Consents under Other Loan Documents.
         -----------------------------------
  Except as otherwise provided in Section 11.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of
                                 --------
each


                              Credit Agreement
                              ----------------

Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Security Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Majority Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents or release any guarantor under any Security Document from its guarantee obligations thereunder, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property (and to release any such guarantor) that is the subject of either a disposition of Property permitted hereunder or a Disposition to which the Majority Lenders have consented.

  10.10  Documentation Agent.
         -------------------
  The Documentation Agent shall not have any rights or obligations under this Agreement except in its capacity as a "Lender" hereunder.


  Section 11.  Miscellaneous.
               -------------

  11.01  Waiver.
         ------
  No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

  Each Borrower irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Administrative Agent or any Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by a Borrower relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Borrowers shall take all measures necessary for any such action or proceeding commenced by


                              Credit Agreement
                              ----------------
the Administrative Agent or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by a Borrower.

  11.02  Notices.
         -------
  All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at (i) in the case of the Borrowers, the Administrative Agent and the Documentation Agent at the "Address for Notices" specified below its name on the signature pages hereof and (ii) in the case of each of the Lenders, the address (or telecopy number) set forth in its Administrative Questionnaire; or, as to any party, at such other address as shall be designated by such party in a notice to each other party, provided that notwithstanding the foregoing, all
                            --------
notices to any Borrower by the Administrative Agent or any Lender may be given to Mediacom California, and the Administrative Agent and each Lender is authorized to rely on any notice (including notices of borrowing) given by Mediacom California with respect to matters relating to any Borrower (and shall not be required to receive a notice from Mediacom Delaware or Mediacom Arizona). Notwithstanding the foregoing, notices of borrowing, prepayment and Conversion of Loans pursuant to Section 4.05 hereof may be made by telephone, so long as the same are promptly confirmed in writing. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

  11.03  Expenses, Etc.
         --------------
  The Borrowers jointly and severally agree to pay or reimburse each of the Lenders and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in


                              Credit Agreement
                              ----------------
connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

  The Borrowers hereby jointly and severally agree to indemnify the Administrative Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender, whether or not the Administrative Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by the Borrowers or any of their Subsidiaries of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Borrowers will indemnify the Administrative Agent and each Lender from, and hold the Administrative Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (including any Lien filed against the Property covered by the Deeds of Trust or any part of the Trust Estate thereunder in favor of any governmental entity, but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or


                              Credit Agreement
                              ----------------
willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Borrowers or any of their Subsidiaries (or any predecessor in interest to the Borrowers or any of their Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Borrowers or any of their Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, excluding any such Release or threatened Release that shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence, or of practices employed by the Borrowers and their Subsidiaries, at such site or facility.

  11.04  Amendments, Etc.
         ----------------
  Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrowers and the Majority Lenders, or by the Borrowers and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided
                                                                      --------
that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Borrowers to prepay Loans, (vi) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Lenders or Types or Classes of Loans, (vii) alter the terms of this Section 11.04, (viii) modify the definition of the term "Majority Lenders", "Majority Revolving Credit Lenders", "Majority Term A Lenders" or "Majority Term B Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any



                              Credit Agreement
                              ----------------
provision hereof, or (ix) waive any of the conditions precedent set forth in
Section 6.01 hereof; and (b) any modification or supplement of Section 10 hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent.

  Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrowers to satisfy a condition precedent to the making of a Revolving Credit Loan shall be effective against the Revolving Credit Lenders for the purposes of the Revolving Credit Commitments unless the Majority Revolving Credit Lenders shall have concurred with such waiver or modification.

  11.05  Successors and Assigns.
         ----------------------
  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

  11.06  Assignments and Participations.
         ------------------------------
  (a) None of the Borrowers may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

  (b) Each Lender may assign any of its Loans, its Notes, and its Commitments (but only with the consent of, in the case of its outstanding Commitments, the Borrowers and the Administrative Agent, which consents shall not be unreasonably withheld or delayed); provided that
                      --------

               (i) no such consent by the Borrowers or the Administrative Agent shall be required in the case of any assignment to another Lender or an affiliate of a Lender;

               (ii) except to the extent the Borrowers and the Administrative Agent shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to $5,000,000;

               (iii) each such assignment by a Lender of its Revolving Credit Loans, Revolving Credit Note or Revolving Credit Commitment shall be made in such manner so that the same portion of its Revolving Credit Loans, Revolving Credit


                              Credit Agreement
                              ----------------

     Note and Revolving Credit Commitment is assigned to the respective assignee;

               (iv) each such assignment by a Lender of its Term A Loans or Term A Commitment shall be made in such manner so that the same portion of its Term A Loans and Term A Commitment is assigned to the respective assignee;

               (v) each such assignment by a Lender of its Term B Loans or Term B Commitment shall be made in such manner so that the same portion of its Term B Loans and Term B Commitment is assigned to the respective assignee; and

               (vi) upon each such assignment, the assignor and assignee shall deliver to the Borrowers and the Administrative Agent an Assignment and Acceptance in the form of Exhibit J hereto.

Upon execution and delivery by the assignor and the assignee to the Borrowers and the Administrative Agent of such Assignment and Acceptance, and upon consent thereto by the Borrowers and the Administrative Agent to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Borrowers and the Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s) and Loans (or portions thereof) assigned to it and specified in such Assignment and Acceptance (in addition to the Commitment(s) and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Administrative Agent an assignment fee of $3,000.

  (c) A Lender may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans held by it, or in
------------
its Commitments, provided that (i) such Participant shall not have any rights or
                 --------
obligations under this Agreement or any Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant) and (ii) such Lender shall promptly notify the Borrowers of the sale of such participation. All amounts payable by the Borrowers to any Lender under Section 5 hereof in respect of Loans held by it, and its Commitments, shall be determined as if such Lender had not


                              Credit Agreement
                              ----------------
sold or agreed to sell any participations in such Loans and Commitments, and as if such Lender were funding each of such Loan and Commitments in the same way that it is funding the portion of such Loan and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender's related Commitment or extend the amount or date of any scheduled reduction of such Commitment pursuant to Section 2.03 hereof, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 10.09 or Section 11.04 hereof, requires the consent of each Lender.

  (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Lender may (without notice to the Borrowers, the Administrative Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Lender and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

  (e) A Lender may furnish any information concerning the Borrowers or any of their Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

  (f) Anything in this Section 11.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrowers or any of their Affiliates or Subsidiaries without the prior consent of each Lender.

                              Credit Agreement
                              ----------------

  (g) At the request of any Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, the Borrowers shall maintain, or cause to be maintained, a register (the "Register") that, at
                                                            --------
the request of the Borrowers, shall be kept by the Administrative Agent on behalf of the Borrowers at no charge to the Borrowers at the address to which notices to the Administrative Agent are to be sent hereunder, on which it enters the name of such Lender as the registered owner of each Registered Loan held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or otherwise transferred in whole or in part by registration of such assignment or transfer on the Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loan (and the Registered Note, if any, evidencing the same) may be effected by registration of such assignment or transfer on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or transfer of any Registered Loan (and the Registered Note, if any, evidencing the same), the Borrowers shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

  (h) The Register shall be available for inspection by the Borrowers and any Lender that is a Registered Holder at any reasonable time upon reasonable prior notice.

  11.07  Survival.
         --------
  The obligations of the Borrowers under Sections 5.01, 5.05, 5.06 and 11.03 hereof, and the obligations of the Lenders under Section 10.05 hereof, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the


                              Credit Agreement
                              ----------------
making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

  11.08  Captions.
         --------
  The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

  11.09  Counterparts.
         ------------
  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

  11.10  Governing Law; Submission to Jurisdiction.
         -----------------------------------------
  This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.


                              Credit Agreement
                              ----------------

  11.11  Waiver of Jury Trial.
         --------------------
  EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

  11.12  Treatment of Certain Information; Confidentiality.
         -------------------------------------------------
  (a) The Borrowers acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers or one or more of their Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrowers hereby authorize each Lender to share any information delivered to such Lender by the Borrowers and their Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

  (b) Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Obligor pursuant to this Agreement or any other Loan Document that is identified by the Borrowers as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information
--------
(i) after such information shall have become public (other than through a violation of this Section 11.12), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Lenders or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Lender (or to Chase Securities Inc.), (vi) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party, or in


                              Credit Agreement
                              ----------------
connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (vii) to a subsidiary or affiliate of such Lender as provided in paragraph (a) above or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of
Exhibit I hereto (or executes and delivers to such Lender an acknowledgement to the effect that it is bound by the provisions of this Section 11.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans hereunder); provided, further, that obligations of any
                                     --------  -------
assignee that has executed a Confidentiality Agreement in the form of Exhibit I hereto shall be superseded by this Section 11.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 11.06(b) hereof.




                              Credit Agreement
                              ----------------

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                  MEDIACOM CALIFORNIA LLC

                                  By  MEDIACOM LLC, a Member


  By_______________________________
  Title: Manager

                                  Address for Notices:

                                  Mediacom California LLC
                                  c/o Mediacom LLC
                                  90 Crystal Run Road
                                  Suite 406A
                                  Middletown, New York 10940

                                  Attention:  Rocco B. Commisso

                                  Telecopier No.:  (914) 695-2699

                                  Telephone No.:  (914) 695-2600


                                  MEDIACOM DELAWARE LLC

                                  By  MEDIACOM LLC, a Member


  By_______________________________
  Title: Manager


                                  MEDIACOM ARIZONA LLC

                                  By  MEDIACOM LLC, a Member


  By_______________________________
  Title: Manager


                              Credit Agreement
                              ----------------

                                    Lenders
                                    -------


Revolving Credit Commitment         THE CHASE MANHATTAN BANK
---------------------------
$8,000,000

Term A Commitment                    By________________________________
-----------------
$10,000,000                             Title:

Term B Commitment
-----------------
$2,000,000



Revolving Credit Commitment          FIRST UNION NATIONAL BANK
---------------------------
$8,000,000

Term A Commitment                    By________________________________
-----------------
$10,000,000                             Title:

Term B Commitment
-----------------
$2,000,000



Revolving Credit Commitment          FIRST NATIONAL BANK OF CHICAGO
---------------------------
$6,000,000

Term A Commitment                    By________________________________
-----------------
$7,500,000                             Title:

Term B Commitment
-----------------
$1,500,000



Revolving Credit Commitment          MELLON BANK, N.A.
---------------------------
$6,000,000

Term A Commitment                    By________________________________
-----------------
$7,500,000                             Title:

Term B Commitment
-----------------


                              Credit Agreement
                              ----------------

$1,500,000



Revolving Credit Commitment          CIBC, INC.
---------------------------
$6,000,000

Term A Commitment                    By________________________________
-----------------
$7,500,000                             Title:

Term B Commitment
-----------------
$1,500,000



Revolving Credit Commitment          BANK OF MONTREAL
---------------------------
$6,000,000

Term A Commitment                    By________________________________
-----------------
$7,500,000                             Title:

Term B Commitment
-----------------
$1,500,000





                              Credit Agreement
                              ----------------

                                          THE CHASE MANHATTAN BANK,
                                             as Administrative Agent



  By__________________________________
    Title:

                                           Address for Notices to
                                             Chase as Administrative Agent:

                                             The Chase Manhattan Bank
                                             Agent Bank Services
                                             1 Chase Manhattan Plaza
                                             New York, New York  10081

                                           Telecopier No.:  (212) 552-5700

                                           Telephone No.:  (212) 552-7440



                              Credit Agreement
                              ----------------

                                           FIRST UNION NATIONAL BANK,
                                             as Documentation Agent


                                           By________________________________
                                             Title:

                                        Address for Notices to
                                           First Union National Bank as
                                Documentation Agent:

                                           First Union National Bank
                                           Specialized Industries/
                        Communications Group
                                           One First Union Center, DC5
                                           Charlotte, North Carolina 28288-0735

                                             Attention:  Mark Misenheimer
                                                         Vice President

                                             Telecopier No.:  (704) 374-4092

                                             Telephone No.:  (704) 374-6659



                              Credit Agreement
                              ----------------

                                                            SCHEDULE I

                         Material Agreements and Liens
                         -----------------------------


                    [See Sections 7.11, 8.06(b) and 8.07(b)]


Part A - Material Agreements
         -------------------

Mediacom California LLC

  San Bernardino County, California - $18,500 performance bond

  Kern County, California - (i) $25,000 performance bond and (ii) $10,000 performance bond

  Ridgecrest, California - $15,000 performance bond

  Contel of California - (1) $110,000 pole attachment bond and
  (ii) $136,700 pole attachment bond

  Booth Subordinated Indebtedness

  San Diego County, California - $5,000 performance bond

  San Diego Gas & Electric of California - $10,000 pole attachment bond

MEDIACOM ARIZONA LLC

  Pima County, Arizona - $100,000 performance bond

  Booth Subordinated Indebtedness

MEDIACOM DELAWARE LLC

  Bethany Beach, Delaware - $10,000 performance bond

  Delaware Public Service Commission - $10,000 performance bond

  Pittsville, Maryland - $10,000 performance bond

  Willards, Maryland - $10,000 performance bond

  Wicomico County, Maryland - $10,000 franchise bond

  Bell Atlantic - $10,000 pole attachment bond

  Booth Subordinated Indebtedness



                                  Schedule I
                                  ----------

Part B - Liens
         -----

          None






                                  Schedule I
                                  ----------

                                                                     SCHEDULE II

                                  Investments
                                  -----------


                        [See Sections 7.14 and 8.08(a)]

                                      NONE

                                                                    SCHEDULE III


                                   Franchises
                                   ----------

                       [See definition of "Franchises" in
                         Section 1.01 and Section 7.16]


Mediacom California (Franchisee)

Issuing Authority                                                Expiration
-----------------                                                ----------

City of Ridgecrest                                               August 31, 2001

County of San Bernardino                              June 30, 2006

County of Kern                                        September 30, 2009

United States Department                              February 13, 2000
of Navy Naval Weapons Center
China Lake, California

San Diego County                                      July 8, 2007

Rincon Indian Reservation                             June 19, 2001

San Pasqual Reservation                               January 28, 1999


Mediacom Arizona (Franchisee)

Issuing Authority                                     Expiration
-----------------                                     ----------

County of Pima (Ajo Area)                             May 5, 2000

County of Pima (Arivaca area)                         September 5, 2004

County of Santa Cruz (Rio Rico area)                  June 8, 2003

County of Santa Cruz (Nogales area)                   June 22, 2003

City of Nogales                                       June 10, 2020


Mediacom Delaware (Franchisee)

Issuing Authority                                     Expiration
-----------------                                     ----------

Delaware
--------

Town of Bethany Beach                                 December 31, 2001

Town of Dagsboro                                      January 5, 2001

Delaware Public Service Commission                    June 10, 2001

Town of Frankford                                     October 3, 2001

Town of Millsboro                                     January 5, 2002

Town of Millville                                     July 17, 2004

Town of Ocean View                                    May 4, 2001

Town of Selbyville                                    March 8, 2001

Town of South Bethany Beach                           October 9, 2002

Town of Willards                                      July 31 2006

Maryland
--------

Wicomico County                                       June 30, 2002

Town of Pittsville                                    February 8, 2001

Worcester County*

*Worcester County does not issue franchise agreements.

                                                                     SCHEDULE IV


                    Certain Matters related to CATV Systems
                    ---------------------------------------


                          [See Sections 7.17 and 7.18]

                  All Systems Currently Owned by the Borrowers
                  --------------------------------------------
                             and their Subsidiaries
                             ----------------------

1. 1997 Cable Television Employment Reports (FCC Forms 395-A) were due to be filed on may 30, 1997. The Borrowers and their Subsidiaries have received an extension from the Federal Communications Commission ("FCC") to file 1997 FCC Forms 395-A covering all of the cable systems currently owned and operated by the Borrowers and their Subsidiaries, without penalty, by June 27, 1997.

                  Arizona Systems Acquired from Saguaro Cable
                  -------------------------------------------
                           Television Investors, L.P.
                           --------------------------

1. Saguaro Cable Television Investors, L.P. ("SCT") represented to the Borrowers and their Subsidiaries in connection with the acquisition of the CATV Systems formerly owned and operated by SCT that:

     a. Aerial plant for the CATV Systems formerly owned and operated by SCT has violations of the National Electrical Safety Code and/or pole attachment agreements, including, but not limited to, lines below minimum road/alley clearance heights, less than required separation from power or phone facilities, and lack of proper grounding and bonding.

     b. Underground cables may not be buried to depths required by the National Electrical Safety Code or other requirements.

     c. Lighting checks required by Sections 17.47 and 17.49 of the FCC rules may not have been performed for certain antenna structures requiring illumination pursuant to applicable federal law which are used in connection with the operation of the CATV Systems.

2. The Borrowers and their Subsidiaries were unable to verify the filing of the following:

     a. 1996 FCC Form 320 (Basic Signal Leakage Performance Report) for the community of Amado, AZ0320

     b. A Statement of Account for the 1996/1 accounting period listing Amado, Arizona as the lead community

     While copies of such completed forms were supplied to the Borrowers and their Subsidiaries, such copies did not contain a date-stamp indicating that such forms were in fact filed in a timely fashion with the appropriate government agency. The Borrowers and their Subsidiaries did not own and operate such cable systems at the time such reports were due.

California Systems Acquired from Valley Center Cablesystems, L.P.
-----------------------------------------------------------------

1. The FCC has determined that the CATV System owned by the Borrowers and their Subsidiaries in the San Diego County franchise area is subject to effective competition, and thus, exempt from rate regulation under the FCC's rules.

2. Valley Center Cablesystems, L.P. ("VCC") represented to the Borrowers and their Subsidiaries in connection with the acquisition of the CATV Systems formerly owned and operated by VCC that:

     a. Aerial plant for the CATV Systems formerly owned and operated by VCC may have violations of the National Electrical Safety Code and/or pole attachment agreements, including, but not limited to, lines below minimum road/alley clearance heights, less than required separation from power or phone facilities, and lack of proper grounding and bonding.

     b. Underground cables may not be buried to depths required by the National Electrical safety Code or other requirements.

               Delaware and Maryland Systems to be Acquired from
               --------------------------------------------------
                       American CableTV Investors 5, Ltd.
                       ----------------------------------

1. The Delaware Public Service Commission is certified to regulate basic service tier reports.

                                                                      SCHEDULE V

                                 Real Property
                                 -------------

                               [See Section 7.19]

Mediacom California

Real Property Location                           Owned/Leased   Owner
----------------------                           ------------   -----

1.  543 Inyokern Road                                Owned      Mediacom
    California
    Ridgecrest, CA

    Parcel 1:
    ---------
    Lot 12 of Tract No. 1242, in the City of
    Ridgecrest, County of Kern, State of
    California, as per Map recorded May 29, 1945 in Book 5, Page 96 of Maps, in the Office of the County Recorder of said County. EXCEPTING
    THEREFROM the Southerly 35 feet thereof.

    Parcel 2:
    ---------
    The Southerly 35 feet of Lot 12 of Tract No.
    1242, in the City of Ridgecrest, County of Kern, State of California, as per Map recorded May 29 1945 in Book 5, Page 96 of
    Maps, in the Office of the County Recorder of said County.

    Parcel 3:
    ---------
    Lot 13 of Tract No. 1242, in the city of Ridgecrest, County of Kern, State of
    California, as per Map recorded May 29, 1945 in Book 5, Page 96 of Maps, in the Office of the County Recorder of said County.

2.  Parcels 1 and 2 of Lot 46 of Tract 1542 in      Leased      Tharp
    the City of Ridgecrest, County of Kern,                     Enterprises
    State of California, as per Map recorded                    Clifford P.
    February 20, 1950 in Book inclusive, of                     Tharp,
    Maps, in the Office of Page 67 to 71, the                   and
    the County Recorder of said County,                         Betty J. Tharp
    located at 123 Grande Way, Bldg. No. 123D, in the COSO CENTER GRANDE WAY building,
    Ridgecrest, California

3.  208 via Alegra, Ridgecrest, California          Leased      JJ Guest

4.  Vacant property located directly west           Leased      Larry J. Nixon
    of 206 Station Street, Ridgecrest,
    California

5.  Approximately 1/4 mile section on Stockwell     Leased      Kerr-McGee
    Mine Road from Trona - Wildwood Road                        Chemical
    intersection in County of lnyo, Trona,
    California (antenna site) Corporation

6.  Southeast quarter of the northeast quarter      Leased      Don L.
    of Section 6, Township 26, South, Range                     Deadrich,
    33 East M.D.B.&M, Kern, California                          Audrey J.
    (headend site)                                              Deadrich
                                                                and
                                                                Donna Higgins

7.  8 Tobias Road, Kernville, California            Leased      Loraine Wade

8.  29235 Valley Center Road, Suite E               Leased      Robert J.
                                                                Schostag

9.  Yellow Brick Road, Portion of Tank Site         Leased      Valley Center

                                                                Municipal
                                                                Water
                                                                District

10. 139 North Balsam Street, Ridgecrest,            Leased      Ridgecrest
    California                                                  Redevelopment
                                                                Agency

Mediacom Arizona

Real Property Location                           Owned/Leased   Owner
----------------------                           ------------   -----

1.  248 Elm Street, Nogales, Arizona                Owned       Mediacom
    Lots 21 and 22 of Block 3 of the City of                    Arizona
    Nogales

2.  Reservoir Hill, Nogales, Arizona                Owned       Mediacom
    Lot 16 of Block 16 of the City of Nogales,                  Arizona
    according to the official plat on file and of record with the Office of the County
    Recorder for Santa Cruz County.

3.  Antenna Hill, Nogales, Arizona                  Owned       Mediacom
    All of that portion of Section 20, Township                 Arizona
    24 South, range 14 East, Gila and Salt River
    Base and Meridian, Santa Cruz County,
    Arizona

    Easement: Included in the deeded parcel is a three foot easement for utilities and TV cables, lying immediately north of the sixty foot neutral strip between the United States and Mexico, running from the Southeast corner of the Nogales Townsite to the above described property, AND included in the deeded parcel is an easement through existing roads for ingress and egress of motor vehicles to the above described parcel of land.

4.  Rio Rico, Arizona                               Owned       Mediacom
                                                                Arizona

    Parcel 1:
    ---------
    A parcel of land situated in and being a part of Lot A, Block 699, as recorded in the plat of Rio Rico Unit No. 7, Book 3 of Maps and
    Plats at Page 32, Santa Cruz County, Arizona

    Parcel 2:
    ---------
    Lot 3 in Block 134 of Rio Rico Estates Unit
    No. 7, a subdivision of Santa Cruz County,
    Arizona, as set forth in the office of the Santa Cruz County Recorder in Book 2 of Maps and Plats at Page 230.

5.  1 Pajaro Street, Ajo, Arizona                   Owned       Mediacom
    Lot 21 in Block 3, except the southerly 75                  Arizona
    feet thereof, of Ajo Townsite, a
    subdivision of Pima County, Arizona,
    according to the Map of Record in the Pima
    County Recorder's Office, in Book 3 of the
    Maps and Plats at Page 61, excepting
    therefrom and reserving unto the Grantor that portion of said lot lying below a depth of 25 feet.

6.  Amado, Arizona                                  Leased      Esther G.
    headend site                                                Geisman

7.  Keystone Peak, Arizona                          Leased      Bureau of Land
    Right of Way A-9630, easement for                           Management
    communication site, cable and use of access road

8.  Keystone Mountain, Arizona                      Leased      Sierrita
    Access Road Use Agreement to Keystone Peak                  Mining and
    microwave site                                              Ranching

9.  Ajo, Arizona                                    Leased      Jodean Murrow
    Morrow-Ajo headend site                                     and Sally
                                                                Murrow

10. Childs Mountain, Arizona, Permit M-6 for        Leased      U.S. Fish and
    television microwave site                                   Wildlife Service

Mediacom Delaware

1.  County Road 353, Omar, Delaware                 Leased      George Hudson
    headend site                                                and
                                                                Barbara Hudson

2.  County Road 299, Millsboro, Delaware            Leased      Elva Johnson
    microwave site

3.  Main Street, Willards, Maryland                 Leased      Town of Willards
    microwave site

4.  Dagsboro, Delaware office                       Leased      Parker
    Route 133, County Village Square                            Enterprises,
                                                                Inc.

5.  Willards, Maryland office                       Leased      D&L
    Dock Street                                                 Enterprises,
                                                                Inc.

6.  City of Harrington Tower Space                  Leased      Simmons
    and Ground Lease Agreement                                  Communications
                                                                Company, L.P.
                                                                Corporation
                                                                (now Comcast)

                                                                     SCHEDULE VI

        Certain Adjustments to Operating Cash Flow and System Cash Flow
        ---------------------------------------------------------------


                     ADJUSTED SYSTEM CASH FLOW (ASCF)/(1)/
                    ADJUSTED OPERATING CASH FLOW (AOCF)/(1)/
                    FOR THE THREE MONTHS ENDING MAY 31, 1997
                        Adjusted System Cash Flow (ASCF)

System Cash Flow                        $    683,724
Ridgecrest                              $    380,929
Kern Valley                             $    391,033
Nogales                                 $    102,835
RidgeNet                                $     44,396
L. Delaware/Maryland (TCI)              $  1,201,855
                                        ------------

Total System Cash Flow                  $  2,804,772
                                        ============
Adjustment to System Cash Flow
Programming Increases incurred by       $    (95,670)
 Buyer
Operational Savings realized by Buyer   $     41,177
                                        ------------
Total Adjustments to SCF                $    (54,493)
                                        ============
ASCF                                    $  2,750,279
                                        ============
Annualized ASCF                         $ 11,001,116
                                        ============

                      Adjusted Operating Cash Flow (AOCF)


 Revenues                               $  5,173,272

System Cash Flow
Ridgecrest                              $    683,724
Kern Valley                             $    380,929
Nogales                                 $    391,033
Valley Center                           $    102,835
RidgeNet                                $     44,396
L. Delaware/Maryland (TCI)              $  1,201,855
                                        ------------
Total System Cash Flow                  $  2,804,772
                                        ============

Management Fees                         $  (258,664)
                                        ===========
Operating Cash Flow                     $ 2,546,108
Adjustment to Operating Cash Flow
Programming Increases incurred by       $   (95,670)
 Buyer
Operational Saving realized by Buyer    $    41,177
                                        -----------
Total Adjustments to SCF                $   (54,493)
                                        ===========
AOCF                                    $ 2,491,615
                                        ===========
Annualized AOCF                         $ 9,966,462
---------------                         ===========



Note: (1) Assumes 100% of the System Cash Flow from Sea Colony.

                                                                     EXHIBIT A-1


                        [Form of Revolving Credit Note]

                                PROMISSORY NOTE


$
 ------------------

                                                                          , 1997
                                                                       ---
                                                              New York, New York


     FOR VALUE RECEIVED, MEDIACOM CALIFORNIA LLC, a Delaware limited liability company ("Mediacom California"), MEDIACOM DELAWARE LLC, a Delaware limited
          -------------------
liability company ("Mediacom Delaware") and MEDIACOM ARIZONA LLC, a Delaware
                    -----------------
limited liability company ("Mediacom Arizona" and, together with Mediacom
                            ----------------
California and Mediacom Delaware, the "Borrowers"), hereby promise to pay to
                                       ---------
__________________ (the "Lender") [or registered assigns]/1/, for account of its
                         ------
respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to the Borrowers under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     [This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the register maintained for such purpose by or on behalf of the Borrowers as provided in Section 11.06(g) of the Credit Agreement.]

     The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Revolving Credit Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided
                                                                    --------
that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Credit Loans made by the Lender.

--------------------
/1/  Bracketed language to be inserted into Registered Notes.

     This Note is one of the Revolving Credit Notes [(constituting a Registered
Note)] referred to in the Second Amended and Restated Credit Agreement dated as of June 24, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Borrowers, the lenders party thereto
     ----------------
(including the Lender), The Chase Manhattan Bank, as Administrative Agent, and First Union National Bank, as Documentation Agent, and evidences Revolving Credit Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

     The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

     Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

     This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                       MEDIACOM CALIFORNIA LLC

                                       By  MEDIACOM LLC, a Member

                                           By
                                             -------------------------
                                             Title:

                                       MEDIACOM DELAWARE LLC

                                       By  MEDIACOM LLC, a Member

                                           By
                                             -------------------------
                                             Title:

                                       MEDIACOM ARIZONA LLC

                                       By  MEDIACOM LLC, a Member

                                           By
                                             -------------------------
                                             Title:

                       SCHEDULE OF REVOLVING CREDIT LOANS

     This Note evidences Revolving Credit Loans made, Continued or Converted under the within-described Credit Agreement to the Borrowers, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                              Amount
  Date     Prin-                               Paid,
  Made,    cipal                   Duration   Prepaid,   Unpaid
Continued  Amount  Type              of      Continued   Prin-
   or        of     of   Interest  Interest     or       cipal    Notation
Converted   Loan   Loan    Rate     Period   Converted   Amount   Made by
---------  ------  ----  --------  --------  ---------   ------   --------

                                                                     EXHIBIT A-2

                             [Form of Term A Note]

                                PROMISSORY NOTE


$
 ------------------
                                                                          , 1997
                                                                  --------
                                                            New York, New York

          FOR VALUE RECEIVED, MEDIACOM CALIFORNIA LLC, a Delaware limited liability company ("Mediacom California"), MEDIACOM DELAWARE LLC, a Delaware
                    -------------------
limited liability company ("Mediacom Delaware") and MEDIACOM ARIZONA LLC, a
                            -----------------
Delaware limited liability company ("Mediacom Arizona" and, together with
                                     ----------------
Mediacom California and Mediacom Delaware, the "Borrowers"), hereby promise to
                                                ---------
pay to __________________ (the "Lender") [or registered assigns]/2/, for account
                                ------
of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term A Loans made by the Lender to the Borrowers under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Term A Loan, at such office, in like money and funds, for the period commencing on the date of such Term A Loan until such Term A Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          [This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the register maintained for such purpose by or on behalf of the Borrowers as provided in Section 11.06(g) of the Credit Agreement.]

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Term A Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided
                                                                    --------
that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Term A Loans made by the Lender.

--------------------
/2/  Bracketed language to be inserted into Registered Notes.

          This Note is one of the Term A Notes [(constituting a Registered
Note)] referred to in the Second Amended and Restated Credit Agreement dated as of June 24, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Borrowers, the lenders party thereto
     ----------------
(including the Lender), The Chase Manhattan Bank, as Administrative Agent, and First Union National Bank, as Documentation Agent, and evidences Term A Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Term A Loans upon the terms and conditions specified therein.

          Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                       MEDIACOM CALIFORNIA LLC

                                       By  MEDIACOM LLC, a Member


                                           By
                                             -------------------------
                                             Title:

                                       MEDIACOM DELAWARE LLC

                                       By  MEDIACOM LLC, a Member

                                           By
                                             -------------------------
                                             Title:

                                       MEDIACOM ARIZONA LLC

                                       By  MEDIACOM LLC, a Member


                                           By
                                             -------------------------
                                             Title:

                            SCHEDULE OF TERM A LOANS

          This Note evidences Term A Loans made, Continued or Converted under the within-described Credit Agreement to the Borrowers, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                               Amount
  Date     Prin-                                Paid,
  Made,    cipal                   Duration    Prepaid,   Unpaid
Continued  Amount  Type               of      Continued   Prin-
   or        of     of   Interest  Interest      or       cipal    Notation
Converted   Loan   Loan    Rate     Period    Converted   Amount   Made by
---------  ------  ----  --------  --------   ---------   ------   --------

                                                                     EXHIBIT A-3

                             [Form of Term B Note]

                                PROMISSORY NOTE


$
 ------------------

                                                                          , 1997
                                                                 ---------
                                                            New York, New York

          FOR VALUE RECEIVED, MEDIACOM CALIFORNIA LLC, a Delaware limited liability company ("Mediacom California"), MEDIACOM DELAWARE LLC, a Delaware
                    -------------------
limited liability company ("Mediacom Delaware") and MEDIACOM ARIZONA LLC, a
                            -----------------
Delaware limited liability company ("Mediacom Arizona" and, together with
                                     ----------------
Mediacom California and Mediacom Delaware, the "Borrowers"), hereby promise to
                                                ---------
pay to __________________ (the "Lender") [or registered assigns]/3/, for account
                                ------
of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term B Loans made by the Lender to the Borrowers under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Term B Loan, at such office, in like money and funds, for the period commencing on the date of such Term B Loan until such Term B Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          [This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the register maintained for such purpose by or on behalf of the Borrowers as provided in Section 11.06(g) of the Credit Agreement.]

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Term B Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided
                                                                    --------
that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Term B Loans made by the Lender.

---------------------
/3/  Bracketed language to be inserted into Registered Notes.

          This Note is one of the Term B Notes [(constituting a Registered
Note)] referred to in the Second Amended and Restated Credit Agreement dated as of June 24, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Borrowers, the lenders party thereto
     ----------------
(including the Lender), The Chase Manhattan Bank, as Administrative Agent, and First Union National Bank, as Documentation Agent, and evidences Term B Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Term B Loans upon the terms and conditions specified therein.

          Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                       MEDIACOM CALIFORNIA LLC

                                       By  MEDIACOM LLC, a Member


                                       By
                                         -------------------------
                                         Title:

                                       MEDIACOM DELAWARE LLC

                                       By  MEDIACOM LLC, a Member

                                       By
                                         -------------------------
                                         Title:

                                       MEDIACOM ARIZONA LLC

                                       By  MEDIACOM LLC, a Member


                                       By
                                         -------------------------
                                         Title:

                            SCHEDULE OF TERM B LOANS

          This Note evidences Term B Loans made, Continued or Converted under the within-described Credit Agreement to the Borrowers, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                              Amount
  Date     Prin-                               Paid,
  Made,    cipal                   Duration   Prepaid,   Unpaid
Continued  Amount  Type               of     Continued   Prin-
   or        of     of   Interest  Interest     or       cipal    Notation
Converted   Loan   Loan    Rate     Period   Converted   Amount   Made by
---------  ------  ----  --------  --------  ---------   ------   --------

                                                                       EXHIBIT B


                      [Form of Quarterly Officer's Report]

                            MEDIACOM CALIFORNIA LLC
                             MEDIACOM DELAWARE LLC
                              MEDIACOM ARIZONA LLC


                  Fiscal quarter ended:  ______________, 19__



          This Report is delivered pursuant to Section 8.01(f) of the Second Amended and Restated Credit Agreement (the "Credit Agreement") dated as of June
                                            ----------------
24, 1997, between Mediacom California LLC ("Mediacom California"), Mediacom
                                            -------------------
Delaware LLC ("Mediacom Delaware"), Mediacom Arizona LLC ("Mediacom Arizona"
               -----------------                           ----------------
and, together with Mediacom California and Mediacom Delaware, the "Borrowers"),
                                                                   ---------
the lenders party thereto, The Chase Manhattan Bank, as Administrative Agent, and First Union National Bank, as Documentation Agent, providing for loans to be made by said lenders to the Borrowers in an aggregate principal amount not exceeding $100,000,000. Terms defined in the Credit Agreement are used herein as defined therein.

          This Report is delivered in respect of the cable television systems of the Borrowers and their Subsidiaries as at the end of the fiscal quarter referred to above:

Homes passed at end of quarter:
                                                      --------------------
Basic Subscribers at beginning of quarter:
Basic Subscribers at end of quarter:                  --------------------
                                                      --------------------
Pay TV Units at beginning of quarter:
Pay TV Units at end of quarter:                       --------------------
                                                      --------------------
Revenue per Subscriber per Month for
 the quarter:
                                                      --------------------


                                            -----------------------------------
                                                      Senior Officer

Dated:  ____________, 19__

                                                            EXHIBIT C


                          [Form of Security Agreement]

                 SECOND AMENDED AND RESTATED SECURITY AGREEMENT


          SECOND AMENDED AND RESTATED SECURITY AGREEMENT dated as of June 24, 1997 between: MEDIACOM CALIFORNIA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware ("Mediacom California"); MEDIACOM DELAWARE LLC, a limited liability company duly
 --------------------
organized and validly existing under the laws of the State of Delaware ("Mediacom Delaware"), MEDIACOM ARIZONA LLC, a limited liability company duly
 ------------------
organized and validly existing under the laws of the State of Delaware ("Mediacom Arizona" and, together with Mediacom California and Mediacom
 -----------------
Delaware, the "Borrowers"); each of the additional parties, if any, that becomes
               ---------
a "Securing Party" hereunder as contemplated by Section 6.11 hereof (each a "Subsidiary Guarantor" and together with the Borrowers, the "Securing Parties");
 --------------------                                        ----------------
and THE CHASE MANHATTAN BANK, as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").
               --------------------

          Mediacom California and Mediacom Arizona and the Administrative Agent are parties to a Security Agreement dated as of December 27, 1996 (the "Existing
                                                                        --------
Security Agreement"), pursuant to which Mediacom California and Mediacom Arizona
------------------
pledged and granted a security interest in the Collateral (as so defined) as security for the Secured Obligations (as so defined) including, inter alia,
                                                                ----- ----
obligations of Mediacom California and Mediacom Arizona under an Amended and Restated Credit Agreement dated as of December 27, 1996 (the "Existing Credit
                                                              ---------------
Agreement") between Mediacom California, Mediacom Arizona, certain lenders and
---------
the Administrative Agent. Concurrently with the execution and delivery of this Agreement, the parties to the Existing Credit Agreement are amending and restating the Existing Credit Agreement to increase the amount of credit available thereunder, to add the New Lenders (as defined therein), to add Mediacom Delaware as an additional borrower thereunder and to amend certain of the other provisions thereof pursuant to a Second Amended and Restated Credit Agreement dated as of June 24, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement"). In addition, the Borrowers may from
                        ----------------
time to time be obligated to various of said lenders in respect of Interest Rate Protection Agreements permitted under Section 8.08(e) of the Credit Agreement (such indebtedness being herein referred to as the "Hedging Indebtedness").
                                                    --------------------

          To induce said lenders to amend and restate the Existing Credit Agreement pursuant to the Credit Agreement and to extend credit thereunder and to extend credit to the Borrowers that would constitute Hedging Indebtedness, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Securing Parties have agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined), and to confirm the prior pledge and grant of a security interest in the Collateral pursuant to the Existing Security Agreement and, in that connection to amend and restate in its entirety the Existing Security Agreement. Accordingly, the parties hereto agree as follows:


          Section 1.  Definitions.  Terms defined in the Credit Agreement are
                      -----------
used herein as defined therein.  In addition, as used herein:

          "Accounts" shall have the meaning ascribed thereto in Section 3(d)
           --------
     hereof.

          "Collateral" shall have the meaning ascribed thereto in Section 3
           ----------
     hereof.

          "Collateral Account" shall have the meaning ascribed thereto in
           ------------------
     Section 4.01 hereof.

          "Documents" shall have the meaning ascribed thereto in Section 3(j)
           ---------
     hereof.

          "Equipment" shall have the meaning ascribed thereto in Section 3(h)
           ---------
     hereof.

          "Instruments" shall have the meaning ascribed thereto in Section 3(e)
           -----------
     hereof.

          "Inventory" shall have the meaning ascribed thereto in Section 3(f)
           ---------
     hereof.

          "Motor Vehicles" shall mean motor vehicles, tractors, trailers and
           --------------
     other like property, whether or not the title thereto is governed by a certificate of title or ownership.

          "Pledged Stock" shall have the meaning ascribed thereto in Section
           -------------
     3(a) hereof.

          "Secured Obligations" shall mean, collectively, (a) in the case of the
           -------------------
     Borrowers, the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, the Borrowers and all other amounts from time to time owing to the Lenders or the

     Administrative Agent by the Borrowers under the Loan Documents (including, without limitation, all Hedging Indebtedness of the Borrowers), and all obligations of the Borrowers to the Lenders and the Administrative Agent hereunder and (b) in the case of each Subsidiary Guarantor, all Guaranteed Obligations of such Subsidiary Guarantor under and as defined in the Subsidiary Guarantee Agreement executed by such Subsidiary Guarantor pursuant to Section 6.11 hereof, and all other obligations of such Subsidiary Guarantor to the Administrative Agent and the Lenders hereunder.

          "Stock Collateral" shall mean, collectively, the Collateral described
           ----------------
     in clauses (a) through (c) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in
           -----------------------
     effect from time to time in the State of New York.


          Section 2.  Representations and Warranties.  Each Securing Party
                      ------------------------------
represents and warrants to the Lenders and the Administrative Agent that such Securing Party is the sole beneficial owner of the Collateral which it purports to grant a security interest pursuant to Section 3 hereof, and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under
Section 8.06 of the Credit Agreement and except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest will constitute a first priority perfected pledge and security interest as soon as, with respect to the Collateral as to which the Uniform Commercial Code requires the filing of financing statements to perfect a security interest, all such financing statements are so filed.


          Section 3.  Collateral.  As collateral security for the prompt payment
                      ----------
in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Securing Party hereby pledges and grants to the Administrative Agent (and hereby confirms the prior pledge and grant to the Administrative Agent pursuant to the Existing Security Agreement), for the benefit of the Lenders as hereinafter provided, a security interest in all of such Securing Party's right, title and interest in the following property, whether now owned by such Securing Party or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):
                                               ----------

          (a) all shares of capital stock or other ownership interests of any Borrower or any Subsidiary of a Borrower now or hereafter owned by such Securing Party, in each case together with the certificates (if any) evidencing the same and all right, title and interest in, to and under any Operating Agreement (including without limitation all of the right, title and interest (if any) as a member to participate in the operation or management of the respective Borrower and all of its ownership interests under such Operating Agreement), and all present and future rights of such Securing Party to receive payment of money or other distribution of payments arising out of or in connection with its ownership interests and its rights under such Operating Agreement, now or hereafter owned by such Securing Party, in each case together with any certificates evidencing the same (collectively, the "Pledged Stock");
                              -------------

          (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

          (c) without affecting the obligations of the Borrowers under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which any issuer of any Pledge Stock is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "Stock Collateral");
                                                      ----------------

          (d) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Securing Party constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to such Securing Party in respect of any loans or advances or for Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to such Securing Party under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by such Securing Party and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");
                   --------

          (e) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Securing Party evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");
                                              -----------

          (f) all inventory (as defined in the Uniform Commercial Code) of such Securing Party, including Motor Vehicles held by such Securing Party for lease, fuel, tires and other spare parts, all goods obtained by such Securing Party in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto (herein collectively called "Inventory");
                                                             ---------

          (g) all other accounts or general intangibles of such Securing Party not constituting Accounts, including, without limitation, all right, title and interest of any Securing Party in, to and under the Acquisition Agreements, the Escrow Agreements under and as defined therein, and any other document or instrument executed in connection with the Acquisition Agreements;

          (h) all equipment (as defined in the Uniform Commercial Code) of such Securing Party, including all Motor Vehicles, all cables, receivers, amplifiers, test equipment, descramblers, satellite dishes and mounts, modulators, head-end equipment, towers, taps, traps, pedestals, conduits, converters, spare parts and tools (herein collectively called "Equipment");
                                                                    ---------

          (i) each contract and other agreement of such Securing Party relating to the sale or other disposition of Inventory or Equipment;

          (j)  all documents of title (as defined in the Uniform Commercial
     Code) or other receipts of such Securing Party covering, evidencing or representing Inventory or Equipment (herein collectively called "Documents");
      ---------

          (k) all rights, claims and benefits of such Securing Party against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by such Securing Party, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

          (l) all Franchises and all pole attachment agreements, licenses, railroad or highway crossing agreements, property access agreements, private cable agreements and permits and all other contracts, agreements and permits used in connection with or relating to the CATV Systems of the Securing Parties (except that any such Franchise, agreement or other contract or permit that would by its terms or under applicable law become void, voidable, terminable or revocable by being subjected to the lien of this Agreement or in which a Lien is not permitted to be granted is hereby excluded from such Lien to the extent necessary so as to avoid such voidness, avoidability, terminability or revocability);

          (m) all of such Securing Party's rights under or relating to any licenses issued by the FCC and the proceeds of any such licenses, provided
                                                                       --------
     that such security interest does not include at any time any such licenses to the extent (but only to the extent) that at such time the Administrative Agent may not validly possess a security interest therein pursuant to the Communications Act of 1934, as amended, and the regulations promulgated thereunder, as in effect at such time, but such security interest does include, to the maximum extent permitted by law, all rights incident or appurtenant to such licenses and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of such licenses; and

          (n)  the balance from time to time in the Collateral Account; and

          (o) all other tangible and intangible personal property and fixtures of such Securing Party, including, without limitation, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Securing Party described in the preceding clauses of this

     Section 3 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Securing Party in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Securing Party or any computer bureau or service company from time to time acting for such Securing Party.


          Section 4.  Cash Proceeds of Collateral.
                      ---------------------------

          4.01  Collateral Account.  There is hereby established with the
                ------------------
Administrative Agent a cash collateral account (the "Collateral Account") in the
                                                     ------------------
name and under the control of the Administrative Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Administrative Agent pursuant hereto and into which any Securing Party may from time to time deposit any additional amounts that it wishes to pledge to the Administrative Agent for the benefit of the Lenders as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Administrative Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of any Securing Party as such Securing Party through Mediacom California shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Majority Lenders as specified in Section
10.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

          4.02  Investment of Balance in Collateral Account.  Amounts on deposit
                -------------------------------------------
in the Collateral Account shall be invested from time to time in such Permitted Investments as the Borrowers (or, after the occurrence and during the continuance of a

Default, the Administrative Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Administrative Agent and the Borrowers may at any time and from time to time (so long as no Event of Default shall have occurred and be continuing) instruct the Administrative to liquidate any such Permitted Investment and reinvest or withdraw the proceeds thereof as they shall in their discretion determine. Notwithstanding the forgoing, at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 10.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section
5.09 hereof. All interest, dividends and other earnings in respect of Investments in the Collateral Account and, all proceeds of such Investments shall be retained in the Collateral Account or (so long as no Event of Default shall have occurred and be continuing) be withdrawn by the Borrowers as they shall in their discretion determine.

          Section 5.  Further Assurances; Remedies.  In furtherance of the grant
                      ----------------------------
of the pledge and security interest pursuant to Section 3 hereof, the Securing Parties hereby jointly and severally agree with each Lender and the Administrative Agent as follows:

          5.01  Delivery and Other Perfection.  Each Securing Party shall:
                -----------------------------

          (a) if any of the shares, securities, moneys or property required to be pledged by such Securing Party under clauses (a), (b) and (c) of Section 3 hereof are received by such Securing Party, forthwith either (x) transfer and deliver to the Administrative Agent such shares or securities or other ownership interests so received by such Securing Party (together with the certificates for any such shares and securities or other ownership interests duly endorsed in blank or accompanied by undated stock powers or other powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, other ownership interests, moneys or property in said clauses (a), (b) and (c);

          (b) deliver and pledge to the Administrative Agent any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request; provided, that so long as no Default shall have occurred and be
              --------
     continuing, such Securing Party may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business and the Administrative Agent shall, promptly upon request of such Securing Party, make appropriate arrangements for making any Instrument pledged by it available to such Securing Party for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Administrative Agent, against trust receipt or like document);

          (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Stock Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the respective Securing Party copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Security Party hereunder), provided that notices to account debtors in respect of any Accounts or
     --------
     Instruments shall be subject to the provisions of clause (g) below;

          (d) upon the request of the Administrative Agent, cause the Administrative Agent to be listed as the lienholder on any certificate of title covering any Motor Vehicle owned by such Securing Party and within 120 days of the acquisition thereof deliver evidence of the same to the Administrative Agent;

          (e) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement;

          (f) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at such Securing Party's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Securing Party with respect to the Collateral, all in such manner as the Administrative Agent may require; and

          (g) upon the occurrence and during the continuance of any Default, upon request of the Administrative Agent, promptly notify (and each Securing Party hereby authorizes the Administrative Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Administrative Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Administrative Agent.

          5.02  Other Financing Statements and Liens.  Except as otherwise
                ------------------------------------
permitted under Section 8.06 of the Credit Agreement, without the prior written consent of the Administrative Agent (granted with the authorization of the Lenders as specified in Section 10.09 of the Credit Agreement), the Securing Parties shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

          5.03  Preservation of Rights.  The Administrative Agent shall not be
                ----------------------
required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          5.04  Special Provisions Relating to Stock Collateral.
                -----------------------------------------------

          (a) The Securing Parties will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Subsidiary of the Borrowers then outstanding.

          (b) So long as no Event of Default shall have occurred and be continuing, the Securing Parties shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit

Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Securing Parties jointly and severally agree that
         --------
they will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Securing Parties or cause to be executed and delivered to the Securing Parties all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Securing Parties may reasonably request for the purpose of enabling the Securing Parties to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(b).

          (c) Unless and until an Event of Default has occurred and is continuing, the Securing Parties shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

          (d) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Stock Collateral shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, each Securing Party agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such
                                                         --------
Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Securing Parties (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Securing Parties.

          5.05  Events of Default, Etc.  During the period during which an Event
                ----------------------
of Default shall have occurred and be continuing:

          (a) each Securing Party shall, at the request of the Administrative Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Administrative Agent and such Securing Party, designated in its request;

          (b) the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

          (c) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Securing Party agrees to take all such action as may be appropriate to give effect to such right);

          (d) the Administrative Agent in its discretion may, in its name or in the name of the Securing Parties or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (e) the Administrative Agent may, upon ten business days' prior written notice to the Securing Parties of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Securing

     Parties, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
5.05 shall be applied in accordance with Section 5.09 hereof.

          The Securing Parties recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Securing Parties acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

          5.06  Deficiency.  If the proceeds of sale, collection or other
                ----------
realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Securing Parties shall remain jointly and severally liable for any deficiency.

          5.07  Removals, Etc.  Without at least 30 days' prior written notice
                -------------
to the Administrative Agent, no Securing Party shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than at the address indicated beneath the signature of such Securing Party to the Credit Agreement or at one of the locations identified in Annex 1 hereto (including as supplemented pursuant to any Subsidiary Guarantee Agreement) or in transit from one of such locations to another or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto (or, as the case may be, on the respective Subsidiary Guarantee Agreement pursuant to which such Securing Party became a party hereto).

          5.08  Private Sale.  The Administrative Agent and the Lenders shall
                ------------
incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. Each Securing Party hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          5.09  Application of Proceeds.  Except as otherwise herein expressly
                -----------------------
provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 4 hereof or this Section 5, shall be applied by the Administrative Agent:

          First, to the payment of the costs and expenses of such collection,
          -----
     sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

          Next, to the payment in full of the Secured Obligations, in each case
          ----
     equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

          Finally, after payment in full of the Secured Obligations, to the
          -------
     payment to the respective Securing Parties, or their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

          As used in this Section 5, "proceeds" of Collateral shall mean cash,
                                      --------
securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Securing Parties or any issuer of or obligor on any of the Collateral.

          5.10  Attorney-in-Fact.  Without limiting any rights or powers granted
                ----------------
by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of each Securing Party for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Securing Party representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          5.11  Perfection.  Prior to or concurrently with the execution and
                ----------
delivery of this Agreement, each Securing Party shall (i) file such financing statements and other documents in such offices as the Administrative Agent may request to perfect the security interests granted by Section 3 of this Agreement and (ii) deliver to the Administrative Agent any certificates representing any of the Pledged Stock, in each case accompanied by undated stock powers duly executed in blank.

          5.12  Termination.  When all Secured Obligations shall have been paid
                -----------
in full and the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, including without limitation, the balance (including any Investments) in the Collateral Account, to or on the order of the respective Securing Parties. The Administrative Agent shall also execute and deliver to the respective Securing Parties upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Securing Parties to effect the termination and release of the Liens on the Collateral.

          5.13  Further Assurances.  The Securing Parties jointly and severally
                ------------------
agree that, from time to time upon the written request of the Administrative Agent, they will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

          5.14  Release of Motor Vehicles.  So long as no Default shall have
                -------------------------
occurred and be continuing, upon the request of the Securing Parties, the Administrative Agent shall execute and deliver to the Securing Parties such instruments as the Securing Parties shall reasonably request to remove the notation of the Administrative Agent as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments shall be delivered,
                       --------
and the release effective only upon receipt by the Administrative Agent of a certificate from the respective Securing Party stating that the Motor Vehicle the lien on which is to be released is to be sold or has suffered a casualty loss.

          Section 6.  Miscellaneous.
                      -------------

          6.01  No Waiver.  No failure on the part of the Administrative Agent
                ---------
or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          6.02  Notices.  All notices, requests, consents and demands hereunder
                -------
shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 11.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said
Section 11.02, it being understood that any such notice to a Subsidiary Guarantor shall be given to Mediacom California in accordance with said Section 11.02.

          6.03  Expenses.  The Securing Parties jointly and severally agree to
                --------
reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Securing Parties in respect of the Collateral that the Securing Parties have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

          6.04  Amendments, Etc.  The terms of this Agreement may be waived,
                ---------------
altered or amended only by an instrument in writing duly executed by each Securing Party and the Administrative Agent (with the consent of the Lenders as specified in Section 10.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and each Securing Party.

          6.05  Successors and Assigns.  This Agreement shall be binding upon
                ----------------------
and inure to the benefit of the respective successors and assigns of the Securing Parties, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that no Securing Party shall
                            --------
assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

          6.06  Captions.  The captions and section headings appearing herein
                --------
are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          6.07  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          6.08  Governing Law.   This Agreement shall be governed by, and
                -------------
construed in accordance with, the law of the State of New York.

          6.09  Certain Regulatory Requirements.  Any provision contained herein
                -------------------------------
to the contrary notwithstanding, no action shall be taken hereunder by the Administrative Agent or any Lender with respect to any item of Collateral unless and until all applicable requirements (if any) of the FCC under the Federal Communications Act of 1934, as amended, and the respective rules and regulations thereunder and thereof, as well as any other federal, state or local laws, rules and regulations of other regulatory or governmental bodies (including, without limitation, any municipality that has issued any Franchise to a Securing Party or any of its Subsidiaries) applicable to or having jurisdiction over such Securing Party (or any entity under the control of such Securing Party), have been satisfied with respect to such action and there have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from the FCC, any operating municipality and any other governmental authority under the terms of any Franchise, any license or similar operating right held by such Securing Party (or any entity under the control of such Securing Party). It is the intention of the parties hereto that the Liens in favor of the Administrative Agent on the Collateral shall in all relevant aspects be subject to and governed by said statutes, rules and regulations and the Franchise(s) and that nothing in this Agreement shall be construed to diminish the control exercised by any Securing Party except in accordance with the provisions of such statutory requirements, rules and regulations and the Franchises. Each Secured Party agrees that upon request from time to time by the Administrative Agent it will use its best efforts to obtain any governmental, regulatory or third party consents, approvals or authorizations referred to in this Section 6.09.

          6.10  Agents and Attorneys-in-Fact.  The Administrative Agent may
                ----------------------------
employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          6.11.  Additional Securing Parties. As contemplated by Section 8.18(a)
                 ---------------------------
of the Credit Agreement, new Subsidiaries of the Borrowers formed by the Borrowers after the date hereof may become a "Subsidiary Guarantor" under a Subsidiary Guarantee Agreement and a "Securing Party" under this Agreement, by executing and delivering to the Administrative Agent a Subsidiary Guarantee Agreement in the form of Exhibit E to the Credit Agreement. Accordingly, upon the execution and delivery of any such Subsidiary Guarantee Agreement by any such new Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a "Securing Party" for all purposes of this Agreement, and Annex 1 hereto shall be deemed to be supplemented in the manner specified in said Subsidiary Guarantee Agreement.

          6.12  Severability.  If any provision hereof is invalid and
                ------------
unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Security Agreement to be duly executed and delivered as of the day and year first above written.


                                       MEDIACOM CALIFORNIA LLC

                                       By  MEDIACOM LLC, a Member


                                           By
                                              --------------------------
                                              Title:


                                       MEDIACOM DELAWARE LLC

                                       By  MEDIACOM LLC, a Member


                                           By
                                              --------------------------
                                              Title:


                                       MEDIACOM ARIZONA LLC

                                       By  MEDIACOM LLC, a Member


                                           By
                                              --------------------------
                                              Title:


                                       THE CHASE MANHATTAN BANK,
                                       as Administrative Agent



                                       By
                                         -------------------------------
                                         Title:

                                                            ANNEX 1

                               LIST OF LOCATIONS

                              [See Section 5.07]


Mediacom California LLC
-----------------------

543 Inyokern Road
Ridgecrest, California 93555

388 Pasture Drive
Carson City, Nevada 89701

8 Tobias, Bin C
Kernville, California 93238

29235 Valley Center Road
Suite E
Valley Center, California 92082

139 Balsam Avenue
Ridgecrest, California 93555


Mediacom Delaware LLC
---------------------

Country Village Square
Route 113
Dagsboro, DE 19939

Old Ocean City Road
Road 346
Willards, MD 21874


Mediacom Arizona LLC
--------------------

248 Elm Street
Nogales, Arizona 85621

                                                            EXHIBIT D


                   [Form of Guarantee and Pledge Agreement]

          SECOND AMENDED AND RESTATED GUARANTEE AND PLEDGE AGREEMENT


          SECOND AMENDED AND RESTATED GUARANTEE AND PLEDGE AGREEMENT dated as of June 24, 1997 between MEDIACOM LLC, a limited liability company duly organized and validly existing under the laws of New York, and MEDIACOM MANAGEMENT CORPORATION, a corporation duly organized and validly existing under the laws of Delaware (each, individually, a "Parent Guarantor" and, collectively, the
                                 ----------------
"Parent Guarantors"); and THE CHASE MANHATTAN BANK, as administrative agent for
------------------
the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").
                                  --------------------

          The Parent Guarantors and the Administrative Agent are parties to an Amended and Restated Guarantee and Pledge Agreement dated as of December 27, 1996 (the "Existing Guarantee and Pledge Agreement"), pursuant to which the
           ---------------------------------------
Parent Guarantors have agreed to guarantee the Guaranteed Obligations (as defined therein) and have pledged and granted a security interest in the Collateral (as so defined) as security for the Secured Obligations (as so defined) including, inter alia, obligations of Mediacom California LLC
                    ----- ----
("Mediacom California") and Mediacom Arizona LLC ("Mediacom Arizona") under an
---------------------                              ----------------
Amended and Restated Credit Agreement dated as of December 27, 1996 (the

"Existing Credit Agreement") between Mediacom California, Mediacom Arizona,
--------------------------
certain lenders and the Administrative Agent. Concurrently with the execution and delivery of this Agreement, the parties to the Existing Credit Agreement are amending and restating the Existing Credit Agreement to increase the amount of credit available thereunder, to add the New Lenders (as defined therein) as parties thereto, to add Mediacom Delaware LLC ("Mediacom Delaware" and, together
                                                -----------------
with Mediacom California and Mediacom Arizona, the "Borrowers") as an additional
                                                    ---------
borrower thereunder and to amend certain of the other provisions thereof pursuant to a Second Amended and Restated Credit Agreement dated as of June 24, 1997 (as modified and supplemented and in effect from time to time, the "Credit
                                                                         ------
Agreement").  In addition, the Borrowers may from time to time be obligated to
---------
various of said lenders in respect of Interest Rate Protection Agreements permitted under Section 8.08(e) of the Credit Agreement (such indebtedness being herein referred to as the "Hedging Indebtedness").
                           --------------------

          To induce said lenders to amend and restate the Existing Credit Agreement pursuant to the Credit Agreement and to extend credit thereunder and to extend credit to the Borrowers that would constitute Hedging Indebtedness, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Parent Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined), and to pledge and grant a security interest in the Collateral (as so defined) as security for the Secured Obligations (as so defined), and to confirm the prior pledge and grant of a security interest in the Collateral pursuant to the Existing Guarantee and Pledge Agreement and, in that connection to amend and restate in its entirety the Existing Guarantee and Pledge Agreement. Accordingly, the parties hereto agree as follows:


          Section 1.  Definitions.  Terms defined in the Credit Agreement are
                      -----------
used herein as defined therein.  In addition, as used herein:

          "Collateral" shall have the meaning ascribed thereto in Section 4
           ----------
     hereof.

          "Guaranteed Obligations" shall have the meaning ascribed thereto in
           ----------------------
     Section 2.01 hereof.

          "Pledged LLC Interest" shall have the meaning ascribed thereto in
           --------------------
     Section 4(a) hereof.

          "Secured Obligations" shall mean, collectively, (a) all obligations of
           -------------------
     the Parent Guarantors in respect of their Guarantee under Section 2 hereof and (b) all other obligations of the Parent Guarantors to the Lenders and the Administrative Agent hereunder.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in
           -----------------------
     effect from time to time in the State of New York.


          Section 2.  The Guarantee.
                      -------------

          2.01  The Guarantee.  Subject to Section 7.13 hereof, the Parent
                -------------
Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, the Borrowers and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrowers under the Credit Agreement and under the Notes, and all Hedging Indebtedness of the

Borrowers, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations").
                                                  ----------------------
Subject to Section 7.13 hereof, the Parent Guarantors hereby further jointly and severally agree that if the Borrowers shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Parent Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          2.02  Obligations Unconditional.  Subject to Section 7.13 hereof, the
                -------------------------
obligations of the Parent Guarantors under Section 2.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of the Parent Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Parent Guarantors hereunder which shall remain absolute and unconditional as described above:

               (i) at any time or from time to time, without notice to the Parent Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

               (ii) any of the acts mentioned in any of the provisions of the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

               (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or the

     Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

               (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Parent Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrowers under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          2.03  Reinstatement.  The obligations of the Parent Guarantors under
                -------------
this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Parent Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          2.04  Subrogation.  Each Parent Guarantor hereby waives all rights of
                -----------
subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 2 and further agrees with each Borrower for the benefit of each of its creditors (including, without limitation, each Lender and the Administrative Agent) that any such payment by it shall constitute a contribution of capital by such Parent Guarantor to such Borrower (or an investment in the equity capital of such Borrower by such Parent Guarantor).

          2.05  Remedies.  The Parent Guarantors jointly and severally agree
                --------
that, as between the Parent Guarantors and the Lenders, the obligations of the Borrowers under the Credit Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 9 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9) for purposes of Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Parent Guarantors for purposes of said Section 2.01.

          2.06  Instrument for the Payment of Money.  Each Parent Guarantor
                -----------------------------------
hereby acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Parent Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          2.07  Continuing Guarantee.  The guarantee in this Section 2 is a
                --------------------
continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.


          Section 3.  Representations and Warranties.  Each Parent Guarantor
                      ------------------------------
represents and warrants to the Lenders and the Administrative Agent that:

          3.01  Corporate Existence.  Each Parent Guarantor (a) is a
                -------------------
corporation, partnership, limited liability company or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has all requisite corporate, partnership, limited liability company or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

          3.02  No Breach.  None of the execution and delivery of this
                ---------
Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws, the partnership agreement, the limited liability company agreement or other organizational instrument of such Parent Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which such Parent Guarantor or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant hereto) result in the creation or imposition of any Lien upon any of the revenues or assets of such Parent Guarantor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          3.03  Action.  Such Parent Guarantor has all necessary corporate,
                ------
partnership, limited liability company or other power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by such Parent Guarantor of this Agreement have been duly authorized by all necessary corporate or other action on its part; and this Agreement has been duly and validly executed and delivered by such Parent Guarantor and constitutes its legal, valid and binding obligation, enforceable against such Parent Guarantor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws or general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          3.04  Approvals.  No authorizations, approvals or consents of, and no
                ---------
filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange are necessary for the execution, delivery or performance by such Parent Guarantor of this Agreement or for the validity or enforceability hereof except for the filings and recordings in respect of the Liens created hereby, except for (i) filings and recordings in respect of the Liens created pursuant hereto and (ii) the exercise of remedies hereunder the Security Documents may require the prior approval of the FCC or the issuing municipalities or States under one or more of the Franchises.

          3.05  Pledged LLC Interest.
                --------------------

          (a) Such Parent Guarantor has all right, title and interest in, to and under, and is the record owner of, the Collateral in which it purports to grant a security interest pursuant to Section 4 hereof, and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Collateral.

          (b) The Pledged LLC Interest, and all other Pledged LLC Interest in which such Parent Guarantor shall hereafter grant a security interest pursuant to Section 4 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged LLC Interest is or will be subject to any contractual restriction, upon the transfer of such Pledged LLC Interest (except for any such restriction contained herein or under any of the Operating Agreements).

          (c) The Pledged LLC Interest constitutes all of the ownership interests of the Borrowers beneficially owned by such Parent Guarantor on the date hereof (whether or not registered in the name of such Parent Guarantor), and such Parent Guarantor is the registered owner of all such ownership interests.

          3.06  Investment Company Act.  Such Parent Guarantor is not an
                ----------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          3.07  Public Utility Holding Company Act.  Such Parent Guarantor is
                ----------------------------------
not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.


          Section 4.  The Pledge.  As collateral security for the prompt payment
                      ----------
in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Parent Guarantor hereby pledges and grants to the Administrative Agent (and hereby confirms the prior pledge and grant to the Administrative Agent pursuant to the Existing Guarantee and

Pledge Agreement), for the benefit of the Lenders as hereinafter provided, a security interest in all of such Parent Guarantor's right, title and interest in the following property, whether now owned by such Parent Guarantor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):
                                    ----------

          (a) all the ownership interests of such Parent Guarantor in any Borrower, all certificates, (if any) representing or evidencing such ownership interests and all right, title and interest in, to and under any Operating Agreement (including without limitation all of the right, title and interest (if any) as a member to participate in the operation or management of the respective Borrower and all of its ownership interests under such Operating Agreement), and all present and future rights of such Parent Guarantor to receive payment of money or other distribution of payments arising out of or in connection with its ownership interests and its rights under such Operating Agreement, now or hereafter owned by such Parent Guarantor, in each case together with any certificates evidencing the same (collectively, the "Pledged LLC Interest"); and
                                  --------------------

          (b) all proceeds of and to any of the foregoing (including, without limitation, all causes of action, claims and warranties now or hereafter held by either Parent Guarantor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.


          Section 5.  Covenants.  Mediacom agrees that, until the payment and
                      ---------
satisfaction in full of the Secured Obligations and the expiration or termination of the Commitments of the Lenders under the Credit Agreement:

          5.01  Financial Statements Etc.
                -------------------------
 Mediacom shall deliver to each of the Lenders:

          (a) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that Mediacom shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

          (b) promptly upon the mailing thereof to the members of Mediacom generally, or to holders of any debt securities of Mediacom, copies of all financial statements, reports and proxy statements so mailed; and

          (c) from time to time such other information regarding the financial condition, operations, business or prospects of Mediacom or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

          5.02  Covenant Restrictions.  Mediacom will not enter into, after the
                ---------------------
date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon the Borrowers or any of their Subsidiaries with respect to (i) the incurrence or payment of Indebtedness, (ii) the granting of Liens, (iii) the declaration or payment of dividends, (iv) the making of loans, advances or Investments or (v) the sale, assignment, transfer or other disposition of Property.

          5.03  Indebtedness.  Mediacom will not create, incur or suffer to
                ------------
exist any Indebtedness other than (i) Indebtedness hereunder, (ii) unsecured Indebtedness in respect of debt instruments issued by Mediacom under one or more effective registration statements under the Securities Act of 1933, as amended, so long as none of the Subsidiaries of Mediacom are directly or indirectly obligated in respect of such Indebtedness and (iii) the Guarantee by Mediacom of Indebtedness incurred by any Subsidiary of Mediacom, so long as (x) the obligations of Mediacom in respect of such Guarantee is limited in recourse in a manner consistent with the provisions of Section 7.13 hereof (i.e. limited in recourse to a pledge by Mediacom of its equity interests in such Subsidiary as provided herein) and (y) such Indebtedness shall not be entitled, directly or indirectly, to the benefits of mandatory payment, prepayment or redemption provisions based upon the issuance or incurrence by Mediacom of additional Indebtedness or equity securities.

          5.04  Modifications of Certain Documents.  Mediacom will not consent
                ----------------------------------
to any modification, supplement or waiver of any of the provisions of the Acquisition Agreements without the prior consent of the Administrative Agent (with the approval of the Majority Lenders).

          5.05  Allocation of Intercompany Expenses.  Mediacom will allocate to
                -----------------------------------
its Subsidiaries any expenses or other items incurred by it on behalf of more than one of its Subsidiaries (such as data processing, accounting, legal and other corporate overhead items) for any period ratably in accordance with the gross operating revenue (excluding extraordinary and unusual items and all non-cash items) of its Subsidiaries for such period.


          Section 6.  Further Assurances; Remedies.  In furtherance of the grant
                      ----------------------------
of the pledge and security interest pursuant to Section 4 hereof, the Parent Guarantors hereby jointly and severally agree with each Lender and the Administrative Agent as follows:

          6.01  Delivery and Other Perfection.  Each Parent Guarantor shall:
                -----------------------------

          (a) with respect to the ownership interests in any Borrower held by such Parent Guarantor, execute and deliver written instructions to such Borrower to register the Lien created hereunder in such ownership interests in the registration books maintained by such Borrower for such purpose and cause such Parent Guarantor to execute and deliver to the Administrative Agent a written confirmation to the effect that the Lien created hereunder in such ownership interests has been duly registered in such registration books;

          (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the respective Parent Guarantor copies of any notices and communications received by it with respect to the Collateral pledged by such Parent Guarantor hereunder);

          (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

          (d) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at such Parent Guarantor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Parent Guarantor with respect to the Collateral, all in such manner as the Administrative Agent may require.

          6.02  Other Financing Statements and Liens.  Without the prior written
                ------------------------------------
consent of the Administrative Agent (granted with the authorization of the Lenders as specified in Section 10.09 of the Credit Agreement), neither Parent Guarantor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

          6.03  Preservation of Rights.  The Administrative Agent shall not be
                ----------------------
required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          6.04  Collateral.
                ----------

          (a) The Parent Guarantors will cause the Collateral (together with any "Pledged Stock" under the Security Agreement constituting ownership interests of the Borrowers) to constitute at all times 100% of the aggregate ownership interests of the Borrowers then outstanding.

          (b) So long as no Event of Default shall have occurred and be continuing, the Parent Guarantors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Parent Guarantors jointly and severally agree that
         --------
they will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Parent Guarantors or cause to be executed and delivered to the Parent Guarantors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Parent Guarantors may reasonably request for the purpose of enabling the Parent Guarantors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 6.04(b).

          (c) Unless and until an Event of Default has occurred and is continuing, the Parent Guarantors shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

          (d) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Parent Guarantors jointly and severally agree to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such
                                                         --------
Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Parent Guarantors (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Parent Guarantors.

          6.05  Events of Default, Etc.  During the period during which an Event
                ----------------------
of Default shall have occurred and be continuing:

          (a) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the

     Administrative Agent were the sole and absolute owner thereof (and each Parent Guarantor agrees to take all such action as may be appropriate to give effect to such right);

          (b) the Administrative Agent in its discretion may, in its name or in the name of the Parent Guarantors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (c) the Administrative Agent may, upon ten business days' prior written notice to the Parent Guarantors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Parent Guarantors, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
6.05 shall be applied in accordance with Section 6.09 hereof.

          The Parent Guarantors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Parent Guarantors acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Borrowers or issuer thereof to register it for public sale.

          6.06  Deficiency.  If the proceeds of sale, collection or other
                ----------
realization of or upon the Collateral pursuant to Section 6.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Parent Guarantors shall remain liable for any deficiency.

          6.07  Removals, Etc.  Without at least 30 days' prior written notice
                -------------
to the Administrative Agent, neither Parent Guarantor shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath its signature hereto or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto.

          6.08  Private Sale.  The Administrative Agent and the Lenders shall
                ------------
incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 6.05 hereof conducted in a commercially reasonable manner. Each Parent Guarantor hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          6.09  Application of Proceeds.  Except as otherwise herein expressly
                -----------------------
provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the

Administrative Agent under this Section 6, shall be applied by the Administrative Agent:

          First, to the payment of the costs and expenses of such collection,
          -----
     sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

          Next, to the payment in full of the Secured Obligations, in each case
          ----
     equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

          Finally, to the payment to the respective Parent Guarantor, or their
          -------
     respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

          As used in this Section 6, "proceeds" of Collateral shall mean cash,
                                      --------
securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Parent Guarantors or any issuer of or obligor on any of the Collateral.

          6.10  Attorney-in-Fact.  Without limiting any rights or powers granted
                ----------------
by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of each Parent Guarantor for the purpose of carrying out the provisions of this Section 6 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 6 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of either Parent Guarantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          6.11  Perfection.  Prior to or concurrently with the execution and
                ----------
delivery of this Agreement, each Parent Guarantor shall (i) file such financing statements and other documents in such offices as the Administrative Agent may request to perfect the security interests granted in Section 3 of this Agreement, (ii) register the pledge of its ownership interests in the Borrowers hereunder for purposes of Article 8 of the Uniform Commercial Code and (iii) deliver to the Administrative Agent any certificates representing the Pledged LLC Interest, accompanied by undated stock powers duly executed in blank.

          6.12  Termination.  When all Secured Obligations shall have been paid
                -----------
in full and the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Parent Guarantor.

          6.13  Further Assurances.  Each Parent Guarantor agrees that, from
                ------------------
time to time upon the written request of the Administrative Agent, such Parent Guarantor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.


          Section 7.  Miscellaneous.
                      -------------

          7.01  No Waiver.  No failure on the part of the Administrative Agent
                ---------
or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          7.02  Notices.  All notices, requests, consents and demands hereunder
                -------
shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          7.03  Expenses.  The Parent Guarantors jointly and severally agree to
                --------
reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Parent Guarantors in respect of the Collateral that the Parent Guarantors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 7.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

          7.04  Amendments, Etc.  The terms of this Agreement may be waived,
                ---------------
altered or amended only by an instrument in writing duly executed by each Parent Guarantor and the Administrative Agent (with the consent of the Lenders as specified in Section 10.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and each Parent Guarantor.

          7.05  Successors and Assigns.  This Agreement shall be binding upon
                ----------------------
and inure to the benefit of the respective successors and assigns of each Parent Guarantor, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that neither Parent Guarantor shall
                     --------
assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

          7.06  Captions.  The captions and section headings appearing herein
                --------
are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          7.07  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          7.08  Governing Law; Submission to Jurisdiction.   This Agreement
                -----------------------------------------
shall be governed by, and construed in accordance with, the law of the State of New York. Each Parent Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Parent Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          7.09  Waiver of Jury Trial.  EACH OF THE PARENT GUARANTORS AND THE
                --------------------
ADMINISTRATIVE AGENT (FOR ITSELF AND ON BEHALF OF THE LENDERS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          7.10  Certain Regulatory Requirements.  Any provision contained herein
                -------------------------------
to the contrary notwithstanding, no action shall be taken hereunder by the Administrative Agent or any Lender with respect to any item of Collateral unless and until all applicable requirements (if any) of the FCC under the Federal Communications Act of 1934, as amended, and the respective rules and regulations thereunder and thereof, as well as any other federal, state or local laws, rules and regulations of other regulatory or governmental bodies (including, without limitation, any municipality that has issued any Franchise to the Borrowers or any of their Subsidiaries) applicable to or having jurisdiction over the Parent Guarantors (or any entity under the control of the Parent Guarantors), have been satisfied with respect to such action and there have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from the FCC, any operating municipality and any other governmental authority under the terms of any Franchise, any license or similar operating right held by the Parent Guarantors (or any entity under the control of the Parent Guarantors). It is the intention of the parties hereto that the Liens in favor of the Administrative Agent on the Collateral shall in all relevant aspects be subject to and governed by said statutes, rules and regulations and the Franchise(s) and that nothing in this Agreement shall be construed to diminish the control exercised by the Parent Guarantors except in accordance with the provisions of such statutory requirements, rules and regulations and the Franchises. Each Parent Guarantor agrees that upon request from time to time by the Administrative Agent it will use its best efforts to obtain any governmental, regulatory or third party consents, approvals or authorizations referred to in this Section 7.10.

          7.11  Agents and Attorneys-in-Fact.  The Administrative Agent may
                ----------------------------
employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          7.12  Severability.  If any provision hereof is invalid and
                ------------
unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          7.13  Limitation of Liability.  It is understood that, except for the
                -----------------------
representations and warranties made by the Parent Guarantors herein, the sole recourse of the Administrative Agent and the Lenders in respect of the obligations of the Parent Guarantors hereunder shall be to the Collateral hereunder and that nothing contained herein shall create any obligation of or right to look to either Parent Guarantor or its assets individually for the satisfaction of such obligations.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Guarantee and Pledge Agreement to be duly executed and delivered as of the day and year first above written.


                              MEDIACOM LLC


                              By _______________________________
                                 Title:

                              Address for Notices:

                              Mediacom LLC
                              90 Crystal Run Road
                              Suite 406A
                              Middletown, New York 10940



                              MEDIACOM MANAGEMENT CORPORATION


                              By _________________________________
                                 Title:

                              Address for Notices:

                              Mediacom Management Corporation
                              90 Crystal Run Road
                              Suite 406A
                              Middletown, New York 10940

                              THE CHASE MANHATTAN BANK,
                                as Administrative Agent


                              By ______________________________
                                 Title:

                              Address for Notices:

                              The Chase Manhattan Bank, as

                                Administrative Agent
                              Agent Bank Services
                              1 Chase Manhattan Plaza
                              New York, New York 10081

                              with a copy to:

                              The Chase Manhattan Bank
                              270 Park Avenue
                              New York, New York 10017

                              Attention:  Ann B. Kerns
                                          Vice President

                                                            EXHIBIT E


                    [Form of Subsidiary Guarantee Agreement]

                         SUBSIDIARY GUARANTEE AGREEMENT


          SUBSIDIARY GUARANTEE AGREEMENT dated as of ____________, 199__ by [NAME OF SUBSIDIARY GUARANTOR], a ___________ corporation (the "Subsidiary
                                                                ----------
Guarantor") in favor of THE CHASE MANHATTAN BANK, as administrative agent for
---------
the banks or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").
                                  --------------------

          Mediacom California LLC, a Delaware limited liability company ("Mediacom California"), Mediacom Delaware LLC, a Delaware limited liability
---------------------
company ("Mediacom Delaware"), Mediacom Arizona LLC, a Delaware limited
          -----------------
liability company ("Mediacom Arizona" and, together with Mediacom California and
                    ----------------
Mediacom Delaware, the "Borrowers"), certain lenders, the Administrative Agent
                        ---------
and First Union National Bank, as Documentation Agent, are parties to a Second Amended and Restated Credit Agreement dated as of June 24, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement"),
                                                   ----------------
providing, subject to the terms and conditions thereof, for loans to be made by said lenders to the Borrowers in an aggregate principal amount not exceeding $100,000,000. In addition, the Borrowers may from time to time be obligated to various of said lenders in respect of Interest Rate Protection Agreements permitted under Section 8.08(e) of the Credit Agreement (such indebtedness being herein referred to as the "Hedging Indebtedness").
                           --------------------

          To induce said lenders to enter into the Credit Agreement and to extend credit thereunder and to extend credit to the Borrowers that would constitute Hedging Indebtedness, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subsidiary Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined) and to become a Securing Party under the Security Agreement (as so defined) and to pledge and grant a security interest in the Collateral (as so defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

          Section 1.  Definitions.  Terms defined in the Credit Agreement are
                      -----------
used herein as defined therein. In addition, the terms "Collateral" and "Securing Party" shall have the respective meanings assigned to such terms in the Security Agreement.

          Section 2.  The Guarantee.
                      -------------

          2.01  The Guarantee.  The Subsidiary Guarantor hereby guarantees to
                -------------
each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, the Borrowers and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrowers under the Credit Agreement and under the Notes, and all Hedging Indebtedness of the Borrowers, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed
                                                                      ----------
Obligations").  The Subsidiary Guarantor hereby further agrees that if the
-----------
Borrowers shall fail to pay in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          2.02  Obligations Unconditional.  The obligations of the Subsidiary
                -------------------------
Guarantor under Section 2.01 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of the Subsidiary Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantor hereunder which shall remain absolute and unconditional as described above:

               (i) at any time or from time to time, without notice to the Subsidiary Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

               (ii) any of the acts mentioned in any of the provisions of the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

               (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

               (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrowers under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          2.03  Reinstatement.  The obligations of the Subsidiary Guarantor
                -------------
under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantor agrees that it will indemnify the

Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          2.04  Subrogation.  The Subsidiary Guarantor hereby waives all rights
                -----------
of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 2 and further agrees with each Borrower for the benefit of each of its creditors (including, without limitation, each Lender and the Administrative Agent) that any such payment by it shall constitute a contribution of capital by the Subsidiary Guarantor to such Borrower (or an investment in the equity capital of such Borrower by the Subsidiary Guarantor).

          2.05  Remedies.  The Subsidiary Guarantor agrees that, as between the
                --------
Subsidiary Guarantor and the Lenders, the obligations of the Borrowers under the Credit Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 9 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 9) for purposes of Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Subsidiary Guarantor for purposes of said Section 2.01.

          2.06  Instrument for the Payment of Money.  The Subsidiary Guarantor
                -----------------------------------
hereby acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by the Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          2.07  Continuing Guarantee.  The guarantee in this Section 2 is a
                --------------------
continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          2.08  General Limitation on Guarantee Obligations.  In any action or
                -------------------------------------------
proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Subsidiary Guarantor under
Section 2.01 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 2.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Subsidiary Guarantor, the Administrative Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          2.09  Obligations Joint and Several.  The obligations of the
                -----------------------------
Subsidiary Guarantor hereunder shall be joint and several with the obligations of each other Securing Party under each other Subsidiary Guarantee Agreement or under the Credit Agreement, as the case may be.


          Section 3.  Grant of Security.  The Subsidiary Guarantor hereby agrees
                      -----------------
to become a "Securing Party" under and for all purposes of the Security Agreement and hereby undertakes all of the obligations of a Securing Party thereunder as if it had been an original signatory thereto. Without limiting the foregoing, the Subsidiary Guarantor hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as provided in the Security Agreement, a security interest in all of the Subsidiary Guarantor's right, title and interest in all Collateral, whether now owned by the Subsidiary Guarantor or hereafter acquired and whether now existing or hereafter coming into existence, and wherever located. In addition, (x) the Subsidiary Guarantor hereby makes the representations and warranties set forth in Section 2 of the Security Agreement and (y) Annex 1 to the Security Agreement shall be deemed to be supplemented in respect of the Subsidiary Guarantor as specified in Appendix A hereto.

          Section 4.  Representations and Warranties.  The Subsidiary Guarantor
                      ------------------------------
represents and warrants to the Lenders and the Administrative Agent that:

          4.01  Corporate Existence.  The Subsidiary Guarantor: (a) is a
                -------------------
corporation, partnership, limited liability company or other entity duly organized and validly existing under the laws of its jurisdiction of organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would (either individually or in the aggregate) have a Material Adverse Effect.

          4.02  No Breach.  None of the execution and delivery of this
                ---------
Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter, by-laws or other organizational instrument of the Subsidiary Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Subsidiary Guarantor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Subsidiary Guarantor pursuant to the terms of any such agreement or instrument.

          4.03  Action.  The Subsidiary Guarantor has all necessary corporate or
                ------
other power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Subsidiary Guarantor of this Agreement have been duly authorized by all necessary corporate or other action on its part; and this Agreement has been duly and validly executed and delivered by the Subsidiary Guarantor and constitutes its legal, valid and binding obligation, enforceable against the Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws or general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          4.04  Approvals.  No authorizations, approvals or consents of, and no
                ---------
filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange are necessary for the execution, delivery or performance by the Subsidiary Guarantor of this Agreement or for the validity or enforceability hereof, except for filings and recordings in respect of the Liens created pursuant to the Security Agreement (as supplemented hereby), and except that the exercise of remedies under the Security Agreement (and the creation of a valid security interest in the Franchises as described to Section 8.19 of the Credit Agreement) may require the prior approval of the FCC, or of the issuing municipalities or States under one or more of the Franchises.


          Section 5.  Miscellaneous.
                      -------------

          5.01  No Waiver.  No failure on the part of the Administrative Agent
                ---------
or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          5.02  Notices.  All notices, requests, consents and demands hereunder
                -------
shall be in writing and telecopied or delivered to the Subsidiary Guarantor at the "Address for Notices" specified for Mediacom California pursuant to the Credit Agreement and, to the Administrative Agent, at its "Address for Notices" specified pursuant to the Credit Agreement or, as to either party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          5.03  Expenses.  The Subsidiary Guarantor agrees to reimburse each of
                --------
the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the

Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 5.03.

          5.04  Amendments, Etc.  The terms of this Agreement may be waived,
                ----------------
altered or amended only by an instrument in writing duly executed by the Subsidiary Guarantor and the Administrative Agent (with the consent of the Lenders as specified in Section 10.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Guaranteed Obligations and the Subsidiary Guarantor.

          5.05  Successors and Assigns.  This Agreement shall be binding upon
                ----------------------
and inure to the benefit of the respective successors and assigns of the Subsidiary Guarantor, the Administrative Agent, the Lenders and each holder of any of the Guaranteed Obligations (provided, however, that the Subsidiary
                                   --------
Guarantor shall not assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

          5.06  Captions.  The captions and section headings appearing herein
                --------
are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          5.07  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

          5.08  Governing Law; Submission to Jurisdiction.   This Agreement
                -----------------------------------------
shall be governed by, and construed in accordance with, the law of the State of New York. The Subsidiary Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York

County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Subsidiary Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          5.09  Waiver of Jury Trial.  EACH OF THE SUBSIDIARY GUARANTOR AND THE
                --------------------
ADMINISTRATIVE AGENT (FOR ITSELF AND ON BEHALF OF THE LENDERS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          5.10.  Opinion of Counsel.  The Subsidiary Guarantor hereby instructs
                 ------------------
its counsel to deliver the opinions referred to in Section 8.18(a)(iii) of the Credit Agreement to the Lenders and the Administrative Agent.

          5.11  Agents and Attorneys-in-Fact.  The Administrative Agent may
                ----------------------------
employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          5.12  Severability.  If any provision hereof is invalid and
                ------------
unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the Subsidiary Guarantor has caused this Subsidiary Guarantee Agreement to be duly executed and delivered as of the day and year first above written.


                              [NAME OF SUBSIDIARY GUARANTOR]



                              By ________________________
                                Title:


Accepted and agreed:

THE CHASE MANHATTAN BANK, as
Administrative Agent


By ________________________
   Title:

                                                            Appendix A
                                                            to
                                                            Subsidiary Guarantee
                                                            Agreement

Supplement to Annex 1:


          [to be completed]

                                                            EXHIBIT F


               [Form of Management Fee Subordination Agreement]

                  SECOND AMENDED AND RESTATED MANAGEMENT FEE
                            SUBORDINATION AGREEMENT


SECOND AMENDED AND RESTATED MANAGEMENT FEE SUBORDINATION AGREEMENT dated as of June 24, 1997, between:

               (i) MEDIACOM MANAGEMENT CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware

     ("Manager Entity");
     ----------------

               (ii) MEDIACOM CALIFORNIA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware

     ("Mediacom California");
     ---------------------

               (iii) MEDIACOM DELAWARE LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware

     ("Mediacom Delaware");
     -------------------

               (iv) MEDIACOM ARIZONA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware

     ("Mediacom Arizona" and, together with Mediacom California and Mediacom
     ------------------
     Delaware, the "Borrowers"); and
                    ---------

               (v) THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the

     "Administrative Agent").
     ---------------------

  The Manager Entity, Mediacom California, Mediacom Arizona and the Administrative Agent are parties to an Amended and Restated Management Fee Subordination Agreement dated as of December 27, 1996 (the "Existing Management
                                                            -------------------
Subordination Agreement"), pursuant to which the Manager Entity has agreed to
-----------------------
subordinate the Subordinated Debt (as defined therein) to the Senior Debt (as defined therein) including, inter alia, obligations of Mediacom California and
                            ----- ----
Mediacom Arizona under an Amended and Restated Credit Agreement dated as of December 27, 1996 (the "Existing Credit Agreement") between Mediacom California,
                        -------------------------
Mediacom Arizona, certain lenders and the Administrative Agent. Concurrently with the execution and delivery of this Agreement, the parties to the Existing Credit

Agreement are amending and restating the Existing Credit Agreement to increase the amount of credit available thereunder, to add the New Lenders (as defined therein) as parties thereto, to add Mediacom Delaware as an additional borrower thereunder and to amend certain of the other provisions thereof pursuant to a Second Amended and Restated Credit Agreement dated as of June 24, 1997 (as modified and supplemented and in effect from time to time, the "Credit
                                                                         ------
Agreement").  In addition, the Borrowers may from time to time be obligated to
---------
various of said lenders in respect of Interest Rate Protection Agreements permitted under Section 8.08(e) of the Credit Agreement (such indebtedness being herein referred to as the "Hedging Indebtedness").
                           --------------------

  To induce said lenders to amend and restate the Existing Credit Agreement pursuant to the Credit Agreement and to extend credit thereunder and to extend credit to the Borrowers that would constitute Hedging Indebtedness, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Manager Entity has agreed to subordinate the Subordinated Debt (as hereinafter defined) to the Senior Debt (as so defined) all in the manner and to the extent hereinafter provided, and to confirm its prior subordination of the Subordinated Debt to the Senior Debt pursuant to the Existing Management Subordination Agreement and, in that connection to amend and restate in its entirety the Existing Management Subordination Agreement. Accordingly, the parties hereto agree as follows:


  Section 1.  Definitions.  Terms defined in the Credit Agreement are used
              -----------
herein as defined therein.  In addition, as used herein:

  "Obligor Entity" shall mean, collectively, the Borrowers and, effective upon
   --------------
execution and delivery of any Subsidiary Guarantee Agreement, any Subsidiary of a Borrower so executing and delivering such Subsidiary Guarantee Agreement.

  "Senior Debt" shall mean, collectively, the following indebtedness and
   -----------
obligations:

        (a) all indebtedness or other obligations of the Borrowers under the Credit Agreement and the other Loan Documents, including all interest, expenses, indemnities and penalties and all commitment and agency fees payable from time to time under the Credit Agreement and the other Loan Documents;

       (b)  all Hedging Indebtedness;

       (c) all obligations of any Subsidiary of a Borrower in respect of any Subsidiary Guarantee Agreement executed and delivered by such Subsidiary; and

       (d) any deferrals, renewals, extensions or refinancings of any of the foregoing.

The term "Senior Debt" shall include any interest, and any expenses of the type described in Section 11.03 of the Credit Agreement (or comparable provisions of any other Loan Document), accruing or arising after the date of any filing by any Obligor Entity of any petition in bankruptcy or the commencing of any bankruptcy, insolvency or similar proceedings with respect to any Obligor Entity, whether or not such interest or expenses are allowable as a claim in any such proceeding.

  "Subordinated Debt" shall mean all obligations of the Borrowers or their
   -----------------
Subsidiaries with respect to any Management Fee payable by the Borrowers or any of their Subsidiaries to the Manager Entity.


  Section 2.  Subordination.
              -------------

  2.01  Subordination of Subordinated Debt.  The Manager Entity, on its own
        ----------------------------------
behalf and on behalf of each subsequent holder of Subordinated Debt, hereby covenants and agrees, that, to the extent and in the manner set forth in this Agreement, the Subordinated Debt, and the payment from whatever source of the Subordinated Debt, are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt and in that connection hereby agrees that, except and to the extent permitted under Section
2.03 hereof, (a) no payment on account of the Subordinated Debt or any judgment with respect thereto shall be made by or on behalf of the Obligor Entities and
(b) the Manager Entity shall not (i) ask, demand, sue for, take or receive from the Obligor Entities, by set-off or in any other manner, or (ii) seek any other remedy allowed at law or in equity against the Obligor Entities for

                                     -4-
breach of any Obligor Entity's obligations under the instruments representing such Subordinated Debt.

  In the event that, notwithstanding the foregoing provisions of this Section 2.01, the Manager Entity shall have received any payment not permitted by the provisions of Section 2.03 hereof, including, without limitation, any such payment arising out of the exercise by the Manager Entity of a right of set-off or counterclaim and any such payment received by reason of other indebtedness of any Obligor Entity being subordinated to the Subordinated Debt, then, and in any such event, such payment shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Administrative Agent, to be paid to the Lenders, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest and premium (if any) on, the Senior Debt held or represented by each Lender, for application to such Senior Debt remaining unpaid, whether or not then due and payable.

  2.02  Payment of Proceeds Upon Dissolution.  Without limiting the generality
        ------------------------------------
of the provisions of Section 2.01 hereof, in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Obligor Entity or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any Obligor Entity, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Obligor Entity, then and in any such event:

       (1) the Lenders shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment, before the Manager Entity shall be entitled to receive any payment on account of the Subordinated Debt;

       (2) any payment or distribution of assets of any Obligor Entity of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Manager Entity would be entitled but for the provisions of this Agreement, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of any Obligor Entity being subordinated to the payment of the Subordinated Debt, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Administrative Agent, to be paid to the Lenders, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest and premium (if any) on, the Senior Debt held or represented by each Lender, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the Lenders;

       (3) in the event that, notwithstanding the foregoing provisions of this Section 2.02, the Manager Entity shall have received, before all Senior Debt is paid in full in cash or payment thereof provided for, any such payment or distribution of assets of any Obligor Entity of any kind or character, whether in cash, property or securities, including any such payment or distribution arising out of the exercise by the Manager Entity of a right of set-off or counterclaim and any such payment or distribution received by reason of any other indebtedness of any Obligor Entity being subordinated to the Subordinated Debt, then, and in such event, such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Administrative Agent, to be paid to the Lenders, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest and premium (if any) on, the Senior Debt held or represented by each Lender, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the Lenders; and

       (4) if the Manager Entity shall have failed to file claims or proofs of claim with respect to the Subordinated Debt earlier than 30 days prior to the deadline for any such filing, the Manager Entity shall execute and deliver to the Administrative Agent such powers of attorney, assignments or other instruments as the Administrative Agent may reasonably request to file such claims or proofs of claim.

  2.03  Certain Payments Permitted.  Notwithstanding the foregoing, the Manager
        --------------------------
Entity shall be entitled to receive and retain any payment of Management Fees either (i) permitted under Section 8.11 of the Credit Agreement or (ii) made after all Senior Debt shall have been paid in full and the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated.

  2.04  Subrogation.  Subject to the payment in full in cash of all Senior Debt,
        -----------
the Manager Entity shall be subrogated (equally and ratably with the holders of all indebtedness of the Obligor Entities that by its express terms is subordinated to Senior Debt of the Obligor Entities to the same extent as the Subordinated Debt is subordinated and that is entitled to like rights of subrogation) to the rights of the Lenders to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the Subordinated Debt shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the Lenders of any cash, property or securities to which the Manager Entity would be entitled except for the provisions of this Section 2, and no payments over pursuant to the provisions of this Section 2 to the Lenders by the Manager Entity, shall, as between the Obligor Entities, their creditors other than the Lenders, and the Manager Entity, be deemed to be a payment or distribution by the Obligor Entities to or on account of the Senior Debt.

  2.05  Provisions Solely to Define Relative Rights.  The provisions of this
        -------------------------------------------
Section 2 are and are intended solely for the purpose of defining the relative rights of the Manager Entity on the one hand and the Lenders on the other hand. Nothing contained in this Section 2 or elsewhere in this Agreement is intended to or shall:

       (a) impair, as among the Obligor Entities, their creditors other than the Lenders and the Manager Entity, the obligation of the Obligor Entities to pay to the Manager Entity the Subordinated Debt as and when the same shall become due and payable in accordance with its terms; or

       (b) affect the relative rights against the Obligor Entities of the Manager Entity and creditors of the Obligor Entities other than the Lenders.

  2.06  No Waiver of Subordination Provisions.  No right of the Administrative
        -------------------------------------
Agent or any Lender to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Obligor Entities or by any act or failure to act, in good faith, by the Administrative Agent or any Lender, or by any non-compliance by any Obligor Entity with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof the Administrative Agent or any Lender may have or be otherwise charged with.

  Without in any way limiting the generality of the foregoing paragraph, the Lenders may, at any time and from time to time, without the consent of or notice to the Manager Entity, without incurring responsibility to the Manager Entity and without impairing or releasing the subordination provided in this Section 2 or the obligations hereunder of the Manager Entity to the holders of Senior Debt, do any one or more of the following: (a) change the time, manner or place of payment of Senior Debt, or otherwise modify or supplement in any respect any of the provisions of the Credit Agreement or any other instrument evidencing or relating to any of the Senior Debt; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and
(d) exercise or refrain from exercising any rights against the Obligor Entities and any other Person.


  Section 3.  Representations and Warranties.  The Manager Entity represents and
              ------------------------------
warrants to the Administrative Agent and each Lender that:

  3.01  Existence.  The Manager Entity is a corporation duly organized and
        ---------
validly existing under the laws of the State of Delaware.

  3.02  No Breach.  None of the execution and delivery of this Agreement, the
        ---------
consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws or other organizational instrument of the Manager Entity, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Manager Entity is a party or by which the Manager Entity is bound or to which the Manager Entity is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Manager Entity pursuant to the terms of any such agreement or instrument.

  3.03  Action.  The Manager Entity has all necessary corporate or other power,
        ------
authority and legal right to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Manager Entity of this Agreement have been duly authorized by all necessary corporate or other action on its part; and this Agreement has been duly and validly executed and delivered by the Manager Entity and constitutes the legal, valid and binding obligation of the Manager Entity, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  3.04  Approvals.  No authorizations, approvals or consents of, and no filings
        ---------
or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Manager Entity of this Agreement or for the validity or enforceability hereof.


  Section 4.  Miscellaneous.
              -------------

  4.01  No Waiver.  No failure on the part of the Administrative Agent or any
        ---------
Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

  4.02  Notices.  All notices, requests, consents and demands hereunder shall be
        -------
in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

  4.03  Amendments, Etc.  The terms of this Agreement may be waived, altered or
        ---------------
amended only by an instrument in writing duly executed by the Manager Entity and (as to the Administrative Agent and the Lenders) by the Administrative Agent with the consent of the Lenders as specified in Section 10.09 of the Credit Agreement. Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender (and each other holder of Senior Debt) and the Manager Entity.

  4.04  Successors and Assigns.  This Agreement shall be binding upon and inure
        ----------------------
to the benefit of the respective successors and assigns of the Manager Entity and the Administrative Agent and each Lender (and each other holder of Senior
Debt).

  4.05  Captions.  The captions and section headings appearing herein are
        --------
included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

  4.06  Counterparts.  This Agreement may be executed in any number of
        ------------
counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

  4.07  Governing Law; Submission to Jurisdiction.   This Agreement shall be
        -----------------------------------------
governed by, and construed in accordance with, the law of the State of New York. The Manager Entity hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Manager Entity hereby irrevocably waives, to the fullest extent permitted by applicable

                                    - 10 -
law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

  4.08  Waiver of Jury Trial.  EACH OF THE MANAGER ENTITY AND THE ADMINISTRATIVE
        --------------------
AGENT (FOR ITSELF AND ON BEHALF OF THE LENDERS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

  IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Management Fee Subordination Agreement to be duly executed and delivered as of the day and year first above written.


                            MEDIACOM MANAGEMENT CORPORATION


                            By _______________________________
                            Title:

                            Address for Notices:

                            Mediacom Management Corporation
                            90 Crystal Road
                            Suite 406A
                            Middletown, New York 10940

                            Attention:  Rocco B. Commisso

                            Telecopier No.:  (914) 695-2699

                            Telephone No.:  (914) 692-2600

                              MEDIACOM CALIFORNIA LLC

                              By  MEDIACOM LLC, a Member


                              By____________________________
                              Title:

                              Address for Notices:

                              Mediacom California LLC
                              c/o Mediacom LLC
                              90 Crystal Road
                              Suite 406A
                              Middletown, New York 10940

                              Attention:  Rocco B. Commisso

                              Telecopier No.:  (914) 695-2699

                              Telephone No.:  (914) 696-2600

                              MEDIACOM DELAWARE LLC

                              By  MEDIACOM LLC, a Member


                              By____________________________
                              Title:

                              Address for Notices:

                              Mediacom Delaware LLC
                              c/o Mediacom LLC
                              90 Crystal Road
                              Suite 406A
                              Middletown, New York 10940

                              Attention:  Rocco B. Commisso

                              Telecopier No.:  (914) 695-2699

                              Telephone No.:  (914) 695-2600

                              MEDIACOM ARIZONA LLC

                              By  MEDIACOM LLC, a Member


                              By____________________________
                              Title:

                              Address for Notices:

                              Mediacom Arizona LLC
                              c/o Mediacom LLC
                              90 Crystal Road
                              Suite 406A
                              Middletown, New York 10940

                              Attention:  Rocco B. Commisso

                              Telecopier No.:  (914) 695-2699

                              Telephone No.:  (914) 695-2600

                              THE CHASE MANHATTAN BANK,
                              as Administrative Agent


                              By _____________________________
                              Title:

                              Address for Notices:

                              The Chase Manhattan Bank
                              270 Park Avenue
                              New York, New York 10017

                              Attention:  Ann B. Kerns
                              Vice President
                              Telecopier No.: (212) 270-9320

                              Telephone No.:  (212) 270-4584

                                                            EXHIBIT G


                  [Form of Opinion of Counsel to the Obligors]

                                             _______, 1997


To the Lenders party to the
Credit Agreement referred to
below and The Chase Manhattan
Bank, as Administrative Agent


Ladies and Gentlemen:

  We have acted as counsel to Mediacom California LLC ("Mediacom California"),
                                                        -------------------
Mediacom Delaware LLC ("Mediacom Delaware"), Mediacom Arizona LLC ("Mediacom
                        -----------------                           --------
Arizona" and, together with Mediacom California and Mediacom Delaware, the
-------
"Borrowers") Mediacom LLC ("Mediacom") and Mediacom Management Corporation (the
----------                  --------
"Manager Entity") in connection with (i) the Second Amended and Restated Credit
 --------------
Agreement (the "Credit Agreement") dated as of June 24, 1997, between the
                ----------------
Borrowers, the lenders party thereto, The Chase Manhattan Bank, as Administrative Agent, and First Union National Bank, as Documentation Agent, providing for loans to be made by said lenders to the Borrowers in an aggregate principal amount not exceeding $100,000,000 and (ii) the various other agreements, instruments and other documents referred to in the next following paragraph. Except as otherwise expressly provided herein, terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 6.01(c) of the Credit Agreement.

  In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

          (a)      the Credit Agreement;

          (b)      the Notes;

          (c)      the Security Agreement;

          (d)      the Guarantee and Pledge Agreement;

          (e) the Management Fee Subordination Agreement executed and delivered by the Manager Entity;

          (f)  financing statements being executed and delivered pursuant to
               Section 6.01 of the Credit Agreement concurrently with the delivery of this opinion (collectively, the "Financing
                                                            ---------
               Statements"); and

          (g) such records of the Borrowers and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clauses (f) and (g) above) are collectively referred to as the "Credit Documents"; the Borrowers, Mediacom and the Manager
                    ----------------
Entity are herein collectively referred to as the "Relevant Parties".
                                                   ----------------

  We have also examined originals, or copies certified to our satisfaction, of such corporate records, certificates of public officials of pertinent states, certificates of corporate officers of the Relevant Parties and such other instruments or documents as we have deemed necessary as a basis for the opinions hereinafter set forth. As to questions of fact, we have, to the extent that such facts were not independently established by us, relied upon such certificates and we have assumed that any such certificates or other evidence which was given or dated earlier than the date of this letter has remained accurate, as far as relevant to the opinions contained herein, from such earlier date through and including the date of this letter. In rendering the opinions hereinafter set forth as to factual matters, we have also relied upon, and assumed the accuracy of, the representations and warranties made in the Credit Documents by the Relevant Parties. Whenever any statement herein is qualified by our knowledge, it is intended to indicate that, during the course of our representation of the Relevant Parties no information that would give us actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys presently in this firm and who are actively engaged in the representation of the Relevant Parties.

  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.

  In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this

                                      -3-
opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Relevant Parties):

        (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

        (ii)   all signatories to such documents have been duly authorized; and

        (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate, limited liability company, partnership or other) to execute, deliver and perform such documents.

  We have further assumed for purposes of paragraph 10 below, that the Financing Statements will be filed in the appropriate office(s) no later than 10 days after the initial Loans under the Credit Agreement.

  Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

       1. Each Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Mediacom is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York. The Manager Entity is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

       2. Each Relevant Party has all requisite power to execute and deliver, and to perform its obligations under, the Credit Documents to which it is a party. Each Borrower has all requisite power to borrow under the Credit Agreement.

       3. The execution, delivery and performance by each Relevant Party of each Credit Document to which it is a party, and the borrowings by each Borrower under the Credit Agreement, have been duly authorized by all necessary corporate or other action (as the case may be) on the part of such Relevant Party.

       4. Each Credit Document has been duly executed and delivered by each Relevant Party party thereto.

       5. Each of the Credit Documents constitutes the legal, valid and binding obligation of each Relevant Party party thereto, enforceable against such Relevant Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

       6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of New York is required on the part of any Relevant Party for the execution, delivery or performance by any Relevant Party of any of the Credit Documents or for the borrowings by each of the Borrowers under the Credit Agreement, except for (i) filings and recordings in respect of the Liens created pursuant to the Security Documents, (ii) the authorizations, approvals, consents, filings and registrations contemplated by the Acquisition Agreements (each of which has been made or obtained on or before the date hereof to the extent required under the Acquisition Agreements to be obtained before the date hereof) and
     (iii) the exercise of remedies under the Security Documents (and the creation of a valid security interest in Franchises and the other Collateral as described in Sections 6.01(f) and 8.18 of the Credit Agreement) may require the prior approval of the FCC or the issuing municipalities or States under one or more of the Franchises.

       7. The execution, delivery and performance by each Relevant Party, and the consummation by each Relevant Party of the transactions contemplated by, the Credit Documents to which such Relevant Party is a party do not and will not (a) violate any provision of the limited liability company agreement, articles of organization, certificate of formation or the charter or by-laws or other organizational instrument of any Relevant Party, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Relevant Parties of which we have knowledge (after due inquiry) or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which we have knowledge to which any Relevant Party is a party or by which any of them is bound or to which any of them is subject, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of any Relevant Party pursuant to, the terms of any such agreement or instrument.

       8. We have no knowledge of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting the Relevant Parties or any of their respective Properties that, if adversely determined, could have a Material Adverse Effect.

       9. The Security Agreement and the Guarantee and Pledge Agreement (collectively, the "Collateral Documents") are each effective to create, in
                         --------------------
     favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "Uniform
                                                                 -------
     Commercial Code"), but only to the extent the Uniform Commercial Code is
     ---------------
     applicable thereto, in all of the right, title and interest of each Obligor in, to and under the Collateral (as defined in each Collateral Document) owned by such Obligor as collateral security for the payment of the Secured Obligations (as defined in each Collateral Document) of such Obligor, except that (a) such security interest will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Sections 9-306 and 9-307 of the Uniform Commercial Code, (b) the security interest in Collateral in which an Obligor acquires rights after the commencement of a case under the Bankruptcy Code in respect of such Obligor may be limited by Section 552 of the Bankruptcy Code, and (c) the creation of a security interest in any Pledged Stock (as defined in the Security Agreement) or Pledged LLC Interest (as defined in the Guarantee and Pledge Agreement) constituting a "security" (as defined in Section 8-102(1)(c) of the Uniform Commercial Code) requires the transfer of said Pledged Stock to the Administrative Agent pursuant to Section 8-313(1) of the Uniform Commercial Code, which transfer in the case of a "certificated security" (as defined in Section 8-102(1)(a) of the Uniform Commercial Code) may be effected in the manner contemplated by paragraph 10(a) below and which transfer, in the case of an "uncertificated security" (as defined in Section 8-102(1)(b) of the Uniform Commercial Code) may be effected in the manner contemplated by paragraph 10(b)(ii) below.

       10. The security interests referred to in paragraph 9 above in the types of Collateral described below will be perfected as described below:

            (a) such security interest in that portion of the Collateral consisting of a certificated security (including the Pledged Stock under and as defined in the Security Agreement) will, upon the creation of such security interest, be perfected by the Administrative Agent taking and thereafter retaining possession thereof (or any certificates representing any such certificated security) in the State of New York, except (i) in the case of the issuance of additional shares or other distributions in respect of the Pledged Stock or Pledged LLC Interest consisting of certificated securities, the security interest of the Administrative Agent therein will be perfected only if possession thereof is obtained in accordance with the provisions of the Uniform Commercial Code and (ii) in the case of the proceeds, continuation of the perfection of the security interest of the Administrative Agent therein is limited to the extent set forth in Section 9-306 of the Uniform Commercial Code; and

            (b) such security interest in that portion of the Collateral consisting of an ownership interest in a limited liability company will, upon the creation of such security interest, be perfected (i) to the extent constituting a general intangible under the Uniform Commercial Code, by filing the Financing Statements in the appropriate filing offices and (ii) to the extent constituting an uncertificated security under the Uniform Commercial Code, by registration of such security interest in the books of the respective issuing limited liability company (which registration has, in the case of the pledge pursuant to the Security Agreement and the Guarantee and Pledge Agreement of Mediacom California's, Mediacom's and the Manager Entity's ownership interests in the Borrowers, been duly effected).

          The foregoing opinions are subject to the following comments and qualifications:

          (A)  The enforceability of Section 11.03 of the Credit Agreement
     (and any similar provisions in any of the other Credit Documents) may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

          (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (C) Clause (iii) of the second sentence of Section 2.02 of the Guarantee and Pledge Agreement (and any similar provisions in any of the other Credit Documents) may not be enforceable to the extent that the Guaranteed Obligations under and as defined therein are materially modified.

          (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New
     York) that limit the interest, fees or other charges such Lender may impose, (ii) Section 4.07(c) of the Credit Agreement, (iii) the second sentence of Section 11.10 of the Credit Agreement (and any similar provisions in any of the other Credit Documents), insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to any of the Credit Documents and (iv) the applicability to the obligations of the Subsidiary Guarantors (or the enforceability of such obligations) of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor Creditor Law, or any provision of law relating to fraudulent conveyances, transfers or obligations.

          (E) We wish to point out that the obligations of the Obligors, and the rights and remedies of the Administrative Agent and the Lenders, under the Collateral Documents may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Collateral Documents, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Administrative Agent and the Lenders inadequate for the practical realization of the substantive benefits purported to be provided to the Administrative Agent and the Lenders by the Collateral Documents.

          (F) With respect to our opinion in paragraphs 9 or 10 above, we express no opinion as to the creation, perfection or priority of any security interest in (or other lien on) any Collateral (as defined in each Collateral Document) (i) to the extent that, pursuant to Section 9-104 of the Uniform Commercial Code, Article 9 of the Uniform Commercial Code does not apply thereto, (ii) consisting of uncertificated securities (as defined in Section 8-102(b) of the Uniform Commercial Code), except for the ownership interests in any limited liability company referred to in paragraphs 9 and 10 above, (iii) consisting of fixtures, timber to be cut or minerals (including oil and gas) or (iv) covered by a certificate of title.

          (G) We wish to point out that the acquisition by an Obligor after the initial Loan under the Credit Agreement of an interest in Property that becomes subject to the Lien of any Collateral Document may constitute a voidable preference under Section 547 of the Bankruptcy Code.

          (H) We express no opinion as to the existence of, or the right, title or interest of the Obligors in, to or under, any of the Collateral (as defined in each Collateral Document).

          (I) Except as expressly provided in paragraphs 9 and 10 above, we express no opinion as to the creation, perfection or priority of any security interest in, or other Lien on, the Collateral (as defined in each Collateral Document).

  We express no opinion (a) as to the, and the effect of, compliance or non-compliance by the Lenders or the Administrative Agent with any law, rule or regulation applicable because of the legal or regulatory status or the specific nature of the business of such Lender or Administrative Agent and (b) regarding any law, rule or regulation to which any of the Relevant Parties may be subject, or any approval which any of the Relevant Parties may be required to obtain, because of the legal or regulatory status of the Lenders or the Administrative Agent or because of any facts specifically pertaining to the Lenders or the Administrative Agent.

  Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering our opinions, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof.

  The foregoing opinions are limited to matters involving the Federal laws of the United States, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction (nor do we express any opinion as to the applicability to, or the effect upon, the transactions contemplated by the Credit Documents of the Federal Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder or the policies of the FCC).

  At the request of our clients, this opinion letter is, pursuant to Section 6.01(c) of the Credit Agreement, provided to you by us in our capacity as counsel to the Relevant Parties and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                       Very truly yours,

                                                            EXHIBIT H


             [Form of Opinion of Special New York Counsel to Chase]

                                                  _______, 1997


To the Lenders party to the
Credit Agreement referred to
below and The Chase Manhattan
Bank, as Administrative Agent

Ladies and Gentlemen:

  We have acted as special New York counsel to The Chase Manhattan Bank

("Chase") in connection with (i) the Second Amended and Restated Credit
  -----
Agreement dated as of June 24, 1997 (the "Credit Agreement") between Mediacom
                                          ----------------
California LLC ("Mediacom California"), Mediacom Delaware LLC ("Mediacom
                 -------------------                            --------
Delaware"), Mediacom Arizona LLC ("Mediacom Arizona" and, together with Mediacom
--------                           ----------------
California and Mediacom Delaware, the "Borrowers"), the lenders party thereto,
                                       ---------
Chase, as Administrative Agent, and First Union National Bank, as Documentation Agent, providing for loans to be made by said lenders to the Borrowers in an aggregate principal amount not exceeding $100,000,000 and (ii) the various other agreements, instruments and other documents referred to in the next following paragraph. Terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 6.01(d) of the Credit Agreement.

  In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

          (a)  the Credit Agreement;

          (b) the Notes being executed and delivered to the Lenders on the date hereof (herein, the "Notes);
                                    -----

          (c)  the Security Agreement;

          (d)  the Guarantee and Pledge Agreement; and

          (e) the Management Fee Subordination Agreement executed and delivered by Mediacom Management Corporation (the "Manager Entity").
                                                        --------------

The agreements, instruments and other documents referred to in the foregoing lettered clauses are collectively referred to as the "Credit Documents"; the
                                                      ----------------
Borrowers, the Parent Guarantors and the Manager Entity are herein collectively referred to as the "Relevant Parties".
                    ----------------

  In our examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Documents.

In rendering the opinions expressed below, we have assumed, with respect to the Credit Documents, that:

        (i) the Credit Documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Relevant Parties) constitute legal, valid, binding and enforceable obligations of, all of the parties thereto;

        (ii) all signatories to the Credit Documents have been duly authorized; and

        (iii) all of the parties to the Credit Documents are duly organized and validly existing and have the power and authority (corporate, limited liability company, partnership or other) to execute, deliver and perform the Credit Documents.

            In addition, we have assumed that:

        (i) all Lenders party to the Existing Credit Agreement on the Effective Date are party to the Credit Agreement; and

        (ii) upon delivery of this legal opinion, all of the conditions precedent set forth in Section 6.01 of the Credit Agreement to the effectiveness of the Credit Agreement shall have been satisfied.

  Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

        1. Each of the Credit Documents constitutes the legal, valid and binding obligation of each Relevant Party party thereto, enforceable against such Relevant Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

        2. The Security Agreement and the Guarantee and Pledge Agreement (collectively, the "Collateral Documents") are each effective to create, in
                         --------------------
     favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "Uniform
                                                                 -------
     Commercial Code") in all of the right, title and interest of each Obligor
     ---------------
     in, to and under the Collateral (as defined in each Collateral Document) as collateral security for the payment of the Secured Obligations (as defined in each Collateral Document) of such Obligor, except that (a) such security interest will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Sections 9-306 and 9-307 of the Uniform Commercial Code, (b) the security interest in Collateral in which an Obligor acquires rights after the commencement of a case under the Bankruptcy Code in respect of such Obligor may be limited by Section 552 of the Bankruptcy Code, and (c) the creation of a security interest in any Pledged Stock (as defined in the Security Agreement) or Pledged LLC Interest (as defined in the Guarantee and Pledge Agreement) constituting a "security" (as defined in Section 8-102(1)(c) of the Uniform Commercial
     Code) requires the transfer of said Pledged Stock or Pledged LLC Interest, as the case may be, to the Administrative Agent pursuant to Section 8-313(1) of the Uniform Commercial Code, which transfer in the case of a "certificated security" (as defined in Section 8-102(1)(a) of the Uniform Commercial Code) may be effected in the manner contemplated by paragraph 3 below.

        3. The security interest referred to in paragraph 2 above in that portion of the Collateral consisting of a certificated security (including the Pledged Stock under and as defined in the Security Agreement) will, upon the creation of such security interest, be perfected by the Administrative Agent taking and thereafter retaining possession thereof (or any certificates representing any such certificated security) in the State of New York.

     The foregoing opinions are subject to the following comments and qualifications:

        (A)  The enforceability of Section 11.03 of the Credit Agreement
     (and any similar provisions in any of the other Credit Documents) may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

        (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

        (C) Clause (iii) of the second sentence of Section 2.02 of the Guarantee and Pledge Agreement may not be enforceable to the extent that the Guaranteed Obligations under and as defined therein are materially modified.

        (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New
     York) that limit the interest, fees or other charges such Lender may impose, (ii) Section 4.07(c) of the Credit Agreement and (iii) the second sentence of Section 11.10 of the Credit Agreement (and any similar provisions in any of the other Credit Documents), insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to any of the Credit Documents.

        (E) We wish to point out that the obligations of the Obligors, and the rights and remedies of the Administrative Agent and the Lenders, under the Collateral Documents may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Collateral Documents, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Administrative Agent and the Lenders inadequate for the practical realization of the substantive benefits purported to be provided to the Administrative Agent and the Lenders by the Collateral Documents.

        (F) With respect to our opinion in paragraphs 2 and 3 above, we express no opinion as to the creation, perfection or priority of any security interest in (or other lien on) any Collateral (as defined in each Collateral Document) (i) to the extent that, pursuant to Section 9-104 of the Uniform Commercial Code, Article 9 of the Uniform Commercial Code does not apply thereto or (ii) consisting of uncertificated securities (as defined in Section 8-102(b) of the Uniform Commercial Code).

        (G) We wish to point out that the acquisition by an Obligor after the initial Loan under the Credit Agreement of an interest in Property that becomes subject to the Lien of any Collateral Document may constitute a voidable preference under Section 547 of the Bankruptcy Code.

        (H) We express no opinion as to the existence of, or the right, title or interest of the Obligors in, to or under, any of the Collateral (as defined in each Collateral Document).

        (I) Except as expressly provided in paragraphs 2 and 3 above, we express no opinion as to the creation, perfection or priority of any security interest in, or other Lien on, the Collateral (as defined in each Collateral Document).

  The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction (nor do we express any opinion as to the applicability to, or the effect upon, the transactions contemplated by the Credit Documents of the Federal Communications Act of 1934, as amended, the rules and regulations promulgated thereunder or the policies of the FCC).

  At the request of our client, this opinion letter is, pursuant to Section 6.01(d) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Chase and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                            Very truly yours,

                                                            EXHIBIT I


                      [Form of Confidentiality Agreement]

                           CONFIDENTIALITY AGREEMENT


                                                    [Date]


[Insert Name and
 Address of Prospective
 Participant or Assignee]



          Re:  Second Amended and Restated Credit Agreement dated as of June
               24, 1997 (the "Credit Agreement"), between Mediacom California
                              ----------------
               LLC ("Mediacom California"), Mediacom Delaware LLC ("Mediacom
                     -------------------                            --------
               Delaware"),Mediacom Arizona LLC ("Mediacom Arizona" and, together
               --------                          ----------------
               with Mediacom California and Mediacom California, the

               "Borrowers"), the lenders party thereto, The Chase Manhattan
                ---------
               Bank, as Administrative Agent, and First Union National Bank, as Documentation Agent.

Dear Ladies and Gentlemen:

  As a Lender party to the Credit Agreement, we have agreed with the Borrowers pursuant to Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Borrowers as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

  As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Lender], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

  Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives and for the benefit of us and the Borrowers) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the
                          --------
disclosure of any such information (i) after such information shall have become public (other than through a violation of Section 11.12 of the Credit Agreement), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to your counsel or to counsel for any of the Lenders or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Lender (or to Chase Securities Inc.), (vi) in connection with any litigation to which you or any one or more of the Lenders or the Administrative Agent are a party, or in connection with the enforcement of rights or remedies under the Credit Agreement or under any other Loan Document, (vii) to a subsidiary or affiliate of yours as provided in Section 11.12(a) of the Credit Agreement or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; provided,
                                                                     --------
further, that in no event shall you be obligated to return any materials
-------
furnished to you pursuant to this Confidentiality Agreement.

  If you are a prospective assignee, your obligations under this Confidentiality Agreement shall be superseded by Section 11.12 of the Credit Agreement on the date upon which you become a Lender under the Credit Agreement pursuant to
Section 11.06(b) thereof.

  Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                                      Very truly yours,


                                      [INSERT NAME OF LENDER]



                                      By_________________________


The foregoing is agreed to
as of the date of this letter.



[INSERT NAME OF PROSPECTIVE
PARTICIPANT OR ASSIGNEE]


By_________________________]

                                                            EXHIBIT J


                      [Form of Assignment and Acceptance]

                           ASSIGNMENT AND ACCEPTANCE


  Reference is made to the Second Amended and Restated Credit Agreement, dated as of June 24, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), between Mediacom California LLC, a Delaware
           ----------------
limited liability company, Mediacom Delaware LLC, a Delaware limited liability company, Mediacom Arizona LLC, a Delaware limited liability company, the lenders named therein, and The Chase Manhattan Bank, as administrative agent for such
lenders.   Terms defined in the Credit Agreement are used herein as defined therein.

____________________ (the "Assignor") and ____________________ (the "Assignee")
                           --------                                  --------
agree as follows:

  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date as set forth in Schedule 1 hereto (the "Effective Date"), an interest (the
                                             --------------
"Assigned Interest") in and to the Assignor's rights and obligations under the
 -----------------
Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 (individually, an "Assigned Facility";
                                                            -----------------
collectively, the "Assigned Facilities"), in a principal amount and percentage
                   -------------------
for each Assigned Facility as set forth on Schedule 1.

  2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, any of their Subsidiaries or any other obligation or the performance or observance by the Borrowers, any of their Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (iii) attaches the Note(s) held by it evidencing the Assigned Facilities and requests that the Administrative Agent exchange such Note(s) for a new Note or Notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility) and a new Note or Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

  3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.02 thereof, the financial statements delivered pursuant to Section 8.01 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States of America, its obligation pursuant to Section 5.06 of the Credit Agreement to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or such other documents as are necessary to

                                      -3-
indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

  4. Upon delivery of this Assignment and Acceptance to the Administrative Agent (and consent hereto by the Borrowers and the Administrative Agent to the extent required pursuant to Section 11.06(b)), from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee which accrue subsequent to the Effective Date.

  5. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement except as provided in Section 11.07 of the Credit Agreement.

  6. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                 Schedule 1 to
                           Assignment and Acceptance
                       relating to the Second Amended and
                           Restated Credit Agreement,
                           dated as of June 24, 1997,
            between Mediacom California LLC ("Mediacom California"),
                                              -------------------
                    Mediacom Delaware ("Mediacom Delaware"),
                                        -----------------
            Mediacom Arizona ("Mediacom Arizona" and, together with
                               ----------------
          Mediacom California and Mediacom Delaware, the "Borrowers"),
                                                          ---------
                         the lenders named therein and
               The Chase Manhattan Bank, as administrative agent
                       for the Lenders (in such capacity,
                          the "Administrative Agent")
                               --------------------



Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

      Credit                 Principal              Percentage
   Facility Assigned      Amount Assigned            Assigned
   -----------------      ---------------            --------



[ASSIGNEE]                                   [ASSIGNOR]


By:___________________________    By:__________________________
   Title:                            Title:


                                    Consented to and Accepted:

                                    THE CHASE MANHATTAN BANK, as
                                     Administrative Agent


                                    By:__________________________
                                       Title:

                                    Consented to:
                                    MEDIACOM CALIFORNIA LLC

                                    By  MEDIACOM LLC, a Member

                                    By____________________________
                                    Title:

                                    MEDIACOM DELAWARE LLC

                                    By  MEDIACOM LLC, a Member

                                    By____________________________
                                    Title:

                                    MEDIACOM ARIZONA LLC
                                    By  MEDIACOM LLC, a Member


                                    By____________________________
                                    Title: